                  LOAN AND SECURITY AGREEMENT


                             among

           TRANSAMERICA BUSINESS CREDIT CORPORATION,

                           as Lender,

                              and

                        BRT REALTY TRUST

                              and

                       BRT FUNDING CORP.,

                          as Borrowers


                    Dated as of May __, 1999
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TABLE OF CONTENTS

ARTICLE I.           DEFINITIONS.

     Section 1.1.    Account Debtor. . . . . . . . . . . . . . . .   1
     Section 1.2.    Adjusted Earnings . . . . . . . . . . . . . .   2
     Section 1.3.    Affiliate . . . . . . . . . . . . . . . . . .   2
     Section 1.4.    Agreement . . . . . . . . . . . . . . . . . .   2
     Section 1.5.    Approved Asset Sale . . . . . . . . . . . . .   2
     Section 1.6.    Approved Participation. . . . . . . . . . . .   3
     Section 1.7.    Base Rate . . . . . . . . . . . . . . . . . .   3
     Section 1.8.    Base Rate Advance . . . . . . . . . . . . . .   3
     Section 1.9.    Benefit Plan. . . . . . . . . . . . . . . . .   3
     Section 1.10.   Business Day. . . . . . . . . . . . . . . . .   4
     Section 1.11.   Capital Expenditures. . . . . . . . . . . . .   4
     Section 1.12.   Capitalized Lease Obligations . . . . . . . .   4
     Section 1.13.   CERCLA. . . . . . . . . . . . . . . . . . . .   4
     Section 1.14.   Closing Date. . . . . . . . . . . . . . . . .   4
     Section 1.15.   Closing Fee . . . . . . . . . . . . . . . . .   4
     Section 1.16.   Collateral. . . . . . . . . . . . . . . . . .   4
     Section 1.17.   Collection Account. . . . . . . . . . . . . .   4
     Section 1.18.   Collection Account Agreement. . . . . . . . .   4
     Section 1.19.   Collection Account Bank . . . . . . . . . . .   5
     Section 1.20.   Collections . . . . . . . . . . . . . . . . .   5
     Section 1.21.   Compliance Certificate. . . . . . . . . . . .   5
     Section 1.22.   Confidential Information. . . . . . . . . . .   5
     Section 1.23.   Continuation. . . . . . . . . . . . . . . . .   5
     Section 1.24.   Convert, Converted or Conversion. . . . . . .   5
     Section 1.25.   Custodial Agreement . . . . . . . . . . . . .   5
     Section 1.26.   Custodian . . . . . . . . . . . . . . . . . .   5
     Section 1.27.   Debt. . . . . . . . . . . . . . . . . . . . .   5
     Section 1.28.   Default Rate. . . . . . . . . . . . . . . . .   6
     Section 1.29.   Delinquency Ratio . . . . . . . . . . . . . .   6
     Section 1.30.   Designated Industry . . . . . . . . . . . . .   6
     Section 1.31.   Eligible Account Debtor Collateral. . . . . .   6
     Section 1.32.   Eligible Receivable . . . . . . . . . . . . .   6
     Section 1.33.   Eligible REO. . . . . . . . . . . . . . . . .   9
     Section 1.34.   Environmental Laws. . . . . . . . . . . . . .   9
     Section 1.35.   ERISA . . . . . . . . . . . . . . . . . . . .  10
     Section 1.36.   ERISA Affiliate . . . . . . . . . . . . . . .  10
     Section 1.37.   Event of Default. . . . . . . . . . . . . . .  10
     Section 1.38.   Excluded Collections. . . . . . . . . . . . .  10
     Section 1.39.   Financial Services Company. . . . . . . . . .  10
     Section 1.40.   Fiscal Year . . . . . . . . . . . . . . . . .  10
     Section 1.41.   GAAP. . . . . . . . . . . . . . . . . . . . .  10
     Section 1.42.   Guarantor . . . . . . . . . . . . . . . . . .  10
     Section 1.43.   Hazardous Substance . . . . . . . . . . . . .  10
     Section 1.44.   Indebtedness. . . . . . . . . . . . . . . . .  11
     Section 1.45.   Indemnified Parties . . . . . . . . . . . . .  11
     Section 1.46.   Insolvency Event. . . . . . . . . . . . . . .  12
     Section 1.47.   Interest Coverage Ratio . . . . . . . . . . .  12
     Section 1.48.   Interest Expense. . . . . . . . . . . . . . .  12
     Section 1.49.   Interest Period . . . . . . . . . . . . . . .  12
     Section 1.50.   Interest Rate . . . . . . . . . . . . . . . .  13
     Section 1.51.   Lender Account. . . . . . . . . . . . . . . .  13
     Section 1.52.   LIBOR Rate. . . . . . . . . . . . . . . . . .  13
     Section 1.53.   LIBOR Rate Advance. . . . . . . . . . . . . .  13
     Section 1.54.   Lien. . . . . . . . . . . . . . . . . . . . .  13
     Section 1.55.   Loan. . . . . . . . . . . . . . . . . . . . .  13

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     Section 1.56.   Loan Availability . . . . . . . . . . . . . .  13
     Section 1.57.   Loan Documents. . . . . . . . . . . . . . . .  13
     Section 1.58.   Material Adverse Effect . . . . . . . . . . .  14
     Section 1.59.   Maximum Principal Debt. . . . . . . . . . . .  14
     Section 1.60.   Maximum Rate. . . . . . . . . . . . . . . . .  14
     Section 1.61.   Mortgages . . . . . . . . . . . . . . . . . .  14
     Section 1.62.   Multiemployer Plan. . . . . . . . . . . . . .  14
     Section 1.63.   Net Book Balance. . . . . . . . . . . . . . .  14
     Section 1.64.   Permitted Encumbrances. . . . . . . . . . . .  15
     Section 1.65.   Person. . . . . . . . . . . . . . . . . . . .  15
     Section 1.66.   Plan. . . . . . . . . . . . . . . . . . . . .  15
     Section 1.67.   Potential Event of Default. . . . . . . . . .  15
     Section 1.68.   Protective Advance. . . . . . . . . . . . . .  15
     Section 1.69.   RCRA. . . . . . . . . . . . . . . . . . . . .  16
     Section 1.70.   Receivables . . . . . . . . . . . . . . . . .  16
     Section 1.71.   Reportable Event. . . . . . . . . . . . . . .  16
     Section 1.72.   Responsible Officer . . . . . . . . . . . . .  16
     Section 1.73.   Revolving Credit Advances . . . . . . . . . .  16
     Section 1.74.   Revolving Credit Collections. . . . . . . . .  16
     Section 1.75.   Revolving Credit Note . . . . . . . . . . . .  16
     Section 1.76.   SEC . . . . . . . . . . . . . . . . . . . . .  17
     Section 1.77.   Special Power of Attorney . . . . . . . . . .  17
     Section 1.78.   Stock Pledge Agreement. . . . . . . . . . . .  17
     Section 1.79.   Subsidiary. . . . . . . . . . . . . . . . . .  17
     Section 1.80.   Tangible Net Worth. . . . . . . . . . . . . .  17
     Section 1.81.   Termination Date. . . . . . . . . . . . . . .  17
     Section 1.82.   Termination Event . . . . . . . . . . . . . .  17
     Section 1.83.   Type. . . . . . . . . . . . . . . . . . . . .  18
     Section 1.84.   UCC . . . . . . . . . . . . . . . . . . . . .  18
     Section 1.85.   Validity of Collateral Guaranty . . . . . . .  18
     Section 1.86.   Year 2000 Compliant . . . . . . . . . . . . .  18

ARTICLE II.          AMOUNT AND TERMS OF CREDIT FACILITY.

     Section 2.1.    Revolving Credit Advances . . . . . . . . . .  18
     Section 2.2.    Revolving Credit Note . . . . . . . . . . . .  19
     Section 2.3.    Interest Rate . . . . . . . . . . . . . . . .  19
     Section 2.4.    Computations. . . . . . . . . . . . . . . . .  20
     Section 2.5.    Default Interest. . . . . . . . . . . . . . .  20
     Section 2.6.    Use of Proceeds . . . . . . . . . . . . . . .  20
     Section 2.7.    Conditions to Effectiveness and Advances;
                     Procedures  . . . . . . . . . . . . . . . . .  20
     Section 2.8.    Protective Advances . . . . . . . . . . . . .  23
     Section 2.9.    Payments. . . . . . . . . . . . . . . . . . .  23
     Section 2.10.   Mandatory Prepayments . . . . . . . . . . . .  24
     Section 2.11.   Payment Due on a Non-Business Day . . . . . .  24
     Section 2.12.   Collection of Receivables and Payments. . . .  24
     Section 2.13.   Composition and Application of Payments and
                     Collections . . . . . . . . . . . . . . . . .  25
     Section 2.14.   Monthly Statements Conclusive . . . . . . . .  26
     Section 2.15.   Maximum Interest; Controlling Agreement . . .  26
     Section 2.16.   Fees. . . . . . . . . . . . . . . . . . . . .  27
     Section 2.17.   Optional Prepayment; Early Termination Fee. .  28
     Section 2.18.   Termination; No Obligation to Make Revolving

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
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
                     Credit Advance  . . . . . . . . . . . . . . .  28

ARTICLE III.         SECURITY AGREEMENT.

     Section 3.1.    Security Interest . . . . . . . . . . . . . .  29
     Section 3.2.    Lien On Realty. . . . . . . . . . . . . . . .  31
     Section 3.3.    Delivery of Receivables . . . . . . . . . . .  31
     Section 3.4.    No Further Financing Statements . . . . . . .  31
     Section 3.5.    Special Power of Attorney . . . . . . . . . .  31
     Section 3.6.    Lender's Payment of Claims. . . . . . . . . .  31
     Section 3.7.    Release . . . . . . . . . . . . . . . . . . .  32
     Section 3.8.    Verifications . . . . . . . . . . . . . . . .  32
     Section 3.9.    Reasonable Care . . . . . . . . . . . . . . .  33

ARTICLE IV.          REPORTING REQUIREMENTS.

     Section 4.1.    Accounting Practices. . . . . . . . . . . . .  33
     Section 4.2.    Account Debtors' Addresses, Etc.. . . . . . .  33
     Section 4.3.    Reports . . . . . . . . . . . . . . . . . . .  33
     Section 4.4.    Notices . . . . . . . . . . . . . . . . . . .  35
     Section 4.5.    Records and Inspections . . . . . . . . . . .  35

ARTICLE V.           REPRESENTATIONS AND WARRANTIES.

     Section 5.1.    Representations and Warranties. . . . . . . .  35

ARTICLE VI.          COVENANTS AND OTHER AGREEMENTS.

     Section 6.1.    Affirmative Covenants . . . . . . . . . . . .  39
     Section 6.2.    Negative Covenants. . . . . . . . . . . . . .  42

ARTICLE VII.         EVENTS OF DEFAULT AND REMEDIES.

     Section 7.1.    Events of Default . . . . . . . . . . . . . .  46
     Section 7.2.    Lender's Remedies . . . . . . . . . . . . . .  49
     Section 7.3.    No Waiver or Marshalling. . . . . . . . . . .  50
     Section 7.4.    General Indemnification . . . . . . . . . . .  51
     Section 7.5.    Environmental Indemnity . . . . . . . . . . .  51
     Section 7.6.    Application of Proceeds . . . . . . . . . . .  52

ARTICLE VIII.        MISCELLANEOUS.

     Section 8.1.    Expenses. . . . . . . . . . . . . . . . . . .  52
     Section 8.2.    Notices, Etc. . . . . . . . . . . . . . . . .  53
     Section 8.3.    Participations and Assignments. . . . . . . .  54
     Section 8.4.    Confidentiality . . . . . . . . . . . . . . .  55
     Section 8.5.    Further Assurances. . . . . . . . . . . . . .  55
     Section 8.6.    Survival of Agreements. . . . . . . . . . . .  55
     Section 8.7.    No Obligation Beyond Maturity . . . . . . . .  55
     Section 8.8.    Parties Bound . . . . . . . . . . . . . . . .  56
     Section 8.9.    Number and Gender . . . . . . . . . . . . . .  56
     Section 8.10.   Execution in Counterparts; Telecopied
                     Signatures  . . . . . . . . . . . . . . . . .  56
     Section 8.11.   Severability of Provisions. . . . . . . . . .  56

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     Section 8.12.   Time of the Essence . . . . . . . . . . . . .  56
     Section 8.13.   Exhibits and Schedules. . . . . . . . . . . .  56
     Section 8.14.   Governing Law/Venue . . . . . . . . . . . . .  56
     Section 8.15.   Service of Process. . . . . . . . . . . . . .  57
     Section 8.16.   Legal Counsel . . . . . . . . . . . . . . . .  57
     Section 8.17.   Waiver of Jury Trial, Etc.. . . . . . . . . .  57
     Section 8.18.   Entirety; Written Loan Agreement. . . . . . .  58
     Section 8.19.   Realty as Funding's Agent . . . . . . . . . .  58
     Section 8.20.   Nature of Borrowers' Liabilities. . . . . . .  58

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
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SCHEDULES

Schedule 1.30      --   Designated Industries
Schedule 1.32(d)   --   BRT Funding Eligible Receivables
Schedule 1.32(j)   --   Eligible Receivables Maturity
Schedule 2.1(d)    --   Initial Eligible Receivables Valuations
Schedule 5.1(n)    --   Intellectual Property
Schedule 5.1(p)    --   Subsidiaries


EXHIBITS

Exhibit A          --   Closing Requirements
Exhibit B          --   Revolving Credit Note
Exhibit C          --   Collection Account Agreement
Exhibit D          --   Custodial Agreement
Exhibit E          --   Special Power of Attorney
Exhibit F          --   Notice of Borrowing
Exhibit G          --   Notice of Continuation
Exhibit H          --   Notice of Conversion
Exhibit I          --   Compliance Certificate
Exhibit J          --   Borrowing Base Certificate
Exhibit K          --   Validity of Collateral Guaranty
Exhibit L          --   Stock Pledge Agreement

         This Loan and Security Agreement is entered into as of May 18, 1999 among TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation, whose principal place of business is located at 9399 West Higgins Road, Suite 600, Rosemont, Illinois 60018 ("Lender"), BRT REALTY TRUST, a Massachusetts business trust ("Realty"), and BRT FUNDING CORP., a New York corporation ("Funding," and together with Realty, "Borrowers"), each of whose principal place of business and chief executive office is located at 60 Cutter Mill Road, Great Neck, New York 11021.


                                    RECITALS:

             A. Realty is a Massachusetts business trust and Funding is a New York corporation, each formed, among other things, to hold, acquire and sell Receivables (as hereinafter defined).

             B. Borrowers have requested financing from Lender to refinance existing debt, to fund the origination or acquisition of Receivables, to fund the acquisition of, or organize and capitalize, a financial services company, and to provide working capital to Borrowers; and Lender is willing to provide such financing, but only on the terms and subject to the conditions set forth herein.

             C. Borrowers and Lender desire to enter into this Agreement.

             NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender hereby covenant and agree as follows:

                            ARTICLE I. DEFINITIONS.

             As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of such terms), unless the context clearly requires otherwise:

             Section 1.1. Account Debtor The term "Account Debtor" shall mean any Person having a contractual arrangement with either Borrower as the primary obligor (whether by assignment or otherwise) or obligors and any co-signer on or in respect of any Receivable.

             Section 1.2. Adjusted Earnings The term "Adjusted Earnings" shall mean, for any period, with respect to Realty and its Subsidiaries on a consolidated basis (i) net income (as that term is determined in accordance with GAAP) for such period, plus (ii) the amount of depreciation and amortization of fixed and intangible assets deducted in determining such net income for such period, plus (iii) all Interest Expense paid or payable during such period, plus (iv) all tax liabilities paid or accrued during such period.

             Section 1.3. Affiliate The term "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under common control with, another Person.

             Section 1.4. Agreement The term "Agreement" shall mean this Loan and Security Agreement, as amended, supplemented or otherwise modified from time to time.

             Section 1.5. Approved Asset Sale The term "Approved Asset Sale" shall mean the sale, transfer or other disposition by either Borrower of (i) any Eligible Receivable (or pool of Eligible Receivables sold in a single transaction) or any participation interest therein, (ii) the asset (or pool of assets) securing the payment of such Receivable or (iii) any asset constituting part of the Eligible REO, provided that (A) such sale, transfer or other disposition is made for cash to (I) a Person not affiliated with such Borrower or (II) an Affiliate of such Borrower and on terms and conditions not more favorable to such Affiliate than those prevailing in the marketplace between (or among) businessmen dealing with each other at arm's length with regard to like or similar transactions, provided further that any servicing rights may be retained by such Borrower on terms less favorable to such Borrower than might then be prevailing in an arm's length transaction, (B) the entire sales price consisting of cash is paid to such Borrower at the closing of such sale, transfer or other disposition, (C) all proceeds of such sale are applied to interest, fees, and expense obligations and principal due to Lender in accordance with Article II hereof and (D) the sales price is either (I) not less than 80% of the Net Book Balance of such Receivable (or such pool of Receivables) or participation interest therein, as the case may be, or in the case of a sale of Eligible REO, the Net Book Balance of the Receivable previously secured by such Eligible REO as of the date of the applicable Borrower's acquisition of title to such Eligible REO, or (II) less than 80% of the Net Book Balance of such Receivable (or pool of Receivables) or participation interest therein, as the case may be, and such Borrower either pays to Lender cash, grants to Lender a Lien on additional Eligible Receivables or does any combination of the foregoing such that, in all instances, the aggregate amount of such cash paid, and the Net Book Balance of such additional Eligible Receivables assigned, to Lender is an amount not less than 80% of the Net Book Balance of or related to the Receivable (or pool of Receivables), participation interest or Eligible REO subject to such sale, transfer or other disposition and, in the case of the granting to Lender of a Lien on additional Eligible Receivables, (x) such additional Eligible Receivables are satisfactory to Lender in its sole and absolute discretion and (y) such Borrower takes all actions and executes all documents and instruments as Lender may determine to be necessary or reasonably desirable to cause the granting of such

Lien to be duly authorized and to create, perfect, enforce and protect such Lien (and the priority status thereof) on such additional collateral, including, without limitation, the delivery of a legal opinion of counsel to such Borrower in form and substance reasonably satisfactory to Lender.

             Section 1.6. Approved Participation The term "Approved Participation" shall mean an Eligible Receivable in which a Borrower has sold to another Person a participation interest on terms approved by Lender in writing (such approval not to be unreasonably withheld), provided that at no time shall the aggregate amount of Approved Participations constituting Eligible Receivables exceed 15% of the amount of Eligible Receivables at such time.

             Section 1.7. Base Rate The term "Base Rate" shall mean the higher of (i) the latest published "Prime Rate" as quoted in the "Money Rates" section of the national edition of The Wall Street Journal, and, if The Wall Street Journal quotes such rate as a range of rates, then the "Prime Rate" shall mean the highest of the range and (ii) the latest published interest rate applicable to ninety-day commercial paper as quoted in the "Money Rates" section of the national edition of The Wall Street Journal, provided that if The Wall Street Journal ceases publication or quotation of such "Prime Rate" and ninety-day commercial paper rate, then the term "Base Rate" shall mean the highest of the rates publicly announced from time to time by the First National Bank of Chicago, Bank of America National Trust and Savings Association, or Citibank, N.A., and any of their successors and assigns, as its prime rate, or if no such prime rate is published, then its respective corporate base, reference, or similar bench-mark rate.

             Section 1.8. Base Rate Advance The term "Base Rate Advance" shall mean a Revolving Credit Advance that bears interest as set forth in Section 2.3(i) hereof.

             Section 1.9. Benefit Plan The term "Benefit Plan" shall mean a "defined benefit plan" as defined in Section 3(35) of ERISA for which a Borrower or any ERISA Affiliate has been an "employer" as defined in Section 3(5) of ERISA within the past six years.

             Section 1.10. Business Day The term "Business Day" shall mean a day on which Lender is open for business with the public, other than a Saturday, Sunday or weekday on which banks in the State of Illinois are required or authorized by applicable law to be closed for business with the public.

             Section 1.11. Capital Expenditures The term "Capital Expenditures" shall mean expenditures for any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the direct or indirect acquisition of such assets and shall include all commitments, payments in respect of Capitalized Lease

Obligations and leasehold improvements.

             Section 1.12. Capitalized Lease Obligations The term "Capitalized Lease Obligations" shall mean any rental obligation which, under GAAP, is or will be required to be capitalized on the books of the lessee, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP other than in connection with ground leases under which a Borrower is the lessee.

             Section 1.13. CERCLA The term "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601, et seq.), as amended from time to time, which for purposes of this definition shall include, without limitation, the Superfund Amendments and Reauthorization Act.

             Section 1.14. Closing Date The term "Closing Date" shall mean May__, 1999, which shall be the effective date of this Agreement.

             Section 1.15. Closing Fee The term "Closing Fee" shall mean the fee payable jointly and severally by Borrowers pursuant to Section 2.16(a) hereof.

             Section 1.16. Collateral The term "Collateral" shall have the meaning set forth in Section 3.1 hereof.

             Section 1.17. Collection Account The term "Collection Account" shall have the meaning set forth in Section 2.12(a) hereof.

             Section 1.18. Collection Account Agreement The term "Collection Account Agreement" shall mean each agreement, substantially in the form of Exhibit C, as amended, supplemented or otherwise modified from time to time.

             Section 1.19. Collection Account Bank The term "Collection Account Bank" shall mean North Fork Bank, a New York banking corporation, or any successor, or any other bank acceptable to Lender to act as such.

             Section 1.20. Collections The term "Collections" shall mean (i) all payments made by or for the account of any Account Debtor and (ii) all other proceeds of the Collateral, including, without limitation, proceeds from Approved Asset Sales.

             Section 1.21. Compliance Certificate The term "Compliance Certificate" shall have the meaning set forth in Section 4.3(d) hereof.

             Section 1.22. Confidential Information The term "Confidential Information" shall mean information that either Borrower or any of its Affiliates or advisors furnishes to Lender that is designated by Borrower or such Affiliate or advisor as being confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to Lender from a source other than Borrower or such Affiliate or advisor which is not known at such time by Lender to be subject to a confidentiality restriction.

             Section 1.23. Continuation The term "Continuation" shall have the meaning set forth in Section 2.7(d) hereof.

             Section 1.24. Convert, Converted or Conversion The terms "Convert," "Converted" or "Conversion" shall mean conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of another Type pursuant to Section 2.7(e) hereof.

             Section 1.25. Custodial Agreement The term "Custodial Agreement" shall mean the Custodial Agreement, substantially in the form of Exhibit D, as amended, supplemented or otherwise modified from time to time.

             Section 1.26. Custodian The term "Custodian" shall mean North Fork Bank or any replacement custodian that replaces North Fork Bank pursuant to the terms and conditions of the Custodial Agreement.

             Section 1.27. Debt The term "Debt" as applied to a Person shall mean, without duplication, (a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Debt is to be determined, including, without limitation, Capitalized Lease Obligations, (b) all obligations of other Persons which such Person has guaranteed and (c) in the case of Borrowers (without duplication), the Indebtedness.

             Section 1.28. Default Rate The term "Default Rate" shall have the meaning set forth in Section 2.5 hereof.

             Section 1.29. Delinquency Ratio The term "Delinquency Ratio" shall mean, for any calendar quarter, the ratio of (i) the Net Book Balance of Eligible Receivables (A) which have fully matured or (B) under which two or more required payments have not been made on principal, interest or other amounts payable thereunder to (ii) the Net Book Balance of all Eligible Receivables.

             Section 1.30. Designated Industry The term "Designated Industry" shall mean an industry specified in Schedule 1.30.

             Section 1.31. Eligible Account Debtor Collateral The term "Eligible Account Debtor Collateral" shall mean (i) commercial real property, a multi-family residence, a condominium unit or shares of stock and a proprietary lease relating to a cooperative apartment unit, (ii) a mortgage on, security interest in or assignment of an asset of the type specified in clause (i) hereof or (iii) all the shares of stock or other ownership interests of a Person that owns an asset of the type described in clause (i) hereof, in each case that secures an Eligible Receivable.

             Section 1.32. Eligible Receivable The term "Eligible Receivable" shall mean a Receivable secured, in whole or in part, by a first priority (or a second priority, if approved in writing by Lender in its sole discretion) mortgage on or security interest in Eligible Account Debtor Collateral or an assignment of a first priority (or a second priority, if approved in writing by Lender in its sole discretion) mortgage on or security interest in Eligible Account Debtor Collateral, and which meets, at a minimum, all of the following requirements: (i) either Borrower has good title to such Receivable, free and clear of any Liens and interests other than Approved Participations, (ii) Lender has been granted a first priority perfected security interest in and to such Receivable (and in the proceeds thereof) from either Borrower, (iii) such Receivable was originated or purchased by either Borrower in the ordinary course of such Borrower's business and satisfies Borrowers' underwriting and documentation guidelines as in effect on the date of this Agreement or such earlier date on which such Receivable was originated or purchased, and no mortgage or note evidencing such Receivable has been amended, supplemented or otherwise modified except in accordance with such guidelines, (iv) such Receivable represents a valid and binding obligation enforceable in accordance with its terms for the amount outstanding thereof without being subject to offset, counterclaim or defense, and (v) all amounts and information appearing thereon or furnished to Lender in connection therewith are true and correct in all material respects and undisputed by the Account Debtor thereon. Unless Lender otherwise consents in writing, the term "Eligible Receivables" shall not include those Receivables (or portions thereof) which Lender determines in its sole discretion are subject to any of the following criteria:

             (a) any portion of the Net Book Balance of a Receivable of (i) either Borrower which exceeds the lesser of (A) ten percent (10%) of the sum of the aggregate Net Book Balance of all Eligible Receivables and the liquidation value of all Eligible REO (as determined by Lender) pledged by Borrowers to Lender hereunder and (B) $3,000,000, and (ii) Funding which exceeds thirty-three and one-third percent (33 1/3%) of the aggregate Net Book Balance of all Eligible Receivables pledged by Borrowers to Lender hereunder;

             (b) any portion of the Net Book Balance of all Eligible Receivables under which the Collateral securing such Eligible

Receivable is in a common Designated Industry which would cause the aggregate Net Book Balance of such Receivables to exceed 30% of the aggregate Net Book Balance of all Eligible Receivables;

             (c) any portion of the Net Book Balance of all Receivables secured by (i) shares of stock and a proprietary lease relating to a cooperative apartment unit, (ii) a mortgage on, security interest in or assignment of any such asset or (iii) the stock or other ownership interests of a Person that owns any such asset which would cause the aggregate Net Book Balance of such Receivables to exceed 20% of the aggregate Net Book Balance of all Eligible Receivables, provided that this subsection (c) shall not apply to any Receivable if less than 25% of the aggregate value of all collateral securing such Receivable consists of the type of collateral specified in clause (i), (ii) or
(iii) hereof;

             (d) any Receivable (other than an Approved Participation or as specified in Schedule 1.32 (d)) owned by Funding for a period of more than 270 days from the later of the Closing Date and the date on which such Receivable became an Eligible Receivable;

             (e) any portion of the Net Book Balance of a Receivable which exceeds eighty percent (80%) of the fair market value of the related Eligible Account Debtor Collateral;

             (f) any Receivable which, at the time of its origination or acquisition, did not have a projected ratio of (i) net cash flow projected to be generated by such Receivable to (ii) principal and interest payable by the Account Debtor on account of such Receivable, in any year during the full term of such Receivable, of at least 1.0:1.0, unless a cash reserve covering any projected cash flow deficiency was established by or on behalf of the applicable Account Debtor for the benefit of the applicable Borrower;

             (g) any Receivable secured by (i) real estate, a condominium unit or shares of stock and a proprietary lease relating to a cooperative apartment unit, (ii) a mortgage on, security interest in or assignment of any such asset or (iii) the stock or other ownership interests of a Person that owns any such asset with respect to which Lender has not received (A) an internal appraisal or valuation prepared by the applicable Borrower (conducted within ninety days before the determination of the eligibility of such Receivable hereunder), and
(B) title insurance in favor of the applicable Borrower, and assignable to Lender, in form, scope and substance satisfactory to Lender in its reasonable discretion;

             (h) any Receivable secured by (i) real estate, a condominium unit or shares of stock and a proprietary lease relating to a cooperative apartment unit, (ii) a mortgage on, security interest in or assignment of any such asset or (iii) the stock or other ownership interests of a Person that owns any such asset with respect to which the applicable Borrower has not conducted environmental due diligence in scope and substance satisfactory to Lender in its reasonable discretion, in each case except as Lender may otherwise consent in writing, it being understood that the environmental due diligence conducted by Borrowers in respect of each asset securing the initial Eligible Receivables specified in item 1(W) of Part I of Exhibit A are satisfactory for purposes hereof and shall continue to be satisfactory so long as no notice of noncompliance with any Environmental Law has been delivered to either Borrower with respect to any such asset;

             (i) any Receivable which does not comply with all applicable laws, rules, regulations and contractual restrictions, including, without limitation,
(i) truth in lending and credit disclosure laws and regulations, (ii) the bylaws or other rules of association, or any declaration or offering plan, of any condominium or cooperative association or (iii) the terms of any proprietary, ground or other lease securing or otherwise related to such Receivable;

             (j) except as specified in Schedule 1.32(j), any Receivable which does not mature (A) within three years of the origination of such Receivable with respect to Receivables of Realty or (B) within ten years of the origination of such Receivable with respect to Receivables of Funding;

             (k) any portion of any Receivable which Lender or the applicable Borrower determines to be uncollectible in conformance with Borrowers' underwriting guidelines; and

             (l) any Receivable (i) which has fully matured (including beyond any date to which the applicable Borrower has agreed in writing to extend the original maturity date thereof) and (A) more than sixty days have passed since the date of such maturity or (B) the applicable Borrower has not given written notice to the applicable Account Debtor at maturity reserving its right to demand full payment thereof at any time or (ii) with respect to which three or more required payments have not been made on principal, interest or other material amounts payable thereunder.

Borrowers hereby agree and acknowledge that Lender may, in the exercise of its discretion, (i) determine whether any Receivable is an Eligible Receivable and
(ii) if an Event of Default has occurred at any time after the Closing Date, establish additional or modify existing criteria for Receivables to satisfy to be eligible for consideration as "Eligible Receivables", provided that nothing in this clause (ii) shall be deemed to impose upon Lender any obligation to make a Revolving Credit Advance after the occurrence and during the continuance of an Event of Default.

             Section 1.33. Eligible REO The term "Eligible REO" shall mean commercial real property, multi-family residences, condominium units or shares of stock and proprietary leases relating to cooperative apartment units owned by either Borrower and all proceeds thereof, which shall be subject to a Mortgage granting Lender a first and prior Lien upon such real property or other asset or interest, subject only to Permitted Encumbrances and with respect to which Lender shall have received an appraisal of the applicable asset performed in accordance with applicable law, a mortgagee's policy of title insurance, a survey, a cooperative association recognition agreement (if such Mortgage covers one or more cooperative apartment units), a tenant's consent (if such Mortgage is a leasehold mortgage), policies of liability, hazard and casualty insurance naming Lender as loss payee and an additional insured and a phase I environmental assessment, in each case in form and substance satisfactory to Lender.

             Section 1.34. Environmental Laws The term "Environmental Laws" shall mean all federal, state or local laws, statutes, ordinances, or regulations pertaining to health, industrial hygiene, or the environmental conditions on, under or about any property owned, leased or operated by either Borrower, including, without limitation, CERCLA and RCRA.

             Section 1.35. ERISA The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidelines promulgated thereunder.

             Section 1.36. ERISA Affiliate The term "ERISA Affiliate" shall mean any entity required to be aggregated with either Borrower under Section 414(b),
(c), (m) or (o) of the Internal Revenue Code of 1986.

             Section 1.37. Event of Default The term "Event of Default" shall mean the occurrence of any of the events set forth in Section 7.1 hereof.

             Section 1.38. Excluded Collections The term "Excluded Collections" shall have the meaning set forth in Section 2.12(a) hereof.

             Section 1.39. Financial Services Company The term "Financial Services Company" shall mean a commercial bank, savings and loan association, finance company, insurance company, real estate investment trust, or other similar financial institution or fund organized under the laws of the United States or any state thereof, or any holding company thereof.

             Section 1.40. Fiscal Year The term "Fiscal Year" shall mean, with respect to Borrowers, each period commencing October 1 and ending the following September 30.

             Section 1.41. GAAP The term "GAAP" shall mean generally accepted accounting principles, consistently applied, on a cost recovery basis in effect in the United States of America or any accounting principles that deviate from GAAP that are approved by

Lender in its reasonable discretion. Where the character or amount of any asset or liability or item of income or expense is required to be determined or other accounting computation is requested to be made for the purpose of this Agreement, such computation or characterization shall be made in accordance with GAAP.

             Section 1.42. Guarantor The terms "Guarantor" shall mean a Subsidiary of a Borrower that has executed and delivered a guaranty under
Section 3.2(ii) hereof.

             Section 1.43. Hazardous Substance The term "Hazardous Substance" shall mean one or more of the following substances:

             (a) those substances included within the definitions of "hazardous substances," "hazardous materials" or "toxic substances," in CERCLA, RCRA, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801, et seq.) and in the regulations promulgated pursuant to such laws;

             (b) such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations; and

             (c) any material, waste or substance which is (1) asbestos, (2) polychlorinated biphenyls, (3) designated as a "hazardous substance" pursuant to
Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251, et seq. (33
U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (4) explosives, (5) radioactive materials or (6) petroleum, petroleum products or any part thereof.

             Section 1.44. Indebtedness The term "Indebtedness" shall mean all loans (including the Loan), advances (including the Revolving Credit Advances), obligations or liabilities of Borrowers to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, which may arise under, out of, or in connection with, this Agreement, the Revolving Credit Note, the other Loan Documents or any other agreement executed in connection herewith or therewith, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty or indemnification or in any other manner, whether direct or indirect (including those acquired by assignment, purchase, discount or otherwise), whether absolute or contingent, due or to become due, now due or hereafter arising and however acquired. The term includes, without limitation, all interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either or both Borrowers, whether or not an allowed claim), charges, expenses, commitment, facility, closing, collateral management or other fees, attorneys' fees, and any other sum properly chargeable to Borrowers under this Agreement, the Revolving Credit Note, the other Loan Documents or any other instrument, document or agreement executed in connection herewith or therewith.

             Section 1.45. Indemnified Parties The term "Indemnified Parties" shall have the meaning set forth in Section 7.4 hereof.

             Section 1.46. Insolvency Event The term "Insolvency Event" shall mean, with respect to any Person, the occurrence of any of the following: (a) such Person shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due,
(b) such Person shall seek dissolution or reorganization under any bankruptcy or similar insolvency law or the appointment of a receiver, trustee, custodian or liquidator for it or its property, assets or business or to effect a plan or other arrangement with its creditors, (c) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for its property, assets or business, (d) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law or (e)(i) such Person or its property, assets or business shall become the subject of an involuntary proceeding or petition for its dissolution, bankruptcy, reorganization, or the appointment of a receiver, trustee, custodian or liquidator or (ii) a material portion of the property, assets or business of such Person shall become subject to any writ, judgment, warrant of attachment, execution or similar process.

             Section 1.47. Interest Coverage Ratio The term "Interest Coverage Ratio" shall mean (without duplication), for any calendar quarter, with respect to Realty and its Subsidiaries on a consolidated basis determined in accordance with GAAP, as of the date of determination thereof, the ratio of (X) Adjusted Earnings to (Y) (i) Interest Expense plus (ii) all cash dividends paid by Realty during such calendar quarter.

             Section 1.48. Interest Expense The term "Interest Expense" shall mean, for any fiscal period, with respect to Realty and its Subsidiaries on a consolidated basis determined in accordance with GAAP, all interest and fees for the use of money or the availability of money including commitment, facility and like fees and charges in respect of Debt (including the Indebtedness) accrued or capitalized during such period (whether or not actually paid during such period).

             Section 1.49. Interest Period The term "Interest Period" shall mean the period commencing on the first Business Day of a month and ending on the first Business Day of the following month; provided, however, that Borrowers may not select any

Interest Period that ends after the Termination Date.

             Section 1.50. Interest Rate The term "Interest Rate" shall mean the lesser of (a) the Maximum Rate and (b) the applicable Interest Rate pursuant to
Section 2.3 hereof.

             Section 1.51. Lender Account The term "Lender Account" shall have the meaning set forth in Section 2.12(b) hereof.

             Section 1.52. LIBOR Rate The term "LIBOR Rate" shall mean the reserve adjusted rate per annum equal to the one-month LIBOR that appears in the national edition of The Wall Street Journal on the first Business Day of the month of determination; provided, however, that if the national edition of The Wall Street Journal no longer publishes the one-month LIBOR, reference shall be made to Telerate Page 3750 at 11:00 a.m. (London Time) on such date for the one-month LIBOR.

             Section 1.53. LIBOR Rate Advance The term "LIBOR Rate Advance" shall mean a Revolving Credit Advance that bears interest as set forth in
Section 2.3(ii) hereof.

             Section 1.54. Lien The term "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of such property, whether such interest is based on the common law, statute or contract, including, without limitation, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt, or a lease, consignment or bailment for security purposes.

             Section 1.55. Loan The term "Loan" shall mean the aggregate of all Revolving Credit Advances under this Agreement.

             Section 1.56. Loan Availability The term "Loan Availability" shall mean, at any time, an amount not to exceed the lesser of (i) (a) 80% of the Net Book Balance of each Eligible Receivable at such time and (b) 75% of the fair market value, as determined by Lender, of the Eligible Account Debtor Collateral securing such Eligible Receivable at such time plus (ii) 70% of the liquidation value of each asset comprising part of the Eligible REO as determined by Lender at such time, provided that the amount of the Loan Availability under this clause (ii) shall not exceed 25% of the Loan Availability under clause (i) hereof at any time.

             Section 1.57. Loan Documents The term "Loan Documents" shall mean this Agreement, the Revolving Credit Note, the assignments to Lender of Eligible Account Debtor Collateral, each Mortgage, if any, the Custodial Agreement, the Special Power of Attorney, each Collection Account Agreement, the Validity of Collateral Guaranty, the Stock Pledge Agreement, each guaranty of the Indebtedness by a Guarantor, if any, and all other agreements, certificates, documents, instruments and writings now or hereafter delivered in connection herewith or therewith.

             Section 1.58. Material Adverse Effect The term "Material Adverse Effect" shall mean (i) a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of either Borrower, (ii) the impairment of (A) either Borrower's ability to perform its obligations under the Loan Documents to which it is a party or (B) the ability of Lender to enforce the Indebtedness or realize upon the Collateral or (iii) a material adverse effect on the value of the Collateral or the amount which Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral.

             Section 1.59. Maximum Principal Debt The term "Maximum Principal Debt" shall mean Forty-Five Million Dollars ($45,000,000).

             Section 1.60. Maximum Rate The term "Maximum Rate" shall mean the highest lawful and non-usurious rate of interest, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Revolving Credit Note and the Indebtedness under the laws of the United States of America and the laws of such states as may be applicable thereto, which are in effect or, to the extent allowed by such laws, which may hereafter be in effect and which allow a higher maximum non-usurious lawful interest rate than applicable laws now allow.

             Section 1.61. Mortgages The term "Mortgages" shall mean the mortgages, deeds of trust or security agreements, in form and substance satisfactory to Lender, executed by a Borrower granting and conveying to Lender, as security for the Indebtedness, a Lien upon the assets owned by such Borrower as described therein, as the same are amended, supplemented or otherwise modified from time to time.

             Section 1.62. Multiemployer Plan The term "Multiemployer Plan" shall mean a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which either Borrower or any ERISA Affiliate has contributed within the past six years or with respect to which either Borrower may incur any liability.

             Section 1.63. Net Book Balance The term "Net Book Balance" shall mean the principal balance of any Receivable reduced by any loan loss allowance, interest reserve, construction reserve, repair reserve, or any other reserve that may be established and reflected on the consolidated financial statements of Realty and its Subsidiaries as filed with the SEC.

             Section 1.64. Permitted Encumbrances The term "Permitted Encumbrances" shall mean (i) Liens in favor of Lender, (ii) Liens on (A) real property, condominium units or shares of stock and proprietary leases with respect to cooperative apartment units,

(B) a mortgage on, security interest in or assignment of any such asset or (C) the stock or other ownership interests of a Person that owns any such asset, in each case owned by a Borrower securing non-recourse Debt, provided that no Lien under this clause (ii) shall be permitted to exist with respect to Eligible Account Debtor Collateral, and (iii) Liens previously approved by Lender in writing in its sole discretion.

             Section 1.65. Person The term "Person" shall mean an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

             Section 1.66. Plan The term "Plan" shall mean any employee benefit plan, program or similar arrangement maintained or contributed to by either Borrower or with respect to which it may incur liability.

             Section 1.67. Potential Event of Default The term "Potential Event of Default" shall mean the occurrence of any event or the existence of any condition set forth in Section 7.1 hereof that with the lapse of time of any applicable grace period or the giving of notice, or both, would become an Event of Default.

             Section 1.68. Protective Advance The term "Protective Advance" shall mean any advance of funds by Lender to or on behalf of either Borrower used solely to pay an expense or reimbursement of such Borrower for an expense paid, which in the reasonable determination of Lender is necessary to preserve, maintain or improve the value of any asset securing payment of a Receivable to ensure maximum recovery of such Receivable, whether or not a Potential Event of Default or Event of Default has occurred and is continuing, which expenses may include, without limitation, reasonable collection costs, ad valorem taxes, environmental assessments or inspections, environmental remediation expenses, insurance expenses, tenant improvements, leasing commissions, reasonable attorneys' fees, property appraisals and deferred maintenance.

             Section 1.69. RCRA The term "RCRA" shall mean the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901, et seq.), as amended from time to time.

             Section 1.70. Receivables The term "Receivables" shall mean all notes, accounts, instruments and other assets of either Borrower which evidence the obligation of the makers thereof to pay a legal debt for a loan or extension of credit and the right of either Borrower to collect all payments in respect thereof, including, without limitation, all payments of principal, interest, contingent interest, rent, concessions, fees, points, penalties, expense reimbursements, judgments, insurance proceeds and condemnation proceeds, including, without limitation, the mortgage and cooperative apartment unit loan receivables (or assignments thereof) specified on the list delivered under item 1 (I) of Part I of Exhibit A or evidenced by instruments or chattel paper required to be delivered under
Section 6.1(k) hereof, and any and all modifications, rearrangements, amendments, replacements, substitutions, renewals, extensions, supplements, notations and allonges thereof and thereto.

             Section 1.71 Reportable Event The term "Reportable Event" shall mean any of the events described in Section 4043 of ERISA and the regulations thereunder, other than a reportable event for which the thirty-day notice requirement to the Pension Benefit Guaranty Corporation has been waived.

             Section 1.72 Responsible Officer The term "Responsible Officer" shall mean the President; the Senior Vice President, Finance; or the Vice President, Chief Financial Officer of either Borrower.

             Section 1.73. Revolving Credit Advances The term "Revolving Credit Advances" shall mean the advance of funds by Lender to, or on behalf of, Borrowers pursuant to Section 2.1 hereof and the other terms of this Agreement.

             Section 1.74. Revolving Credit Collections The term "Revolving Credit Collections" shall mean (i) all payments made by or for the account of any Account Debtor in respect of the Receivables and (ii) all other proceeds of Collateral including, without limitation, proceeds from any sales thereof.

             Section 1.75. Revolving Credit Note The term "Revolving Credit Note" shall mean a promissory note, substantially in the form of Exhibit B, executed by Borrowers and payable to the order of Lender, evidencing the Revolving Credit Advances, as amended, supplemented or otherwise modified from time to time.

             Section 1.76. SEC The term "SEC" shall mean the Securities and Exchange Commission (or any governmental agency substituted therefor).

             Section 1.77. Special Power of Attorney The term "Special Power of Attorney" shall mean the Special Power of Attorney, made by each Borrower in favor of Lender, substantially in the form of Exhibit E, as amended, supplemented or otherwise modified from time to time.

             Section 1.78. Stock Pledge Agreement The term "Stock Pledge Agreement" shall mean a pledge agreement, substantially in the form of Exhibit L, executed by Realty in favor of Lender.

             Section 1.79. Subsidiary The term "Subsidiary" shall mean, as to any Person, a corporation or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body, or to appoint the majority of the managers of, such corporation or other entity.

             Section 1.80. Tangible Net Worth The term "Tangible Net Worth" shall mean, with respect to Realty and its Subsidiaries on a consolidated basis determined in accordance with GAAP, as of the date of determination thereof, (i) total assets determined in accordance with GAAP (excluding therefrom intangible assets, net operating loss carryforwards, organizational expenses, patents, trademarks, copyrights, goodwill, covenants not to compete, research and development costs that are capitalized, training costs, treasury and other retired stock or equity interests and all unamortized debt discount and deferred charges), less (ii) total liabilities determined in accordance with GAAP, less
(iii) the difference, if positive, between (A) the amount of all obligations due to Realty and its Subsidiaries on a consolidated basis from their respective Affiliates (subject to the elimination of offsetting intercompany obligations) and (B) the amount of all obligations owed by Realty and its Subsidiaries on a consolidated basis to their respective Affiliates (subject to the elimination of offsetting intercompany obligations).

             Section 1.81. Termination Date The term "Termination Date" shall mean the date three years from the Closing Date.

             Section 1.82. Termination Event The term "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of a Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA); (iii) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate a Benefit Plan or a Multiemployer Plan; (iv) any event or condition (a) which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that is reasonably likely to result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA or (v) the partial or complete withdrawal, within the meaning of Sections 4203 and 4205 of ERISA, of a Borrower or any ERISA Affiliate from a Multiemployer Plan.

             Section 1.83. Type The term "Type" shall mean a Base Rate Advance or a LIBOR Rate Advance.

             Section 1.84. UCC The term "UCC" shall have the meaning set forth in Section 7.2(b) hereof.

             Section 1.85. Validity of Collateral Guaranty The term "Validity of Collateral Guaranty" shall mean a guaranty, substantially in the form of Exhibit K, executed by a Responsible Officer in favor of Lender.

             Section 1.86. Year 2000 Compliant The term "Year 2000 Compliant" shall mean, with respect to any Person, that (i) all software in the equipment used by and material to the business, operations or financial condition of such Person is able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including dates in and after the year 2000, and (ii) all equipment containing embedded microchips (including, without limitation, all systems and equipment supplied by others or with which such Person's information systems interface) will function properly with respect to all dates in and after the year 2000.

             Any terms used herein not specifically defined in this Article I shall have the meanings ascribed to such terms, as of the date of this Agreement, in the UCC to the extent that the same are defined therein.

                ARTICLE II. AMOUNT AND TERMS OF CREDIT FACILITY.

             Section 2.1. Revolving Credit Advances.

             (a) Subject to the terms, covenants and conditions hereinafter set forth, until the Termination Date, Lender hereby agrees to make Revolving Credit Advances to Borrowers in an aggregate amount not to exceed at any time the lesser of (i) the Loan Availability and (ii) the Maximum Principal Debt.

             (b) Each (i) Revolving Credit Advance shall be in an amount not less than $100,000 and (ii) LIBOR Rate Advance shall be in an amount not less than $5,000,000.

             (c) Within the limits of this Section 2.1, Borrowers may borrow, repay and reborrow Revolving Credit Advances.

             (d) Notwithstanding the foregoing provisions of this Section 2.1, Lender shall have the right to establish a valuation reserve against the fair market value of Eligible Account Debtor Collateral with respect to each Eligible Receivable secured by (i) commercial real property, a multi-family residence, a condominium unit or shares of stock and a proprietary lease relating to a cooperative apartment unit, (ii) a mortgage on, security interest in or assignment of any such asset or (iii) the stock or other ownership interests of a Person that owns any such asset, in each case if an internal appraisal or valuation of such real property or other asset has not been accepted as satisfactory by Lender in its sole discretion within fifteen days of its receipt thereof, which reserve shall be in an amount equal to the historical average percentage deviation between the fair market value of all real property and other assets securing the Eligible Receivables as determined by Borrowers on the one hand and by Lender on the other hand. Lender and Borrower acknowledge each party has conducted satisfactory valuations in respect of the initial Eligible Receivables and has calculated values for such initial Eligible Receivables as specified in Schedule

2.1(d).

             Section 2.2. Revolving Credit Note All Revolving Credit Advances shall be evidenced by the Revolving Credit Note. Lender is hereby authorized to record the date and amount of each payment or prepayment of principal thereon in the schedule to the Revolving Credit Note; provided, however, that the failure of Lender to record any such payment or prepayment shall not affect the obligations of Borrowers under this Agreement, the Revolving Credit Note or any other Loan Document to which Borrowers are a party.

             Section 2.3. Interest Rate The outstanding principal balance of the Revolving Credit Note shall bear interest at the Interest Rate which shall be
(i) in the case of Base Rate Advances, the Base Rate plus .50% per annum and
(ii) in the case of LIBOR Rate Advances, the LIBOR Rate plus 3.25% per annum; provided, however, that the Interest Rate applicable to LIBOR Rate Advances shall be the LIBOR Rate plus 3.0% per annum for Revolving Credit Advances outstanding as of the last month of any twelve-month period following the first anniversary of the Closing Date during which twelve-month period the average monthly outstanding amount of the Loan was equal to or greater than $10,000,000. The Interest Rate applicable to Base Rate Advances shall be adjusted as of the effective date of any change in the Base Rate. The Interest Rate applicable to LIBOR Rate Advances shall be determined as of the first day of the applicable Interest Period.

             Section 2.4. Computations All interest and unused line fees payable hereunder shall be computed for the actual number of days elapsed during any period for which interest or such fees are calculated on the basis of a year consisting of 360 days.

             Section 2.5. Default Interest After the occurrence and during the continuance of an Event of Default, the outstanding principal amount of the Revolving Credit Note together with all past due interest and other amounts payable under this Agreement shall bear interest at the lesser of (a)the Base Rate plus four and one-half percent (4.50%) per annum and (b)the Maximum Rate.

             Section 2.6. of Proceeds Each Revolving Credit Advance disbursed by Lender to or for the account of a Borrower pursuant to this Agreement shall be used (i) to originate or acquire Receivables, (ii) to purchase all or substantially all of the stock or other ownership interests or all or substantially all of the assets of a Financial Services Company or to capitalize a newly formed Subsidiary to be engaged in the business of banking or otherwise providing financial services, in each case approved by Lender (such approval not to be unreasonably withheld), and (iii) for ongoing working capital purposes.

             Section 2.7. Conditions to Effectiveness and Advances; Procedures.

             (a) The terms of this Agreement shall become effective upon the satisfaction of all requirements set forth in Part I of Exhibit A, including, without limitation, the prior receipt by Lender of the documentation set forth in Part I of Exhibit A.

             (b) Lender's obligation to make each Revolving Credit Advance hereunder is subject to the satisfaction of all requirements set forth in Part II of Exhibit A.

             (c) In addition to the documents and other matters required pursuant to subsections (a) and (b) above, each request for a Revolving Credit Advance shall be made at least two Business Days prior to the proposed date of such Revolving Credit Advance, which request shall be by telephone, confirmed immediately in writing (by telecopier or otherwise as permitted hereunder), in substantially the form of Exhibit F (a "Notice of Borrowing"), specifying therein the requested (i) date of such Revolving Credit Advance, (ii) Type of such Revolving Credit Advance, and (iii) principal amount of such Revolving Credit Advance.

             (d) With respect to any Revolving Credit Advance consisting of a LIBOR Rate Advance, Borrowers may, subject to the provisions of Section 2.7(f) hereof and so long as all the conditions set forth in Exhibit A have been fulfilled and no Event of Default has occurred and is continuing, elect to maintain such Revolving Credit Advance or any portion thereof as a LIBOR Rate Advance by selecting a new Interest Period for such Revolving Credit Advance, which new Interest Period shall commence on the last day of the Interest Period then ending. Each selection of a new Interest Period (a "Continuation") shall be made by notice given not later than 12:00 noon (Chicago time) on the second Business Day prior to the date of any such Continuation by Borrowers to Lender. Such notice by Borrowers of a Continuation shall be by telephone, confirmed immediately in writing (by telecopier or otherwise as permitted hereunder), in substantially the form of Exhibit G (a "Notice of Continuation"), specifying the requested (i) date of such Continuation (which shall be the first Business Day of a month) and (ii) amount of the Revolving Credit Advance subject to such Continuation, which shall comply with all limitations on Revolving Credit Advances hereunder. Unless, on or before 12:00 noon (Chicago time) of the second Business Day prior to the expiration of an Interest Period, Lender shall have received a Notice of Continuation from Borrowers for the entire Revolving Credit Advance consisting of the LIBOR Rate Advance outstanding during such Interest Period, any amount of such Revolving Credit Advance comprising such borrowing remaining outstanding at the end of such Interest Period (or any unpaid portion of such Revolving Credit Advance not covered by a timely Notice of Continuation) shall, upon the expiration of such Interest Period, be Converted to a Base Rate Advance.

             (e) Borrowers may on any Business Day upon notice in substantially the form of Exhibit H (a "Notice of Conversion") given to Lender, and subject to the provisions of Section 2.7(f) hereof, Convert the entire amount or a portion of a Revolving Credit Advance of one Type into a Revolving Credit Advance of another Type; provided, however, that (i) Borrowers may not Convert a Base Rate Advance into a LIBOR Rate Advance if an Event of Default has occurred and is continuing, (ii) any Conversion of a LIBOR Rate Advance into a Base Rate Advance shall become effective only on the last day of an Interest Period for such LIBOR Rate Advance and (iii) any Conversion of a Base Rate Advance into a LIBOR Rate Advance shall be made on, and only on, the first Business Day of a month.
Each such Notice of Conversion shall be given not later than 12:00 noon (Chicago time) on the second Business Day prior to the date of any proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone, confirmed immediately in writing (by telecopier or otherwise as permitted hereunder), specifying the requested (i) date of such Conversion, (ii) Type of Revolving Credit Advance to be Converted and (iii) amount of such Revolving Credit Advance to be Converted. Each Conversion of a Base Rate Advance into a LIBOR Rate Advance shall be in an amount not less than $5,000,000.

             (f) Anything in subsection (d) or (e) above to the contrary notwithstanding,

                          (i) if, at least one Business Day before the date of
             any requested LIBOR Rate Advance, the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for Lender or any of its Affiliates to perform its obligations hereunder to make a LIBOR Rate Advance or to fund or maintain a LIBOR Rate Advance hereunder (including in the case of a Continuation or a Conversion), Lender shall promptly give written notice of such circumstance, and the right of Borrowers to select a LIBOR Rate Advance for such Revolving Credit Advance or any subsequent Revolving Credit Advance (including a Continuation or a Conversion) shall be suspended until the circumstances causing such suspension no longer exist, and any Advance comprising such requested Revolving Credit Advance shall be a Base Rate Advance; and

                          (ii) if, at least one Business Day before the first
             day of any Interest Period, Lender is unable to determine the LIBOR Rate for LIBOR Rate Advances comprising any requested Revolving Credit Advance, Continuation or Conversion, Lender shall promptly give written notice of such circumstance, and the right of Borrowers to select or maintain LIBOR Rate Advances for such Revolving Credit Advance or any subsequent Revolving Credit Advance shall be suspended until Lender shall notify Borrowers that the circumstances causing such suspension no longer exist, and any Revolve Credit Advance shall be a Base Rate Advance.

             (g) Each Notice of Continuation and Notice of Conversion shall be irrevocable and binding on Borrowers. Borrowers agree to indemnify Lender against any loss, cost or expense incurred by Lender as a result of (i) default by Borrowers in accepting a Revolving Credit Advance consisting of, Conversion into or Continuation of a LIBOR Rate Advance after Borrowers have given notice requesting the same, (ii) default by Borrowers in payment when due of the principal amount of or interest on any LIBOR Rate Advance or (iii) the making of a payment or prepayment of a LIBOR Rate Advance on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred solely by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund such Revolving Credit Advance.

             Section 2.8. Protective Advances Lender may, but shall not be required to, make Protective Advances to or on behalf of a Borrower from time to time.

             Section 2.9. Payments All payments and prepayments of principal, interest and other amounts due hereunder and under the other Loan Documents shall be made in lawful currency of the United States of America, in immediately available funds, without setoff, counterclaim or deduction of any kind and shall be paid as provided in Sections 2.12 and 2.13 hereof unless an Event of Default shall have occurred and be continuing, in which case all such payments shall be payable to Lender at Lender's address first set forth above or at such other place or places as Lender may from time to time designate in writing to Borrowers. The Indebtedness shall be due and payable as follows:

             (a) Interest. Accrued but unpaid interest on the outstanding principal amount of the Revolving Credit Note shall be due and payable monthly in arrears on the first Business Day of each month and on the Termination Date.

             (b) Costs, Fees and Expenses. Costs, fees and expenses payable pursuant to the Loan Documents incurred during any month during the term hereof shall be due and payable to Lender on the first Business Day of the following month and on the Termination Date.

             (c) Maturity. The outstanding principal balance of the Revolving Credit Note, together with all accrued interest then payable thereon, shall be due and payable on the Termination Date.

             Notwithstanding the provisions of Section 2.13 hereof relating to the application of Collections received in the Lender Account, interest payments for the Revolving Credit Note will be due regardless of whether monthly Collections are sufficient to provide funds for payment of the same. In addition, prepayments on the Revolving Credit Note shall be payable as provided in Section 2.10 hereof.

             Section 2.10. Mandatory Prepayments Borrower shall make mandatory prepayments on the Revolving Credit Note in accordance with the following terms and conditions:

             (a) Approved Asset Sales. If either Borrower consummates any Approved Asset Sale, then such Borrower shall immediately deposit into a Collection Account an amount equal to the proceeds of such Approved Asset Sale, net of the reasonable costs and expenses incurred by such Borrower in connection therewith. Any mandatory prepayment of the Revolving Credit Note pursuant to this Section 2.10(a) shall be applied in accordance with Section 2.13(a) hereof.

             (b) Revolving Credit Lending Limits. If, at any time, the aggregate principal amount of Revolving Credit Advances outstanding exceeds any of the lending limits set forth in Section 2.1 hereof, then Borrowers shall immediately make a prepayment of the Revolving Credit Note totaling an amount equal to such excess; provided, however, that Borrowers shall not be required to make a mandatory prepayment on the Revolving Credit Note if either Borrower immediately notifies Lender in writing of such Borrower's intention to comply with the terms of this proviso and not later than three days after the date otherwise required to make such prepayment (i) such Borrower grants to Lender a first priority Lien on additional Eligible Receivables or Eligible REO having a value (as determined under the definition of "Loan Availability") at least equal to such excess and otherwise satisfactory to Lender pursuant to documentation satisfactory to Lender and (ii) such Borrower takes all such further actions and executes all such further documents and instruments as Lender may determine to be necessary or desirable to cause the execution, delivery and performance of such documentation to be duly authorized, executed and delivered and to perfect, enforce and protect the Liens (and the priority status thereof) of Lender on such additional Eligible Receivables or Eligible REO, including, without limitation, the delivery of a legal opinion of counsel to such Borrower in form and substance satisfactory to Lender.

             Section 2.11. Payment Due on a Non-Business Day If any payment of the Indebtedness falls due on a day other than a Business Day, then such date will be extended to the next succeeding Business Day.

             Section 2.12. Collection of Receivables and Payments.

             (a) Borrowers shall at all times maintain one or more collection accounts (each, a "Collection Account") and shall remit all Collections (other than Collections constituting (i) payment by Account Debtors of tax, insurance and similar payments required to be held in trust by Borrowers or any Person that has purchased a participation interest from a Borrower in a Receivable, (ii) payment on account of participation interests sold by Borrowers to other Persons, (iii) payment of interest or capital improvement reserves required to be held in escrow by Borrowers and (iv) payment of security deposits required to be held in escrow by Borrowers (collectively, "Excluded Collections") to such Collection Account. Borrowers shall maintain all Excluded Collections in the restricted account or accounts specified in Section 6.1(n) hereof or such escrow or segregated accounts as required from time to time under contractual restrictions and laws applicable to Borrowers.

             (b) Borrowers, Lender and each Collection Account Bank shall enter into a Collection Account Agreement, which, among other things, shall provide for the opening of a Collection Account and for the deposit of all Collections (other than Excluded Collections) at such Collection Account Bank over which Lender shall have sole dominion and control. Funds in a Collection Account will be transferred to an account of Lender (the "Lender Account") on a daily basis pending application of such funds in accordance with Section 2.13 hereof.

             Section 2.13. Composition and Application of Payments and Collections Subject to Section 7.6 hereof and the other terms and conditions of this Agreement, Lender and Borrowers agree that, for so long as any Indebtedness is outstanding, Lender shall apply and reapply any and all payments and Collections at any time or times hereafter received by Lender and transferred to the Lender Account against the Indebtedness in the manner and priorities set forth in this Section 2.13.

             (a) Application of Receivables Collections.

                          (i) To the extent funds exist in the Lender Account on
             the first Business Day of each month, Lender will apply such funds on such date in the following manner and priorities:

                          first, to the payment of accrued and unpaid interest
             on the outstanding principal amount of the Loan and all unpaid fees and expense obligations of Borrowers under this Agreement and the other Loan Documents;

                          second, to make Protective Advances in respect of
             Receivables;

                          third, to the payment of the principal amount of the
             Loan; and

                          fourth, so long as no Event of Default or Potential
             Event of Default has occurred and is continuing, to Borrowers.

                          (ii) Nothing contained herein shall in any way
             diminish either Borrower's obligations under Section 2.9 hereof to make required monthly payments of interest, costs, fees and expenses on the Revolving Credit Note.

             (b) Payments During Default. Notwithstanding anything to the contrary contained in this Section 2.13 or Section 2.9 hereof, if an Event of Default has occurred and is continuing, Lender may apply all Collections deposited in the Collection Accounts in reduction of the Indebtedness at any time, in such order and in such manner as Lender shall determine in its sole discretion.

             (c) Credit to Payment of Accrued Interest. Solely for purposes of computing the amount of accrued and unpaid interest due and payable under this Agreement and the amount of Collections to be applied to the payment of such interest pursuant to Section 2.13(a) or (b) hereof, all available amounts transferred to the Lender Account on each Business Day shall be deemed to be applied to reduce the outstanding principal amount of the Revolving Credit Note on the following Business Day.

             Section 2.14. Monthly Statements Conclusive Lender shall provide Borrowers with a statement of Indebtedness on or before the tenth day of each month as of the last day of the preceding month, and each such statement delivered by Lender shall be conclusive and binding, absent manifest error; provided, however, that Lender's failure to deliver any such statement shall not affect either Borrower's obligations under this Agreement or any other Loan Document to which it is a party.

             Section 2.15. Maximum Interest; Controlling Agreement Notwithstanding anything to the contrary in this Agreement or otherwise, if at any time the rate of interest applicable pursuant to Sections 2.3 and 2.5 hereof would exceed the Maximum Rate, the interest payable under this Agreement and the Revolving Credit Note shall be computed upon the basis of the Maximum Rate, but any subsequent reduction in such interest rate shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the rate applicable pursuant to Section 2.3 or 2.5 hereof, as the case may be. It is the intention of the parties hereto to conform strictly to the usury laws in force that apply to this transaction. Accordingly, all agreements between Lender and either or both Borrowers (including, without limitation, the Loan Documents), whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of the Indebtedness or otherwise, shall the interest (and all other sums that are deemed to be interest) contracted for, charged or received by Lender exceed interest computed at the Maximum Rate.

If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the Maximum Rate, the interest payable to Lender shall be reduced to the maximum amount permitted by applicable law; and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law in excess of the Maximum Rate, an amount equal to any excessive interest shall be applied to the reduction of the outstanding principal amount of the Indebtedness and not to the payment of interest, or if such excessive interest exceeds the outstanding principal amount of the Indebtedness, such excess shall be refunded to the applicable Borrower. All interest paid or agreed to be paid to Lender shall, to the extent allowed by applicable law, be amortized, prorated, allocated, and spread throughout the full period of the Loan until payment in full of the principal of the Indebtedness (including the period of any renewal or extension) so that the interest for such full period shall not exceed the interest calculated at the Maximum Rate.

             Section 2.16. Fees.

             (a) Borrowers agree to pay to Lender a non-refundable closing fee in cash on the Closing Date in an amount equal to $337,500, less the amount of the good faith deposit of Borrower remitted to Lender pursuant to that certain letter agreement dated January 29, 1999 between Lender and Borrowers, but only to the extent that, pursuant to the terms of such agreement, Lender shall not have applied such deposit to Lender's out-of-pocket expenses (including fees of attorneys, valuation consultants and field auditors (at a per diem charge of $500 per auditor per day) and related expenses) incurred by Lender prior to the Closing Date, which amount Borrowers acknowledge and agree may be zero.

             (b) Borrowers agree to pay to Lender on the first Business Day of each month, commencing with the first Business Day of the month immediately following the Closing Date, and on the Termination Date, in arrears, an unused line fee equal to one eighth of one percent (.125%) per annum, of the difference, if positive, between (i) the Maximum Principal Debt and (ii) the average daily outstanding amount of the Loan during such month.

             Section 2.17. Optional Prepayment; Early Termination Fee.

             (a) Borrowers may, subject to Section 2.17(b) hereof and the other terms of this Agreement, at any time and from time to time, (i) terminate Lender's agreement to make Revolving Credit Advances hereunder and (ii) prepay the Indebtedness, in whole, upon at least fifteen Business Days' irrevocable notice to Lender, specifying the date of such termination and prepayment. If such notice is given, Borrowers shall make such prepayment, and such prepayment shall be due and payable on the date specified therein in addition to the fee as provided in Section 2.17(b) hereof. At Borrowers' option, upon the indefeasible prepayment of the Indebtedness in full in cash, the satisfaction by Borrowers of all other obligations to Lender under this

Agreement and the other Loan Documents and the termination of Lender's agreement to make Revolving Credit Advances hereunder, this Agreement shall terminate and be of no further force and effect except for the indemnification and other provisions hereof that are expressly stated to survive any such termination.

             (b) If Borrowers prepay the Indebtedness under the terms of Section 2.17(a) hereof or if Borrowers repay the Indebtedness in full following Lender's acceleration of the Indebtedness or termination of its agreement to make Revolving Credit Advances upon the occurrence and during the continuance of an Event of Default, Borrowers shall pay a fee in an amount equal to (i) 1% of the Maximum Principal Debt, if such prepayment or repayment occurs prior to the first anniversary of the Closing Date, (ii) .75% of the Maximum Principal Debt, if such prepayment or repayment occurs on or after the first anniversary but prior to the second anniversary of the Closing Date and (iii) .5% of the Maximum Principal Debt, if such prepayment or repayment occurs on or after the second anniversary of the Closing Date but prior to the forty-fifth day before the Termination Date. No such fee shall be payable by Borrowers if repayment occurs on or after the forty-fifth day before the Termination Date.

             Section 2.18. Termination; No Obligation to Make Revolving Credit Advance This Agreement shall expire, and Lender shall have no obligation to make any Revolving Credit Advance to Borrowers, on the Termination Date. Notwithstanding any termination of this Agreement or Lender's agreement to make Revolving Credit Advances, the obligations, liabilities and responsibilities of Borrowers under this Agreement, the Revolving Credit Note and each other Loan Document (including, without limitation, all indemnification obligations) shall be and remain in full force and effect until the Indebtedness due and owing to Lender shall have been indefeasibly paid in full in cash.

                         II. ARTICLE SECURITY AGREEMENT.

             Section 3.1. Security Interest To secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness, each Borrower hereby irrevocably grants to Lender a continuing security interest in and lien on, subject only to Permitted Encumbrances, all right, title and interest of such Borrower in and to the following property (the "Collateral"), whether now owned, existing, accrued or accruing or hereafter acquired, owned, existing, accrued or accruing or arising (whether acquired by contract or operation of law) and wherever located, which shall be retained by Lender until the Indebtedness has been indefeasibly paid in full in cash and the agreement of Lender to make Revolving Credit Advances has been terminated: .

             (a) All Eligible Receivables pledged to Lender hereunder or in connection herewith from time to time, whether or not such Eligible Receivables thereafter cease to satisfy the eligibility criteria in Section 1.32 hereof, and all proceeds therefrom and all other rights to the payment of money, including, without limitation, amounts due from Affiliates of such Borrower, tax refunds and insurance proceeds, and all Eligible Account Debtor Collateral;

             (b) All cash and securities (whether or not marketable) other than
(i) cash on hand and marketable securities owned by Borrowers with a value not in excess of $10,000,000 in the aggregate at any time, (ii) cash constituting Excluded Collections, (iii) stock relating to cooperative apartments units that do not constitute Eligible REO and (iv) capital stock or other equity interests of a Financial Services Company which are prohibited to be pledged under applicable law, rule, order or regulation;

             (c) All accounts, accounts receivable, bonds, chattel paper, contract rights, documents, instruments, notes, general intangibles, security interests and any writings evidencing any monetary obligations, in each case which constitute or relate to Eligible Receivables;

             (d) All bank accounts (subject to the exceptions in subsection (b) above);

             (e) All property of any kind, now or at any time or times hereafter, in the possession or under the control of Lender or a bailee or agent of Lender;

             (f) All awards or payments (including the interest thereon) and the right to receive the same which may be made with respect to the underlying real estate Collateral whether from the exercise of the right of eminent domain or from any other injury to or decrease in the value of the underlying real estate Collateral;

             (g) All licenses, patents, patent applications, copyrights, trademarks, trademark applications, trade names, assumed names, service marks and service mark applications;

             (h) All inventory, equipment, machinery, leaseholds and fixtures in all forms, and all documents with respect thereto;

             (i) All letters of credit, security deposits (that do not constitute Excluded Collections) and collections assigned to or collected by either Borrower from time to time, other than Excluded Collections, in each case relating to Eligible Receivables pledged hereunder or in connection herewith;

             (j) All lawsuits, judgments and actions, whether currently pending or commenced at any time in the future, in each case relating to Eligible Receivables pledged hereunder or in connection herewith;

             (k) Any and all loan sale agreements, real estate sale agreements, lease agreements, escrow agreements, custodial agreements, guaranties, indemnities, repurchase agreements, insurance policies, title insurance policies, lost note affidavits and similar documents and other contract rights, in each case relating to Eligible Receivables pledged hereunder or in connection herewith;

             (l) All rights, claims, actions and causes of action, privileges and remedies which may accrue, including, without limitation, all rights with respect to any representations, warranties, covenants and indemnities, and all privileges and remedies under applicable law or otherwise, in each case relating to Eligible Receivables pledged hereunder or in connection herewith;

             (m) All files, books and records (including, without limitation, customer lists, credit files, tapes, ledger cards, electronic data processing, computer software and hardware, computer programs, computer printouts and other computer records and materials) evidencing or containing information regarding or otherwise pertaining to any of the foregoing; and

             (n) All accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, without limitation, proceeds of insurance policies or title insurance policies insuring the Collateral (including, without limitation, claims paid and premium refunds).

             Section 3.2. Lien On Realty If either Borrower forecloses upon or takes title in satisfaction of debt to any real property, condominium unit or shares of stock and proprietary lease relating to a cooperative apartment unit, or the stock or other ownership interests of a Person that owns any such asset, in each case that previously secured payment of a Receivable pledged to Lender hereunder, such Borrower shall, or shall cause any Subsidiary of such Borrower to which title to such asset shall have been conveyed by such Borrower to, deliver to Lender within thirty days after such foreclosure or acquisition of title (i) a negative pledge agreement, in form and substance satisfactory to Lender, providing that such Borrower or Subsidiary shall not incur or permit to exist any Lien on such asset other than Permitted Encumbrances, duly executed by such Borrower or Subsidiary, (ii) if a Subsidiary has taken title to such asset,
(A) a guaranty of the Indebtedness, duly executed by such Subsidiary, and (B) a security agreement granting Lender a first and prior Lien upon all the capital stock or other equity interests of such Subsidiary, duly executed by the owner or owners of such stock or equity interests, each in form and substance satisfactory to Lender, and (iii) such additional documentation as Lender may reasonably request in connection therewith.

             Section 3.3. Delivery of Receivables All promissory notes and other instruments and documents evidencing or related to the Eligible Receivables shall be held by and delivered to the Custodian pursuant to the terms of the Custodial Agreement. Lender may terminate the Custodial Agreement on the terms specified therein.

             Section 3.4. No Further Financing Statements Without the written consent of Lender, neither Borrower will allow any financing statement or notice of assignment to be on file in any public office covering any Collateral, proceeds thereof or other matters subject to the security interest granted to Lender herein, unless such financing statement relates solely to a Permitted Encumbrance.

             Section 3.5. Special Power of Attorney Each Borrower hereby irrevocably designates, makes, constitutes and appoints Lender as such Borrower's true and lawful agent and attorney-in-fact in accordance with the terms of the Special Power of Attorney executed by it in connection herewith.

             Section 3.6. Lender's Payment of Claims Lender may, in its sole discretion at any time after thirty days following written notice to the applicable Borrower, discharge or obtain the release of any Lien filed by any Person against the Collateral, other than a Permitted Encumbrance, if such Lien is not satisfied, discharged or bonded within such thirty-day period. All sums paid by Lender in respect thereof shall be payable, on demand, by Borrowers to Lender and shall be deemed a Protective Advance and constitute a part of the Indebtedness.

             Section 3.7. Release Lender agrees that it shall release its Lien on Collateral, at Borrowers' expense, in the following circumstances:

             (a) upon the sale, transfer, refinancing or other disposition of Collateral expressly permitted to be sold, transferred or disposed of pursuant to Section 6.2(d)(ii) or (e)(iii) hereof and the other provisions of the Loan Documents in accordance with the terms hereof and thereof, Lender shall, so long as no Potential Event of Default or Event of Default has occurred and is continuing or would result therefrom, release its Lien on such Collateral;

             (b) upon the sale by a Borrower of a participation interest in an Eligible Receivable (whereupon such Receivable shall no longer be an Eligible Receivable) and the payment to Lender of all net proceeds of such sale for application to the Indebtedness, Lender shall, so long as no Potential Event of Default or Event of Default has occurred and is continuing or would result therefrom, release its Lien on such Receivable;

             (c) upon the payment in full of any Receivable by or on behalf of the underlying Account Debtor, if Borrower that pledged such Receivable shall have requested possession of any Collateral relating to such Receivable (and no other Collateral) in accordance with the Custodial Agreement and Annex I thereto, Lender shall, upon the written request of such Borrower, cause Custodian to release such Collateral to such Borrower; and

             (d) upon the termination of this Agreement and the indefeasible payment in full in cash of all Indebtedness, Lender shall release its Liens on all the Collateral.

Upon any such event requiring Lender to release its Lien on Collateral, Lender, upon the request and at the expense of the requesting Borrower, shall (i) execute a release of Lien on such Collateral and execute appropriate UCC partial release or termination statements, as applicable, and (ii) cause such Collateral, if applicable, to be delivered in accordance with such Borrower's instructions.

             Section 3.8. Verifications Lender may from time to time confirm the existence and amount of, and any other matters relating to, the Receivables by means of mail, telephone or otherwise, in its name and, upon the occurrence and during the continuance of an Event of Default, in the name of Lender or otherwise.

             Section 3.9. Reasonable Care Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have the responsibility under this Agreement for (i) ascertaining or taking action with respect to calls, conversions, exchanges, tenders or other matters relative to any Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

                      III. ARTICLE REPORTING REQUIREMENTS.

             During the term of this Agreement and so long as any Indebtedness remains outstanding, each Borrower hereby covenants and agrees as follows:

             Section 4.1 Accounting Practices It will maintain and cause each of its Subsidiaries, if any, to maintain (a) a system of accounting in accordance with GAAP, (b) complete and accurate books of account and records and (c) standard operating procedures applicable to all of its locations with respect to the handling and disposition of cash receipts on a daily basis, including the depositing thereof, aging of accounts receivable on a monthly basis, record keeping and such other matters as Lender may reasonably request.

             Section 4.2. Account Debtors' Addresses, Etc It will furnish to Lender, promptly upon request, a list of all the Account Debtors' names, most current addresses, telephone numbers and current mortgage loan balances.

             Section 4.3. Reports It will furnish the following statements and reports to Lender at its expense:

             (a) Annual Statements. No later than ninety days after the end of each Fiscal Year, (i) the audited annual consolidated financial statements of Realty and its Subsidiaries for such Fiscal Year, prepared in reasonable detail in accordance with GAAP. Such financial statements shall be audited by Ernst & Young, LLP or another independent certified public accounting firm selected by Borrowers and acceptable to Lender, and shall consist of a balance sheet as of the end of such Fiscal Year and comparative statements of earnings, cash flows, and changes in owners' equity for such Fiscal Year and (ii) a report signed by a Responsible Officer certifying whether an Event of Default exists and, if not, that such officer has no reason to believe that an Event of Default exists.

             (b) Monthly Reports. No later than ten days after the end of each month, a report, in form and scope reasonably satisfactory to Lender and itemized by Account Debtor, which details as of the end of such month (i) Collections during such month and the application thereof, (ii) the current Net Book Balance of such Account Debtor's Receivable, (iii) the number of days past due for each installment of such Account Debtor's Receivable, (iv) the amount of Eligible Receivables which have become non-Eligible Receivables during such month and (v) such other information which Lender may reasonably request with respect to the Receivables, which report shall be certified as true and complete by a Responsible Officer.

             (c) Quarterly Financial Statements. No later than forty-five days after the end of each calendar quarter, the quarterly consolidated financial statements of Realty and its Subsidiaries which shall consist of a balance sheet and statements of earnings, cash flows and changes in owners' equity for such quarter and for the Fiscal Year to date, which financial statements shall be certified as true and complete by a Responsible Officer.

             (d) Compliance Certificate. No later than twenty days after the end of each month, a Compliance Certificate, in the form of Exhibit I (a "Compliance Certificate"), certified as true and complete by a Responsible Officer.

             (e) Tax Returns. Within thirty days after each federal income tax return is filed by such Borrower with the Internal Revenue Service, a complete and accurate copy of such tax return.

             (f) Business Plan. No later than sixty days prior to the beginning of each Fiscal Year, a copy of such Borrower's business plan and financial projections for such Fiscal Year including, without limitation, projected earnings and budgeted expenses.

             (g) Borrowing Base Certificate. On the first Business Day of each month and on the date of delivery by Borrowers of each Notice of Borrowing, a borrowing base certificate, substantially in the form of Exhibit J, certified as true and complete by a Responsible Officer.


             (h) Public Filings. Promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that either Borrower shall have filed with the SEC or any national securities exchange, and any reports and notifications that either Borrower shall have provided to its shareholders including, without limitation, all annual and quarterly reports on Form 10-K and Form 10-Q, respectively, provided that the timely filing of an annual or quarterly report on Form 10-K and Form 10-Q, respectively, shall be deemed to satisfy Borrowers' obligation to deliver financial statements under
Section 4.3(a) or 4.3(c) hereof, respectively, for the applicable Fiscal Year or calendar quarter.

             (i) Electronic Mail File. No later than twenty days after the end of each month, a file attachment via electronic mail, in a format compatible with any spreadsheet program readable by Lender, reflecting the payment activity and aging status of the Receivables.

             (j) Other Data. With reasonable promptness, such other financial data or reports or information pertaining to its Receivables as Lender may reasonably request, covering such periods of time (whether quarterly, monthly or other periods) as Lender may designate in its reasonable discretion.

Each Borrower acknowledges and agrees that Lender may rely on the financial statements and reports delivered to Lender pursuant to Section 4.3 hereof to determine whether it is in compliance with the financial covenants set forth in Sections 6.2(m), (n), (o) and (p) hereof.

             Section 4.4. Notices It will immediately notify Lender in writing of the following: (a) any change of identity of any of the Responsible Officers;
(b) any change of location of its principal offices or of any of its material assets; (c) any change of its name (including fictitious and assumed names); (d) any sale or purchase of assets by it out of the ordinary course of its business;
(e) any event that could reasonably be expected to have a Material Adverse Effect; or (f) the occurrence of any Potential Event of Default or Event of Default.

     Section 4.5. Records and Inspections. It will grant Lender full access to any premises occupied by it, at any reasonable time or times during regular business hours and upon reasonable advance notice, to inspect the Collateral and to inspect, audit and make copies or extracts from such Borrower's books, records, journals, orders, receipts, correspondence and other data relating to the Collateral.

                   ARTICLE V. REPRESENTATIONS AND WARRANTIES.

     Section 5.1. Representations and Warranties. To induce Lender to enter into the Loan Documents to which it is a party and to make Revolving Credit Advances, each Borrower hereby continuously represents and warrants to Lender as follows:

     (a) Legal Existence. It is duly organized and validly existing under the laws of the Commonwealth of Massachusetts as a business trust in the case of Realty, and the State of New York as a corporation in the case of Funding and duly qualified to do business and in good standing as a business trust or corporation, as the case may be, in all states where such qualification is required and for which the failure of Realty or Funding to so qualify could have a material adverse affect on its assets, prospects or condition (financial or otherwise), and it has all necessary power and authority to enter into this Agreement, to execute each of the Loan Documents to which it is a party, to perform all of its obligations hereunder and thereunder and to operate its businesses.

     (b) Business Names. It does not operate its business under or use any assumed or fictitious name and it has not used any assumed or fictitious names for the operation of its business since it was formed, except that Realty operates under the name "BRT Realty Group" in the State of New Jersey.

     (c) Authorization. It has taken all requisite trust or corporate action, as the case may be, to authorize the execution and delivery of and performance of its obligations under the Loan Documents to which it is a party.

     (d) Enforceability. Each of the Loan Documents to which it is a party constitutes the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its respective terms.

     (e) No Conflict. The execution, delivery and performance by it of the Loan Documents to which it is a party do not and will not violate any provision of
(i) any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to such Borrower; (ii) its trust agreement or certificate of incorporation or bylaws, as the case may be; or (iii) any indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or any of its assets or properties may be bound.

     (f) Consent. No consent, approval, license, exemption of or filing or registration with, giving of notice to, or other authorization of or by, any court, administrative agency or other governmental authority is or will be required in connection with the execution, delivery or performance by such Borrower of this Agreement and the other Loan Documents to which it is a party or for the consummation of the transactions contemplated thereby, other than (i) consents, approvals, licenses, exemptions, filings and registrations that such Borrower has obtained and that are in full force and effect and (ii) the filing of Form 8-K with the SEC with respect to the transactions contemplated hereby.

     (g) Taxes. It is not in default in the payment of any material taxes, assessments or other governmental fees or charges levied or assessed against its income or any of its assets or properties, except for taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been taken by it in accordance with GAAP, and, to the best of its knowledge, the transactions created under or in connection with this Agreement will not subject it to "taxable mortgage pool" status under the regulations of the Internal Revenue Service, as amended.

     (h) Financial Statements. Each of the financial statements heretofore furnished to Lender by such Borrower were prepared in accordance with GAAP and fairly and accurately reflects its financial condition as of the date thereof, and such Borrower hereby certifies that there have been no material adverse changes in its assets, prospects or condition (financial or otherwise), since the date of such statements, and there are no material contingent liabilities not provided for or disclosed in such statements.

     (i) Full Disclosure. Neither the Loan Documents nor any statement or document referred to herein or delivered to Lender by or on behalf of such Borrower contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading.

     (j) Collateral. It has good, indefeasible and merchantable title to and ownership of the Collateral purported to be owned by it, free and clear of all Liens other than Permitted Encumbrances.

     (k) Locations. Its only place of business is located at 60 Cutter Mill Road, Great Neck, New York 11021.

     (l) Compliance. It is in compliance with all laws, rules, regulations, orders and decrees that are applicable to it, the Collateral and all of its other properties and assets (including, without limitation, ERISA and Environmental Laws) other than those with respect to which any failure so to comply could not reasonably be expected to have a Material Adverse Effect, none of its assets or any real property or other asset securing any Receivable is subject to any pending or overtly threatened investigation by any governmental authority, and no Hazardous Substance has been disposed of or released on any of such real property or other asset in violation of any Environmental Laws.

     (m) Security Interest. The documentation evidencing the Receivables constitutes "accounts," "chattel paper" or "instruments" as those terms are defined in the Uniform Commercial Code in effect in all states in which such Borrower does business. Upon the delivery to the appropriate filing officers of Uniform Commercial Code financing statements in respect of the Collateral of such Borrower consisting of accounts and chattel paper, executed by such Borrower as debtor and naming Lender as secured party, Lender will have a perfected security interest in such Borrower's right, title and interest in and to such Collateral, prior and superior to any other Lien. Upon the delivery of the promissory notes and instruments evidencing the Receivables to the Custodian under the Custodial Agreement, Lender will have a perfected security interest in all of such Borrower's right, title and interest in and to such Collateral, prior and superior to any other Lien.

     (n) Licenses. It possesses adequate assets, assumed names, licenses, copyrights, trademarks, trademark applications, service marks, service mark applications and trade names to continue to conduct its business as heretofore conducted by it, and all such licenses, copyrights, trademarks, trademark applications, service marks, service mark applications and trade names are specified in Schedule 5.1(n).

     (o) Pending Litigation. There are no actions, suits or proceedings pending or threatened against or affecting it, its assets or the consummation of the transactions contemplated hereby, whether at law or in equity or before or by any governmental authority or instrumentality or before any arbitrator of any kind, the determination of which could, in the good faith determination of the management of such Borrower, materially and adversely affect such Borrower's assets, prospects or condition (financial or otherwise), and such Borrower is not subject to any judgment, order, writ, injunction or decree of any court or governmental agency.

     (p) Subsidiaries. Except as specified in Schedule 5.1(p), Realty does not own any shares of stock, partnership interest or other equity interest in any Person, other than its ownership of all of the issued and outstanding shares of capital stock of Funding. Funding does not own any shares of stock, partnership interest or other equity interest in any Person.

     (q) Receivables. The original amount of, the unpaid balance of, and the amount and dates of payments of each Receivable shown on the books and records of such Borrower and in the schedules or lists of the same delivered to Lender are true and correct and, except as previously disclosed to Lender in writing, such Borrower has no knowledge of any fact which would impair the validity or collectibility of any of the Receivables.

     (r) Solvency. (i) The fair saleable value of its assets is in excess of the total amount of its liabilities (including contingent liabilities as valued in accordance with applicable law) as they become absolute and matured; (ii) it has sufficient capital to conduct its business; and (iii) it is able to meet its debts as they mature.

     (s) Year 2000 Compliance. (i) It has reviewed and assessed all areas within its business that could be materially adversely affected by the failure of it or its products to be Year 2000 Compliant and (ii) there are no reasonably foreseeable consequences of any programming errors or systems failures related to the year 2000 relating to its information systems.

     (t) Data Processing Systems. (i) It has reviewed and assessed its data processing systems, including, without limitation, the ability of such systems to generate "aging reports" with regard to the Receivables and to identify and generate prompt reports of all Receivables that have reached maturity and (ii) there are no reasonably foreseeable systems failures related to such data processing systems.

                   ARTICLE VI. COVENANTS AND OTHER AGREEMENTS.

     Section 6.1. Affirmative Covenants. During the term of this Agreement and so long as any of the Indebtedness remains outstanding, each Borrower agrees and covenants that:

     (a) Payment of Taxes. It will (i) timely file all required tax or information returns and (ii) timely pay all taxes, assessments, and other governmental fees or charges levied or assessed against its income or any of its assets or properties, except for taxes being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been taken by it in accordance with GAAP.

     (b) Maintenance. It will maintain, preserve and protect the Collateral and its other properties and assets necessary to the operation of its business.

     (c) Business. It will carry on and conduct its business in the same manner and in the same general fields of enterprise as it is presently engaged, and will do all things necessary to preserve its existence, licenses and qualifications to do business.

     (d) Transactions Among Affiliates. All transactions and courses of dealing between (or among) each Borrower and its Affiliates will be in the ordinary course of business and on terms and conditions not more favorable to such Affiliates than those prevailing in the marketplace between (or among) businessmen dealing with each other at arm's length with regard to like or similar transactions.

     (e) Compliance with Laws. It will (i) comply with all Federal, state and local laws, ordinances, governmental rules and regulations to which it is subject and obtain and keep in full force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its assets and prospects or to the conduct of its business, which violation or failure to obtain could materially and adversely affect its assets, prospects or condition (financial or otherwise) and (ii) at all times keep and maintain its assets in compliance with any applicable Environmental Law.

     (f) Compliance with ERISA. It will (i) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (ii) promptly after the filing thereof, furnish to Lender copies of any annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its Affiliates subject to ERISA; (iii) notify Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which could be reasonably expected to constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States district court of a trustee to administer the Plan; and (iv) furnish to Lender, promptly upon Lender s request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

     (g) Notice of Litigation. It will notify Lender of any suit in law or equity (i) naming it as defendant and involving money or property or seeking damages in excess of $25,000 (to the extent such damages are not covered by insurance), (ii) in connection with which Lender s Liens could be impaired or subject to any adverse claim, judgment or award or (iii) challenging the validity of enforceability of any of the Loan Documents.

     (h) Collection of Receivables. It will use its best efforts at its sole cost and expense and in its own name, promptly and diligently to collect and enforce payment of all Receivables, and defend and hold Lender and the other Indemnified Parties harmless from any and all loss, damage, penalty, fine or expense arising from such collection or enforcement.

     (i)  Insurance.

          (i) It will (A) procure and maintain such liability and casualty insurance on all its property (including, without limitation, all Eligible
     REO) in amounts, form and substance reasonably satisfactory to Lender, with financially sound and reputable insurers reasonably satisfactory to

     Lender, and give Lender written notice of any cancellation or lapse of such insurance immediately upon becoming aware thereof and (B) cause Lender to be named as loss payee (to the extent covering risk of loss or damage to tangible property included in the Collateral) and as an additional insured (to the extent covering any other risk) on all insurance policies required under clause (A) hereof, which shall provide, among other things, that they will not be cancelled or reduced, or allowed to lapse, except after at least thirty days' prior written notice to Lender; provided, however, that nothing in this subsection shall require the maintenance of casualty insurance on any specific item of Eligible Account Debtor Collateral to the extent Borrowers have maintained alternative insurance with a reputable insurer satisfactory to Lender insuring Borrowers against loss as a result of damage to or loss of Eligible Account Debtor Collateral generally, which alternative insurance otherwise satisfies the requirements of clauses (A) and (B) hereof.

          (ii) It will maintain in full force and effect the title insurance policies required to be delivered under item 1(K) of Part I of Exhibit A.

     (j) Use of Proceeds. It will use the proceeds of each Revolving Credit Advance for working capital purposes, to fund the acquisition of all or substantially all of the shares of stock or other ownership interests or all or substantially all of the assets of a Financial Services Company or to capitalize a newly formed Subsidiary to be engaged in the business of banking or otherwise providing financial services, in each case reasonably acceptable to Lender, to originate or acquire Receivables or, in the case of the initial Revolving Credit Advance, to refinance indebtedness of Borrowers existing on the Closing Date.

     (k) Delivery of Future Receivables Documentation. It will (i) deliver to the Custodian all instruments and chattel paper evidencing Eligible Receivables pledged to Lender after the Closing Date within four Business Days of its receipt thereof and (ii) in the case of any mortgages, deeds of trust or similar agreements in respect of such Receivables, provide to Lender assignments of such mortgages, deeds of trust or similar agreements, in form and substance satisfactory to Lender and otherwise in recordable form, within ten days after such Borrower's origination or acquisition of such Receivables.

     (l) Replacement of Custodian. It will, within thirty days of receipt of a written request thereof from Lender with a reasonable basis therefor, cause a replacement custodian reasonably satisfactory to Lender to enter into a new custodial agreement substantially in the form of the Custodial Agreement and, upon such replacement custodian entering into such new custodial agreement, remove the existing Custodian.

     (m) Acquisition or Formation of Financial Services Company. If either or both Borrowers acquire all or substantially all of the stock or other ownership interests or all or substantially all of the assets of a Financial Services Company or form and capitalize a Subsidiary to be engaged in the business of banking or otherwise providing financial services (in each case which shall be subject to the approval of Lender, such approval not to be unreasonably withheld (it being understood that such approval shall not be deemed to be unreasonably withheld if Lender and Borrowers have not agreed to modifications, if necessary, to the financial covenants in Sections 6.2(m) and (o) hereof to reflect the pro forma changes in Borrowers' assets, liabilities and cash flow arising from any such acquisition or formation) in whole or in part with the proceeds of Revolving Credit Advances, then such Borrower or Borrowers shall (A) promptly notify Lender thereof, (B) within 120 days thereof, pledge to Lender as security for repayment of the Indebtedness such shares, equity interests or assets, as the case may be, and (C) take, and cause such Financial Services Company to take, all such actions and execute all such documents and instruments to grant and perfect in favor of Lender a first priority Lien on all such stock or other ownership interests or assets, as the case may be, as Lender may request or require in its sole discretion; provided, however, that if such Borrower, Borrowers or Financial Services Company are prohibited from taking any of the acts required under clause (B) or (C) above under applicable law, rule, order or regulation, such Borrower, Borrowers or Financial Services Company shall execute in favor of Lender such other documents or agreements prohibiting the pledge of such stock or other ownership interests or assets to any other Person.

     (n) Restricted Accounts. It will establish and maintain one or more segregated restricted accounts in which it shall deposit only Excluded Collections.

     (o) Year 2000 Compliance. It will, and will cause each of its Subsidiaries to, be Year 2000 Compliant at all times.

     Section 6.2. Negative Covenants. During the term of this Agreement and so long as any of the Indebtedness remains outstanding, each Borrower agrees and covenants that it shall not:

     (a) Location of Business; Collateral. Conduct any business (either directly or through any of its Affiliates) or maintain Collateral (other than Eligible
REO) at any locations other than 60 Cutter Mill Road, Great Neck, New York 11021 or at the address of the Custodian set forth in the Custodial Agreement except that either Borrower may conduct any business (either directly or through any of its Affiliates) or maintain Collateral at other locations within the United States provided that it has (i) given at least twenty days' prior written notice thereof to Lender and (ii) duly executed financing statements and other agreements and instruments (all in form and substance satisfactory to Lender) necessary or desirable to perfect and maintain in favor of Lender a first priority security interest in the Collateral.

     (b) Dissolution, Merger, etc. Dissolve or otherwise terminate its existence or merge or consolidate with any Person or acquire all or any substantial part of the assets or stock (other than equity interests) of any Person, except for assets acquired pursuant to a foreclosure of its Liens upon the assets securing payment of a Receivable or in connection with the acquisition or formation of a Financial Services Company reasonably acceptable to Lender.

     (c) Liens. Incur or permit to exist any Lien on or with respect to any of its assets other than Permitted Encumbrances.

     (d) Sale of Collateral. Sell, transfer, lease or otherwise dispose of any Collateral or any interest therein, except for (i) dispositions in the ordinary course of business and on ordinary business terms and (ii) Approved Asset Sales.

     (e) Debt. Incur or assume any Debt other than (i) the Indebtedness, (ii) unsecured Debt owed by such Borrower to the other Borrower, (iii) non-recourse Debt secured solely by (A) real property, condominium units or shares of stock and proprietary leases with respect to cooperative apartment units, (B) a mortgage on, security interest in or assignment of any such asset or (C) the stock or other ownership interests of a Person that owns any such asset, in each case that does not constitute Eligible Account Debtor Collateral (other than in connection with any refinancing under which Lender is required to release its Lien under Section 3.7(a) hereof) or (iv) other Debt that is subordinated to the Indebtedness on terms and under documentation acceptable to Lender.

     (f) Distributions. Directly or indirectly, declare or make any payments, dividends or distributions on or in respect of, or purchase or redeem, any of its capital stock, or retire any of its capital stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any of its capital stock, whether now or hereafter outstanding, or make any distribution in respect thereof, either directly or indirectly, whether in cash, property or obligations, in each case if an Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom except that, so long as no Event of Default occurred and is continuing under Section 7.1(a) hereof, Realty may pay cash dividends to its shareholders solely to the extent necessary to maintain Realty's status as an entity taxed as a real estate investment trust for federal income tax purposes.

     (g) Loans and Investments. Directly or indirectly loan, invest in, extend credit to, or guaranty, assume on a recourse basis or endorse the Debt of any Person, or form, create or own any Subsidiaries (or any shares of stock, partnership interests or other ownership interests therein), except that (i) Realty may own the stock of Funding and the other Subsidiaries specified in
Schedule 5.1(p), (ii) either Borrower may acquire all or substantially all of the shares of stock or other ownership interests or assets of, or organize and capitalize, a Financial

Services Company reasonably acceptable to Lender and (iii) Borrowers may form and maintain Subsidiaries created solely to hold real estate, condominium units and shares of stock and proprietary leases relating to cooperative apartment units to which a Borrower has acquired title through a foreclosure proceeding.

     (h) Modifications. (i) Amend, modify or otherwise change (A) its trust agreement or certificate of incorporation or bylaws, as the case may be, other than in connection with the acquisition or formation of a Financial Services Company, (B) the Collection Account Agreements or the Custodial Agreement, (C) its underwriting and documentation guidelines or (D) any material terms of any Eligible Receivable (other than any extension of the maturity of an Eligible Receivable made in accordance with Borrowers' underwriting and documentation guidelines) or (ii) consent to any sale of any of the Eligible Account Debtor Collateral.

     (i) New Businesses. Enter into any new business or make any material change in any of its business objectives, purposes and operations other than the operation of a Financial Services Company.

     (j)  Change of Fiscal Year.  Change its Fiscal Year.

     (k) Compliance with Environmental Laws. Except in compliance with applicable laws (including all applicable Environmental Laws), use, generate, manufacture, produce, store, release, discharge, or dispose of on, under, or about any of its real property or transport to or from any of its real property any Hazardous Substance, or allow any other Person to do so.

     (l) Foreclosures on Receivables.

          (i) Foreclose upon any asset securing payment of a Receivable if such Receivable secured by such asset has a Net Book Balance in excess of $50,000 or if such asset has an estimated market value in excess of $50,000 at the time of the proposed foreclosure, unless and until it has provided Lender written notice of its intent to foreclose which includes such Borrower's representation that adequate due diligence has been taken into consideration in making such decision to foreclose on such asset prior to the commencement of an action to foreclose or the presentment to a court (or similar governmental authority) of an order authorizing such foreclosure; or

          (ii) Allow title (whether legal or beneficial) to any asset securing a Receivable to become vested in it, whether by foreclosure, deed-in-lieu of foreclosure, or any other proceeding, agreement, or exercise of any other remedy, unless and until it has provided Lender such due diligence assurances with respect to such asset regarding compliance with Environmental Laws as shall be reasonably acceptable to Lender, including, without limitation, compliance with Section 6.1(e) hereof, as Lender may request, unless, in either case, such Receivable and any real property or other asset secured thereby is sold, transferred or otherwise disposed of pursuant to an Approved Asset Sale within fifteen days of such Borrower acquiring title to such real property or other asset.

     (m) Interest Coverage Ratio. Permit, for each period specified below, the Interest Coverage Ratio to be less than 1.75:1.00:

                                     Period

                       April 1, 1999 - June 30, 1999

                       April 1, 1999 - September 30, 1999

                       April 1, 1999 - December 31, 1999

                       April 1, 1999 - March 31, 2000

                       July 1, 1999 - June 30, 2000

                       each consecutive four-calendar
                       quarter period thereafter

Notwithstanding anything to the contrary in this Section 6.2(m), if Realty pays cash dividends to its shareholders in any of the foregoing periods to the extent necessary to maintain its status as an entity taxed as a real estate investment trust for federal income tax purposes pursuant to Section 6.2(f) hereof, Realty and its Subsidiaries shall not permit the Interest Coverage Ratio for such period to be less than 1.00:1.00.

     (n) Tangible Net Worth. Permit, as of the last day of each calendar quarter, commencing with the calendar quarter ending June 30, 1999, the Tangible Net Worth to be less than $70,000,000.

     (o) Leverage Ratio. Permit, as of the last day of each calendar quarter, the ratio of (i) Debt of Realty and its Subsidiaries to (ii) Tangible Net Worth, commencing with the calendar quarter ending June 30, 1999, to exceed 1.00:1.00.

     (p) Delinquency Ratio. Permit, as of the last day of each month, the Delinquency Ratio, commencing with the month ending May 31, 1999, to exceed 0.20:1.00.

     (q) Taxable Mortgage Pool. Enter into any transaction contemplated by this Agreement that will subject either Borrower to "taxable mortgage pool" status under the regulations of the Internal Revenue Service, as amended.

     (r) Capital Expenditures. Make Capital Expenditures totaling in excess of $250,000 in the aggregate for both Borrowers collectively, in each Fiscal Year, except for Capital Expenditures related solely to improving Eligible REO and other property owned by Borrowers or constituting collateral for Receivables.

                  ARTICLE VII. EVENTS OF DEFAULT AND REMEDIES.

     Section 7.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

     (a) Payment. Any principal of or interest on the Revolving Credit Note or any other Indebtedness is not paid within five days after the same shall have become payable, whether at stated maturity, by acceleration or otherwise, provided that such five-day period shall not apply (i) more than twice in any twelve-month period or (ii) to the payment of the Indebtedness due on the Termination Date.

     (b) Representations and Warranties. Any representation, warranty or certification made by either Borrower herein, in any other Loan Document or in any certificate or other writing delivered in connection herewith or therewith shall prove to be untrue in any material respect as of the date upon which the same was made or deemed made.

     (c) Affirmative Covenants. Either Borrower fails to perform, keep or observe any of the terms, provisions, conditions or covenants contained in
Section 7.1 hereof, and (except in the case of Sections 6.1(i) hereof and in cases where the same is not capable of being cured within thirty days) the same is not cured within thirty days from the earlier to occur of (i) the date which such Borrower knew or should have known of such failure and (ii) the date such Borrower received written notice of such failure from Lender.

     (d) Negative Covenants. Either Borrower fails to perform, keep or observe any of the terms, provisions, conditions or covenants contained in Section 7.2 hereof or in Sections 5(b) and 5(d) of the Stock Pledge Agreement.

     (e) Other Covenants. Either Borrower or any Guarantor fails to perform, keep or observe any of the terms, provisions, conditions or covenants contained in the Loan Documents (other than as provided in Sections 7.1(a), 7.1(b), 7.1(c) and 7.1(d) hereof) and (except in cases where the same is not capable of being cured within thirty days) the same is not cured within thirty days from the earlier to occur of (i) the date which such Borrower knew or should have known of such failure and (ii) the date such Borrower or Guarantor received written notice of such failure from Lender.

     (f) Collateral. (i) Any Lien on one or more Eligible Receivables with a Net Book Balance in excess of $50,000 in the aggregate granted to Lender to secure the Indebtedness under the Loan Documents shall be determined to be void, voidable or invalid, or is subordinated or is not given the priority contemplated by the Loan Documents and, within three Business Days thereof, Borrowers do not repay the Indebtedness in an amount not less than 80% of such Net Book Balance; or (ii) either Borrower shall deny or disaffirm any Liens granted in connection with this Agreement or the other Loan Documents.

     (g) Material Adverse Change. Any material adverse change in the assets or condition (financial or otherwise) of either Borrower has occurred.

     (h) Insolvency Event. Either Borrower or any Guarantor shall become the subject of (i) an Insolvency Event as set forth in clause (e) of the definition of Insolvency Event that is not dismissed within sixty days or (ii) either Borrower or any Guarantor shall become the subject of any Insolvency Event except as set forth in clause (e) of the definition of Insolvency Event.

     (i) Attachments, Judgments. The issuance or filing against either or both of Borrowers or any Guarantor of any one or more attachments, injunctions, executions, or judgments for the payment of money in excess of $100,000 in the aggregate which are not discharged in full or stayed within thirty days after issuance or filing.

     (j) Default in Other Agreements. Default in the payment of one or more sums due under any instrument of Debt for borrowed money owed by either or both of Borrowers or any Guarantor to any Person on a recourse basis in excess of $100,000 in the aggregate, or any other default under such instrument of Debt which permits such Debt to become due prior to its stated maturity or permits the holders of such Debt to elect a majority of the board of directors or manage the business of either or both of Borrowers.

     (k) Business Operations. Any of the following shall occur: (i) entry of a court order which enjoins, restrains or in any way prevents either Borrower or any Guarantor from conducting all or any material part of such Borrower's business affairs in the ordinary course of business, (ii) withdrawal or suspension of any license required for the conduct of any material part of either Borrower's or any Guarantor's business or (iii) any of either Borrower's assets with a value in excess of $100,000 in the aggregate are subjected to replevin, sequestration, garnishment, attachment or levy, in each case which is not discharged or bonded within thirty days after the occurrence thereof.

     (l) Change in Ownership. Realty shall cease to collectively own and control, beneficially and of record, all the issued and outstanding shares of capital stock of Funding.

     (m) ERISA. (i) The institution of any steps by either Borrower or any other Person to terminate a Benefit Plan if as a result of such termination such Borrower could be required to make a contribution to such Benefit Plan, or could incur a liability or obligation to such Benefit Plan, (ii) a contribution failure occurs with respect to any Benefit Plan sufficient to give rise to a Lien under Section 302(f) of ERISA or (iii) either Borrower could reasonably be expected to incur a liability or an obligation under Title IV of ERISA with respect to a Multiemployer Plan as a result of a complete or partial withdrawal of either Borrower or ERISA Affiliate from a Multiemployer Plan or reorganization of a Multiemployer Plan.

     Section 7.2. Lender's Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender shall have and may exercise the following rights and remedies, which individual remedies shall not be exclusive and which shall be cumulative and in addition to each and every other remedy set forth herein (including, without limitation, under Section 3.5 hereof) and in the other Loan Documents and the other agreements and documents executed in connection with the transactions contemplated hereby:

     (a) Acceleration, Termination and Demand. The right to (i) accelerate the entire outstanding principal balance of the Indebtedness together with all accrued but unpaid interest on the Indebtedness and all other sums due and payable by either Borrower to Lender, without demand, presentment, notice of dishonor, diligence in collection, grace, notice and protest or legal process of any kind, all of which each Borrower hereby expressly waives, (ii) terminate its agreement to make Revolving Credit Advances under this Agreement, and (iii) immediately, without a period of grace, enforce payment of the Indebtedness by exercising any and all of the rights granted herein and under applicable law, provided that, in the case of an Event of Default under Section 7.1(h) hereof, all the Indebtedness shall automatically become due and payable and the agreement of Lender to make Revolving Credit Advances under this Agreement shall automatically terminate.

     (b) Right to Dispose of Collateral. All of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of New York, as amended (the "UCC"), or other applicable law, or otherwise existing at law or in equity, including, without limitation, the rights of Lender to:

          (i) use or operate the Collateral for the purpose of preserving the Collateral or its value;

          (ii) to the extent permitted by law, enter upon the premises of either or both Borrowers or any other place or places where the Collateral is held, without any obligation to pay rent to either or both Borrowers, through self-help and without judicial process, without first obtaining a final judgment or giving either or both Borrowers notice and opportunity for a hearing on the validity of Lender's claim and remove the Collateral therefrom to the premises of Lender or its designee, for such time as Lender may desire, in order effectively to collect, preserve, protect and liquidate the Collateral;

          (iii) require either or both Borrowers to assemble the Collateral and make it available to Lender at a place to be designated by Lender, in its sole discretion;

          (iv) contact Account Debtors of either or both Borrowers and demand that payment on any Receivables be made directly to Lender;

          (v) take any of the actions specified in clauses (a) through (g) of paragraph 2 of the Special Power of Attorney;

          (vi) appoint or seek appointment of a receiver, custodian or trustee of either or both Borrowers or any of their assets pursuant to court order; and

          (vii) sell or otherwise dispose of any or all Collateral in its then condition at public or private sale or sales, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable, provided that such sales may be adjourned from time to time with or without notice.

Each Borrower agrees that at least ten days' notice to the applicable Borrower of the time and place of any public or private sale shall constitute reasonable notification. Such sales may be conducted on such Borrower's premises (without charge), Lender's premises or elsewhere, at such time or times as Lender may see fit. Lender is hereby granted a license or other right to use, without charge,
(A) either or both Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, assumed names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and (B) all computer software and hardware, computer programs, electronic data processing software and other computer materials and records owned by or licensed to either or both Borrowers, if any, and each Borrower's rights under all licenses and all franchise agreements shall, to the extent permitted by such licenses and franchise agreements, inure to Lender's benefit.

     Section 7.3. No Waiver or Marshalling. No delay, failure or omission of Lender to exercise any right upon the occurrence of any Potential Event of Default or Event of Default shall impair any such right or shall be construed to be a waiver of any such Potential Event of Default or Event of Default or an acquiescence therein. No single, partial or full exercise of any right of Lender shall preclude any other or further exercise thereof. Each Borrower hereby waives any right to require Lender to marshall any of the Collateral or otherwise to compel Lender to seek recourse against or satisfaction of the Indebtedness from one source before seeking recourse or satisfaction from another source.

     Section 7.4. General Indemnification. Each Borrower hereby agrees to indemnify, protect and hold Lender and its officers, directors, Affiliates, agents or representatives including, without limitation, lawyers, accountants and other professionals (collectively, the "Indemnified Parties") harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements including, without limitation, any reasonable costs, expenses and disbursements incurred in connection with the preparation for the defense of any investigation, litigation or proceeding (collectively "Claim" or "Claims") of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender or any other Indemnified Party in any way relating to or arising out of the Loan Documents or any transaction related thereto or any action taken or omitted by Lender or any other Indemnified Party under or in connection with the Loan Documents or any transaction related thereto, except to the extent such indemnified matters are caused by such Indemnified Party's gross negligence or wilful misconduct as determined by a final, nonappealable order of a court of competent jurisdiction.

     Section 7.5. Environmental Indemnity. Each Borrower hereby agrees to indemnify, protect, and hold Lender and the other Indemnified Parties harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including, without limitation, all reasonable attorneys' fees and legal expenses whether or not suit is brought), and disbursements of any kind or nature whatsoever including, without limitation, any reasonable costs, expenses and disbursements incurred in connection with the preparation for the defense of any investigation, litigation or proceeding which may at any time be imposed on, incurred by, or asserted against such Indemnified Parties, with respect to or as a direct or indirect result of the violation by it of any Environmental Law; or with respect to or as a direct or indirect result of its generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence in connection with its properties of a Hazardous Substance in violation of applicable law including, without limitation, (a) all damages caused by any such use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence, or (b) the costs of any required or necessary environmental investigation, monitoring, repair, cleanup, or detoxification and the preparation and implementation of any closure, remedial, or other plans. In addition to the foregoing, in the event that Borrowers learn that one or more assets that secure Eligible Receivables and have an aggregate Net Book Balance of $250,000 or more have a potential condition that is a violation of any Environmental Law, (i) they shall promptly take any and all necessary actions to remedy such condition in accordance with applicable Environmental Laws or (ii) Lender may declare such Receivable to be ineligible.

         Section 7.6. Application of Proceeds. All amounts held by or for the benefit of Lender under Sections 2.12 and 2.13 hereof or realized by Lender with respect to the Collateral under this Article VII upon the occurrence and during the continuance of an Event of Default, including any sums which may be held by Lender, or the proceeds of any thereof, other than Excluded Collections, shall be applied to repay the Indebtedness in such order and in such manner as Lender shall determine in its sole discretion. If any amounts held by or for the benefit of Lender under Sections 2.12 and 2.13 hereof or realized by Lender with respect to the Collateral under this Article VII remain after the Indebtedness shall have been indefeasibly paid in full in cash, Lender shall remit such amounts then remaining to either Borrower or to such other Person as a court of competent jurisdiction may direct.

                          ARTICLE VIII. MISCELLANEOUS.

     Section 8.1. Expenses. Borrowers hereby agree to reimburse Lender for all reasonable out-of-pocket expenses (including, without limitation, all travel, transmittal, mailing and wire transfer expenses and initial and ongoing reasonable fees of attorneys, valuation consultants and field auditors (at a per diem charge of $500 per auditor per day) and related expenses incurred by Lender in connection with the following:

     (a) the preparation, negotiation and delivery of this

Agreement and the other Loan Documents and in connection with the negotiation and consummation of the transaction contemplated hereby, including, without limitation, all out-of-pocket expenses incurred by Lender in entering into this Agreement and the other Loan Documents to which it is a party, reviewing Borrowers' portfolio of Receivables and in fulfilling Lender's obligations hereunder, attorneys' fees and disbursements, appraisals, courier services, taxes (including, without limitation, mortgage recording taxes), title expenses, lien searches, filing fees and all other related costs;

     (b) any review or field audit of either or both Borrowers or the Collateral by or on behalf of Lender or its designated representatives during the term of the Loan (including, without limitation, search reports and credit reports prepared by independent third parties and all inspections and audits made pursuant to Section 4.5 hereof), provided that, prior to the occurrence of an Event of Default, Lender shall be reimbursed for expenses relating to only two audits annually;

     (c) all taxes with respect to the Collateral levied against or paid by Lender (other than taxes on, or measured by, the income of Lender) and all filing and recording fees, costs and expenses which may be incurred by Lender with respect to the filing or recording of any document or instrument relating to the transactions described in the Loan Documents; and

     (d) the enforcement of the Loan Documents (including any waivers or amendments related thereto) and all such expense incurred in the defense of legal proceedings involving any claim made against Lender arising out of the Loan Documents or the protection of the Collateral, provided that Borrower shall not be liable for any such expense arising as a result of Lender's gross negligence or willful misconduct.

     Section 8.2. Notices, Etc. Unless otherwise set forth herein, all notices, demands, requests and other communications hereunder shall be in writing and given to Lender or Borrowers by certified mail, return receipt requested, by overnight delivery service with all charges prepaid, or by telecopier (followed by a hard copy via overnight delivery service), and addressed as follows:

     If to Lender:

          Transamerica Business Credit Corporation
          Two Ravinia Drive, Suite 700
          Atlanta, Georgia  30346
          Telecopy:  (770) 396-7403
          Attention:  Credit Manager

          with a copy to:

          Transamerica Business Credit Corporation
          9399 West Higgins Road, Suite 600
          Rosemont, Illinois  60018
          Telecopy:  (847) 685-1143
          Attention:  General Counsel

     If to Borrowers:

          BRT Realty Trust or BRT Funding Corp.
          60 Cutter Mill Road
          Great Neck, New York  11021
          Telecopy:  (516) 466-3132
          Attention:  Mr. Jeffrey A. Gould

          with a copy to:

          BRT Realty Trust or BRT Funding Corp.
          60 Cutter Mill Road
          Great Neck, New York  11021
          Telecopy:  (516) 466-3132
          Attention:  Mark H. Lundy, Esq.

Any notice, demand, request or other communication given in the manner aforesaid shall be deemed to have been served, and shall be effective for all purposes hereof, (a) if given by certified mail, return receipt requested, on the earlier of the third Business Day following the day on which it is posted or the date of its receipt by the party to be notified, (b) if sent by overnight delivery service, when received or when delivery is refused and (c) if sent by telecopier, when receipt of such transmission is confirmed, provided that such notice by telecopier is followed by a hard copy via overnight delivery service. Any party to this Agreement shall have the right to change its address for the purpose of this Agreement by giving at least three days' prior written notice of any such change to each other party hereto in the manner specified herein.

     Section 8.3.  Participations and Assignments.

     (a) Each Borrower acknowledges and agrees that Lender may, without limiting its obligations hereunder, from time to time (i) sell or offer to sell interests in the Indebtedness and the Loan Documents to one or more participants and (ii) assign to one or more banks or financial institutions all or part of its rights and obligations under this Agreement, the Revolving Credit Note and the other Loan Documents. Subject to subsection (b) hereof, each Borrower authorizes Lender to disseminate any information it has pertaining to the Indebtedness, including, without limitation, complete and current credit information on each Borrower and any of its principals, to any such participant or assignee or prospective participant or assignee. If Lender assigns any part of its rights and obligations under this Agreement, Borrowers agree to execute replacement promissory notes to the order of Lender and each assignee of Lender together with an amendment to this Agreement to implement this Agreement with multiple lenders as parties hereto.

     (b) Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.3, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrowers furnished to Lender by or on behalf of Borrowers; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender in accordance with

Section 8.4 and shall agree in writing for the benefit of Borrowers to be bound by Section 8.4 as though such assignee or participant or proposed assignee or participant were a party hereto.

         Section 8.4. Confidentiality. Lender acknowledges that Borrowers may disclose Confidential Information to it in connection with this Agreement. Accordingly, Lender shall not disclose any Confidential Information to any Person without the consent of either Borrower, other than (a) to such Lender's Affiliates with a need to know such Confidential Information and their officers, directors, employees, agents and advisors, to Lender's counsel and accountants and to actual or prospective assignees and participants and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

     Section 8.5. Further Assurances. Each Borrower will, at the expense of such Borrower, from time to time execute and deliver all such amendments, supplements and other modifications hereto and to the other Loan Documents as Lender may reasonably request in connection with the transaction contemplated hereby, execute and deliver all such financing statements or continuation statements, instruments, documents and agreements, and take such other actions as Lender deems necessary or advisable in order to create, maintain, perfect, maintain the priority of and enforce Lender's security interest in the Collateral or to effectuate the purposes and intents of the Loan Documents and the transactions contemplated thereby and deliver all such books and records as Lender deems necessary or advisable in order to collect the Receivables and preserve the Collateral or its value.

     Section 8.6. Survival of Agreements. All of the representations, warranties, covenants and agreements of Borrowers (including, without limitation, agreements to pay costs and expenses and to indemnify Lender) in the Loan Documents shall survive the execution and delivery of the Loan Documents and the performance under such Loan Documents, and shall further survive until all of the Indebtedness is paid in full to Lender and all of Lender's obligations to Borrowers under the Loan Documents are terminated.

     Section 8.7. No Obligation Beyond Maturity. Each Borrower agrees and acknowledges that, upon the Termination Date, Lender shall have no obligation to renew, extend, modify or rearrange any Revolving Credit Advance or any other Indebtedness hereunder and shall have the right to require all amounts due and owing under this Agreement and the other Loan Documents to be paid in full.

     Section 8.8. Parties Bound. This Agreement and the other Loan Documents shall be binding upon and inure solely to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, except as otherwise expressly provided for herein. Lender may, without limiting its obligations hereunder, assign its rights and obligations hereunder without any consent from either Borrower. Neither Borrower may assign its rights or obligations hereunder.

     Section 8.9. Number and Gender. Whenever used herein, the singular number shall include the plural and the plural shall include the singular, and the use of any gender shall be applicable to all genders.

     Section 8.10. Execution in Counterparts; Telecopied Signatures. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument. This Agreement and each of the other Loan Documents may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

     Section 8.11. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 8.12. Time of the Essence. The parties hereto hereby agree that in this Agreement and the other Loan Documents time shall be considered of the essence.

     Section 8.13. Exhibits and Schedules. Any and all exhibits and schedules hereto are hereby expressly incorporated by reference as though fully set forth herein.

     Section 8.14. GOVERNING LAW/VENUE. THIS AGREEMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK IN ANY PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE INDEBTEDNESS BY ANY MEANS ALLOWED UNDER NEW YORK OR FEDERAL LAW. VENUE FOR ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE NEW YORK COUNTY IN THE STATE OF NEW YORK, PROVIDED THAT LENDER MAY CHOOSE VENUE IN ANY OTHER STATE IN A COURT OF COMPETENT JURISDICTION IN THE EXERCISE OF ITS SOLE DISCRETION.

     Section 8.15. SERVICE OF PROCESS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND IRREVOCABLY APPOINTS HERRICK, FEINSTEIN LLP, 2 PARK AVENUE, NEW YORK, NEW YORK 10016, ATTENTION: JEFFREY H. KAUFMAN, AS ITS REGISTERED AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS, AND AGREES TO OBTAIN A LETTER FROM HERRICK, FEINSTEIN LLP TO SUCH EFFECT. EACH BORROWER ALSO CONSENTS TO SERVICE OF PROCESS BY ANY OF REGISTERED MAIL, RETURN RECEIPT REQUESTED, OR OVERNIGHT OR MESSENGER DELIVERY SERVICE, DIRECTED TO ITS ADDRESS INDICATED ABOVE; AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON DELIVERY AT SUCH ADDRESS. LENDER AGREES TO FORWARD PROMPTLY BY

REGISTERED MAIL (NO RETURN RECEIPT REQUIRED) ANY PROCESS SO SERVED UPON BORROWERS' AGENT TO BORROWERS AT THEIR ADDRESS SET FORTH HEREINABOVE.

     Section 8.16. LEGAL COUNSEL. EACH BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH ALL MATTERS CONCERNING THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE NEGOTIATION, ACCEPTANCE AND EXECUTION OF THIS AGREEMENT; THAT IT HAS RELIED UPON THE ADVICE OF ITS LEGAL COUNSEL IN AGREEING TO THE TERMS AND CONDITIONS HEREIN AND IN EXECUTING THIS AGREEMENT; AND THAT IT HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT AS THE PRODUCT OF ARM'S LENGTH NEGOTIATIONS.

                                                       ----------
                                                       Bor. Init.

                                                       ----------
                                                       Bor. Init.


     Section 8.17. WAIVER OF JURY TRIAL, ETC. EACH BORROWER AND LENDER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDINGS (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHER AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (B) IN ANY WAY CONNECTED WITH OR RELATED TO OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR EITHER OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWERS AND LENDER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL, WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWERS WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

     Section 8.18. ENTIRETY; WRITTEN LOAN AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES. THIS AGREEMENT MAY NOT BE CHANGED, WAIVED, DISCHARGED OR TERMINATED ORALLY, BUT RATHER ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO. NO PROVISION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE CONSTRUED AGAINST OR INTERPRETED TO THE DISADVANTAGE OF ANY PARTY HERETO BY ANY COURT OR OTHER GOVERNMENTAL OR JUDICIAL AUTHORITY BY REASON OF SUCH PARTY OR SUCH PARTY'S COUNSEL HAVING STRUCTURED OR DRAFTED SUCH PROVISION.

     Section 8.19. REALTY AS FUNDING'S AGENT. FUNDING HEREBY NOMINATES AND APPOINTS REALTY IRREVOCABLY FOR THE TERM OF THIS AGREEMENT, TO ACT AS ITS AGENT, ATTORNEY-IN-FACT AND LEGAL REPRESENTATIVE IN ALL MATTERS PERTAINING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS INCLUDING THE RECEIPT OF ANY NOTICES DELIVERED UNDER THIS AGREEMENT.

     Section 8.20. NATURE OF BORROWERS' LIABILITIES. BORROWERS' LIABILITIES HEREUNDER IN RESPECT OF THE INDEBTEDNESS SHALL AT ALL TIMES BE JOINT AND SEVERAL, NOTWITHSTANDING THAT ANY ONE BORROWER MAY OBTAIN REVOLVING CREDIT ADVANCES OR THE USE OF THE PROCEEDS THEREFROM.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                              BRT REALTY TRUST



                              By: /s/ David W. Kalish
                                 -----------------------------
                                 Name:  David W. Kalish
                                 Title: Senior Vice President,
                                   Finance


                              BRT FUNDING CORP.



                              By: /s/ David W. Kalish
                                 -----------------------------
                                 Name:  David W. Kalish
                                 Title: Senior Vice President,
                                   Finance


                              TRANSAMERICA BUSINESS CREDIT
                               CORPORATION



                              By: /s/ Jeffrey S. Carbery
                                 ----------------------------
                                 Name:  Jeffrey S. Carbery
                                 Title: Senior Vice President

                                  Schedule 1.30


                              Designated Industries


1.   Residential - 1 to 4 family units and individual condos

2.   Residential - Multi-unit unsold condominiums

3.   Residential - Regulated apartments

4.   Residential - Non-regulated apartments

5.   Retail - Single Tenant

6.   Retail - Multi-tenant, small (less than 10 units, strip mall, etc.)

7. Retail - Multi tenant, large (more than 10 units, shopping center, anchored mall)

8.   Office - Single Tenant

9.   Office - Multi Tenant, small (less than 10 units)

10.  Office - Multi Tenant, large (more than 10 units)

11.  Hotel/Motel

12.  Industrial and Warehousing

                                    EXHIBIT A                          EXHIBIT A

                              CLOSING REQUIREMENTS


     As used in this Exhibit A, capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan and Security Agreement to which this Exhibit A is annexed (the "Agreement").

     PART I. Conditions Precedent to Effectiveness of Agreement. The effectiveness of the terms of the Agreement and the obligation of Lender to make the initial Revolving Credit Advance are subject to the following:

          1. Lender's (or in the case of item (J) below, the Custodian's) receipt of the following documents, in form and substance satisfactory to Lender and, in the case of agreements and instruments, duly executed by each party thereto other than Lender:

          A. Agreement;

          B. Stock Pledge Agreement, together with stock certificates covered thereby and stock powers executed in blank;

          C. Validity of Collateral Guaranty;

          D. initial Borrowing Base Certificate which reflects sufficient Loan Availability to satisfy the requirements for the initial Revolving Credit Advance;

          E. Custodial Agreement;

          F. Special Power of Attorney;

          G. Collection Account Agreement;

          H. Assignments of Mortgages securing the initial Eligible Receivables;

          I. list (the "Initial Collateral List") of all initial Eligible Receivables detailing all mortgages, leases (including ground leases with respect to leasehold mortgages), subleases, collateral assignments of leases or subleases, shares of stock, stock powers, proprietary leases and assignments of proprietary leases of cooperative apartment units, recognition agreements, security agreements, guaranties, financing statements (Form UCC-1 and Form UCC-3 assignments) in favor of either Borrower as a lender, other documents securing or otherwise supporting such Eligible Receivables, and promissory notes and other instruments evidencing such Eligible Receivables, including any and all assignments, amendments, replacements, and allonges thereof and thereto, certified by a Responsible Officer as true and complete;

          J. all original executed agreements, instruments and other documents (or copies thereof together with an affidavit as to the loss or other status of the originals and an indemnity of Lender with respect thereto) specified in the Initial Collateral List, certified by a Responsible Officer as true and complete;

          K. title policies or marked commitments therefor for all real property (directly or indirectly) securing Receivables (i) dated the date on which the mortgages relating to such real property are made, in an amount satisfactory to Lender (except as approved in writing by Lender in its sole discretion); (ii) insuring that such mortgages create valid first Liens on the real property encumbered thereby in favor of either Borrower; (iii) naming either Borrower as the insured thereunder; (iv) in the form of the American Land Title Association ("ALTA") Loan Policy-1992 or such other form as is acceptable to Lender; and (v) containing such endorsements and other affirmative coverages as Lender may reasonably request, together with evidence that all premiums in respect of such policies have been paid by or on behalf of Borrowers;

          L. financing statements (Form UCC-1) and all other financing statements, notices of security interest, collateral pledge agreements, or other documents and instruments deemed necessary by Lender to evidence, perfect or notify third parties of Lender's security interest in the Collateral;

          M. completed requests for information (Form UCC-11), dated on or before the date of the Agreement listing all effective financing statements filed in jurisdictions in which financing statements referred to in the preceding subsection have been or are to be filed, that name the applicable Borrower as debtor, together with copies of such financing statements;

          N. releases of all mortgages, security agreements and assignments previously encumbering any of the Collateral, each in form and substance satisfactory to Lender;

          O. copies of the trust agreement or indenture of Realty and all amendments thereto, certified by the Secretary or an Assistant Secretary of Realty, and copies of the certificate of incorporation and bylaws of Funding and all amendments thereto, certified by the Secretary or an Assistant Secretary of Funding;

          P. resolutions of each Borrower authorizing and approving the execution, delivery and performance by such Borrower of the Agreement and the other Loan Documents to which it is a party, duly adopted by the Board of Directors or similar governing body of such Borrower and accompanied by a certificate of the Secretary or an Assistant Secretary (or another responsible officer) of such Borrower stating that such resolutions have been duly adopted, have not been amended and are in full force and effect;

          Q. certificates of incumbency as to all officers of each Borrower who will be authorized to execute any of the Loan Documents on behalf of such Borrower;

          R. certificates of good standing (long form if available) for each Borrower from the Secretary of State of the state of its organization and all other states in which such Borrower is doing business;

          S. acknowledgement of Herrick, Feinstein LLP that it will act as registered agent for the acceptance of service of process on behalf of Borrowers;

          T. certificates of insurance or other evidence of insurance required to be maintained pursuant to the terms of the Agreement, naming Lender as additional insured or loss payee, as applicable, as its interests may appear under a standard mortgagee endorsement and providing that such insurance shall not be cancelled or allowed to lapse without thirty days' prior written notice to Lender;

          U. a copy of (i) the business plan and financial projections for Borrowers prepared on a monthly basis for the twelve-month period commencing on the Closing Date, certified as being prepared in good faith by a Responsible Officer of each Borrower, and (ii) the most recent available balance sheet, profit and loss statement, and statement of cash flow of Borrowers, prepared on a consolidated basis in accordance with GAAP and certified by a Responsible Officer of each Borrower;

          V. opinion letter of counsel to Borrowers, in form, scope and substance satisfactory to Lender;

          W. valuations prepared by Borrowers and satisfactory to Lender on all assets securing Eligible Receivables covered by the initial Borrowing Base Certificate; and

          X. Solvency Certificate for each Borrower, in the form of Annex I hereto.

          2. Borrowers shall have paid all accrued fees and expenses (including fees of attorneys, valuation consultants and field auditors (at a per diem charge of $500 per auditor per day) and related expenses) of Lender in connection with the negotiation, preparation, execution and delivery of the Loan Documents.

          3. Lender shall be satisfied with each Borrower's corporate, legal and tax structure.

          4. Lender shall be satisfied that (A) all software in the equipment used by and material to the business, operations or financial condition of such Borrower is able to interpret and manipulate data involving all calendar dates correctly without causing any abnormal ending scenario, including dates in and after the year 2000, (B) all equipment containing embedded microchips (including, without limitation, all systems and equipment supplied by others or with which such Borrower's information systems interface) will function properly with respect to all dates in and after the year 2000 ("Year 2000 Compliant"),
(C) there are no reasonably foreseeable consequences of any programming errors or systems failures related to the year 2000 relating to the information systems of either Borrower and (D) each Borrower has reviewed and assessed all areas within its business and operations that could be adversely affected by the failure of such Borrower or its products to be Year 2000 Compliant.

          5. Lender shall be satisfied with each Borrower's data processing systems including, without limitation, the ability of such systems to generate "aging reports" with regard to the Receivables and to identify and generate prompt reports of all Receivables that have reached final maturity.

          6. Lender shall be satisfied with the results of a credit investigation of each Borrower and background investigation of each of its principals.

          7. All Liens in favor of Lender, subject to any requirement that the financing statements specified in item 1(L) above, shall have been duly perfected and shall constitute first and prior Liens.

          8. No change, occurrence, event or development of an event involving a prospective change that could reasonably be expected to have a Material Adverse Effect shall have occurred since September 30, 1998 and be continuing.

          9. Such other documents, instruments and evidence as Lender may reasonably request.

     PART II. Conditions Precedent to Each Revolving Credit Advance. The obligation of Lender to make each Revolving Credit Advance is subject to the satisfaction of the following additional conditions:

          1. Lender's receipt of the following documents, in form and substance satisfactory to Lender and, in the case of agreements and instruments, duly executed by each party thereto other than Lender:

          A. Notice of Borrowing;

          B. Borrowing Base Certificate; and

          C. such other documents, instruments and evidence as Lender may reasonably request with regard to such Revolving

     Credit Advance.

          2. There shall be no actions, suits or proceedings pending or threatened against or affecting either Borrower, its assets or the consummation of the transactions contemplated by the Agreement and the other Loan Documents in which the amount involved exceeds $25,000 in the aggregate (to the extent such amount is not covered by insurance).

          3. All representations and warranties of Borrowers contained in the Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Revolving Credit Advance as if then made, other than representations and warranties that expressly relate solely to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date.

          4. No Potential Event of Default or Event of Default shall have occurred and be continuing or would result from the making of the requested Revolving Credit Advance.

          5. No change, occurrence, event or development of an event involving a prospective change that could reasonably be expected to have a Material Adverse Effect shall have occurred since the Closing Date and be continuing.

          6. Each Borrower shall be in compliance with all laws, rules, regulations, orders and decrees that are applicable to it, the Collateral and all of its other properties and assets (including, without limitation, ERISA and Environmental Laws), none of its assets or any real property or other asset securing any Receivable is subject to any pending or overtly threatened investigation by any governmental authority, and no Hazardous Substance has been disposed of or released on any of such real property or other asset, other than any noncompliance which would not have a Material Adverse Effect.

                                                                         Annex I


                         [Form of Solvency Certificate]


                                    EXHIBIT B



                              REVOLVING CREDIT NOTE

$45,000,000                                                         May 18, 1999


         FOR VALUE RECEIVED, BRT REALTY TRUST, a Massachusetts business trust, and BRT FUNDING CORP., a New York corporation (together, "Borrowers"), each having its chief executive office and principal place of business at 60 Cutter Mill Road, Great Neck, NY 11021, hereby unconditionally promise to pay to the order of TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("Lender"), at 9399 West Higgins Road, Rosemont, Illinois 60018 (the "Loan Office") or at such other place as Lender may from time to time designate, on the Termination Date (as hereafter defined), in lawful money of the United States of America and in immediately available funds, the principal amount equal to the lesser of (a) FORTY-FIVE MILLION DOLLARS ($45,000,000) and (b) the aggregate unpaid principal amount of all Revolving Credit Advances evidenced by this Revolving Credit Note and made by Lender under the Agreement referred to below. Borrowers agree to pay such principal amount in the amounts, on the dates and in the manner set forth in the Agreement referred to below. Borrowers further promise to pay interest in like money and funds at the Loan Office (or at such other place as Lender may from time to time designate) on the unpaid principal amount hereof from and including the date hereof until paid in full (both before and after judgment) at the rates and on the dates as provided in the Agreement referred to below. All capitalized terms used herein, which are not defined herein, shall have the meaning ascribed to such terms in the Loan and Security Agreement, dated as of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement"), between Borrowers and Lender.

         The holder of this Revolving Credit Note is authorized to record the date and amount of each Revolving Credit Advance evidenced by this Revolving Credit Note, the date and amount of each payment or prepayment of principal hereof and the interest rate with respect thereto on a schedule attached hereto, or on a continuation of such schedule attached hereto and made a part hereof, and any such notation shall be conclusive and binding for all purposes absent manifest error; provided, however, that the failure of Lender to make any such recordation or endorsement shall not affect the obligation of Borrowers hereunder or under the Agreement.

         Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest due hereunder.

         This is the Revolving Credit Note referred to in Section 2.2 of the Agreement. This Revolving Credit Note shall be entitled to the benefit of all terms and conditions of, and the security of all security interests, liens, mortgages, deeds of trust and rights granted pursuant to, the Agreement and any other Loan Document, and is subject to optional and mandatory prepayment as provided therein.

         Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note may be declared to be or may automatically become immediately due and payable as provided in the Agreement.

         Borrowers acknowledge that the holder of this Revolving Credit Note may assign, transfer or sell all or a portion of its rights and interests to and under this Revolving Credit Note to one or more Persons as provided in the Agreement and that such Persons shall thereupon become vested with all of the rights and benefits of Lender in respect hereof as to all or that portion of the Revolving Credit Note which is so assigned, transferred or sold.

         In the event of any conflict between the terms hereof and the terms and provisions of the Agreement, the terms and provisions of the Agreement shall control.

         Borrowers and all other parties which at any time may be liable hereupon in any capacity, jointly or severally, waive presentment, demand for payment, protest and notice of dishonor of this Revolving Credit Note and authorize the holder hereof, without notice, to increase or decrease the rate of interest on any amount owing under this Revolving Credit Note in accordance with the Agreement. This Revolving Credit Note may not be changed orally, but only by an agreement in writing, which is signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought.

         THIS REVOLVING CREDIT NOTE SHALL BE DEEMED AN INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ITS CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         EACH BORROWER AND, BY ITS ACCEPTANCE OF THIS REVOLVING CREDIT NOTE, LENDER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDING (A) ARISING UNDER THIS REVOLVING CREDIT NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (B) IN ANY WAY CONNECTED WITH OR RELATED TO OR INCIDENTAL TO THE DEALINGS OF BORROWERS OR EITHER OF THEM WITH RESPECT TO THIS REVOLVING CREDIT NOTE, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWERS AND, BY ITS ACCEPTANCE OF THIS REVOLVING CREDIT NOTE, LENDER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL, WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS REVOLVING CREDIT NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWERS AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         BORROWERS' LIABILITIES HEREUNDER IN RESPECT OF THE INDEBTEDNESS SHALL AT ALL TIMES BE JOINT AND SEVERAL, NOTWITHSTANDING THAT ANY ONE BORROWER MAY OBTAIN REVOLVING CREDIT ADVANCES OR THE USE OF THE
PROCEEDS THEREFROM.

         IN WITNESS WHEREOF, each Borrower has caused this Revolving Credit Note to be executed by its duly authorized officer as of the date first above written.



                                        BRT REALTY TRUST



                                        By: ___________________________________
                                            David W. Kalish
                                            Senior Vice President, Finance


                                        BRT FUNDING CORP.



                                        By: ___________________________________
                                            David W. Kalish
                                            Senior Vice President, Finance

                                    SCHEDULE
                          TO THE REVOLVING CREDIT NOTE
                              DATED MAY 18, 1999 OF
                    BRT REALTY TRUST AND BRT FUNDING CORP. TO
                    TRANSAMERICA BUSINESS CREDIT CORPORATION


           Amount of
           Revolving                   Amount of        Unpaid
             Credit      Interest      Principal       Principal       Notation
Date        Advance        Rate          Paid           Balance        Made By
----        -------        ----          ----           -------        -------

                                    EXHIBIT C
                                  May 18, 1999




North Fork Bank
275 Broad Hollow Road
Melville, New York  11747

         RE:      BRT REALTY TRUST; BRT FUNDING CORP.
                  NORTH FORK BANK ACCOUNT NO.:  ________
                  (HEREINAFTER REFERRED TO AS THE "ACCOUNT")


Dear Al:

Reference is hereby made to a certain Loan and Security Agreement dated as of May 18, 1999 (hereinafter referred to as the "Loan Agreement"), by and among BRT Realty Trust, a Massachusetts business trust ("Realty"), BRT Funding Corp., a New York corporation ("Funding," and together with Realty, hereinafter referred to as "Debtors") and Transamerica Business Credit Corporation, a Delaware corporation (hereinafter referred to as "Creditor"). Debtors hereby authorize North Fork Bank (hereinafter referred to as the "Bank") to comply with any request of Creditor with respect to deposits in or withdrawals from the Account. The Bank shall not inquire into Creditor's right to make any such request, and shall be forever released of all obligations with respect to checks or funds on deposit in the Account upon release of such checks or funds to Creditor in accordance with a request of Creditor. Any instruction given to the Bank by either Debtor or any other Person without the prior or concurrent written agreement of Creditor shall be void and of no force or effect. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Loan Agreement.

The Account shall hereafter be designated as "TRANSAMERICA, AS SECURED PARTY OF BRT" and the Bank shall make a notation on its books and records to indicate that the Account has been and hereby is collaterally assigned to Creditor.

You are hereby authorized to accept for deposit into the Account all cash, checks and money orders (hereinafter collectively referred to as "checks") payable to either Debtor. The deposits made in the Account are the proceeds of collateral upon which Creditor has been granted a security interest and, accordingly, we are entitled to the same.

This Letter Agreement will constitute the agreement referred to in the Loan Agreement among Debtors, Creditor and the Bank with respect to the proceeds whereby all collected funds deposited in the Account will be transmitted to Creditor pursuant to the terms hereof.

Effective from and after the Bank's receipt of a fully executed original copy of this Letter Agreement, all checks, other than those not acceptable for deposit hereunder, will be endorsed by the applicable Debtor "credited to the account of the within named payee" or the like, and will be deposited on the Business Day (a day on which the Bank is open for business with the public, other than a Saturday, Sunday or weekday on which banks in the State of New York are required or authorized by applicable law to be closed for business with the public) of receipt into the Account; provided, however, that for this purpose, checks deposited by either Borrower after 2:00 p.m., eastern standard time, on a Business Day shall be processed and credited to the Account with the next Business Day's deposit. All collected and available balances in the Account as determined by the Bank's then current availability schedule shall be wire transferred by the Bank on a daily basis to the following account of Creditor or such other account as Creditor may designate from time to time ("Creditor's Account"):

         Bank One, Chicago
         Account No. 5295726
         ABA No. 071000013
         Ref. BRT Realty

The Bank will first charge other accounts maintained with the Bank by the Debtors for all service charges, returned items, returned check fees and any other charges to which the Bank may be entitled for servicing and maintaining the Account (hereinafter referred to as the "Charges"). In the event that there are not sufficient collected funds in such other accounts to pay the Charges, then the Bank may charge the Account for such Charges. In the event there are insufficient collected funds on deposit in the Account, Debtors agree upon demand to pay to the Bank the amount of such Charges.

Debtors and the Bank agree that the maintaining by the Bank of the Account and any checks included therein shall be as agent for Creditor to act on its behalf in accordance with the terms in this Letter Agreement. Each Debtor hereby grants to Creditor, and each party hereto hereby acknowledges and agrees that Creditor shall have, a continuing security interest in and lien on the Account and all items of collateral at any time deposited in the Account. The Bank agrees to perform its functions as provided herein. The Bank shall have no liability or obligation to Debtors or Creditor or to any other Person for any act or omission of the Bank in connection with the performance of the Bank's duties in servicing and/or maintaining the Account, except for acts of gross negligence or willful misconduct. In furtherance of, and without limiting, the foregoing, Debtors and Creditor agree that the Bank shall not be liable for any damage or loss to them for any delay or failure of performance arising out of the acts or omissions of any third parties, including, but not limited to, various communication services, courier services, the Federal Reserve System, any other bank or any third party who may be affected by funds transactions, fire, mechanical, computer or electrical failures or other unforeseen contingencies, strikes or any similar or dissimilar cause beyond the reasonable control of the Bank.

The Bank hereby represents and warrants that (a) it is a New York banking corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full power and authority under such laws to execute, deliver and perform its obligations under this Letter Agreement, (b) the execution, delivery and performance of this Letter Agreement by the Bank have been duly and effectively authorized by all necessary action and, (c) this Letter Agreement has been duly executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms.

Except for the payment of the Charges, the Bank agrees that it shall not offset, deduct, or claim against the Account unless and until all of both Debtors' obligations to Creditor are paid in full with written confirmation of such payments by Creditor. All items and funds received by the Bank and held in the Account are proceeds of or constitute Creditor's collateral and shall be under the sole dominion and control of Creditor, and Debtors shall have no control thereof.

Debtors and their successors, assigns and legal representatives, shall forever indemnify the Bank and hold it entirely harmless from and against any and all claims, demands, losses, charges, expenses, legal fees, costs and liabilities of whatever kind or description, and lawsuits or legal proceedings, including, without limitation, reasonable fees and disbursements of legal counsel incurred by the Bank in any action or proceeding related to this Letter Agreement between Debtors or Creditor and the Bank or between the Bank and any third party or otherwise, without regard to the merit or lack of merit thereof, arising out of or related in any way to the matters set forth in, or the services to be provided pursuant to the terms of, this Letter Agreement, except in each case to the extent caused solely by the gross negligence or willful misconduct of the Bank.

To the best of its knowledge after inquiry, the Bank hereby confirms to Creditor that the Bank has not received any notice of any lien, pledge, charge, assignment, attachment, claim or other encumbrance with respect to any interest or right of either Debtor in the Account or any items of collateral therein, except for the notice regarding the pledge and assignment in favor of Creditor.

No modifications or changes in any form may be made to this Letter Agreement without Creditor's and the Bank's consent in writing. This Letter Agreement may be terminated by the Bank upon not less than sixty (60) days' written notice to each of the other parties to this Letter Agreement, except that in the event that termination results from the failure to pay Charges, this Letter Agreement may be terminated by the Bank upon not less than thirty (30) days' written notice to each of the other parties to this Letter Agreement. Creditor may terminate this Letter Agreement upon not less than thirty (30) days' written notice which termination shall be effective upon receipt of written notice by the Bank and, in the event of such termination, all amounts thereafter on deposit in the Account shall immediately be wire transferred to Creditor's account as provided herein. Neither Debtor shall have the right to terminate this Letter Agreement without Creditor's prior written consent. Any notice required to be given hereunder may be given, and shall be deemed given when delivered, via telefax, U.S. mail or overnight courier, addressed as follows:

         to Debtors:                BRT Realty Trust or BRT Funding Corp.
                                    60 Cutter Mill Road
                                    Great Neck, New York  11021
                                    Attn:  Mr. Seth D. Kobay
                                    Fax:  (516) 466-3132
                                    with a copy to:

                                    BRT Realty Trust or BRT Funding Corp.
                                    60 Cutter Mill Road
                                    Great Neck, New York  11021
                                    Attn:  Mr. George Zweier
                                    Fax:  (516) 466-3132


         to Creditor:               Transamerica Business Credit Corporation
                                    Two Ravinia Drive, Suite 700
                                    Atlanta, Georgia 30346
                                    Attn:  Credit Manager
                                    Fax:  (770) 396-7403

                                    with a copy to:

                                    Transamerica Business Credit Corporation
                                    9399 West Higgins Road, Suite 600
                                    Rosemont, Illinois  60018
                                    Attn:  General Counsel
                                    Fax:     (847) 685-1143

         to the Bank:               North Fork Bank
                                    60 Cutter Mill Road
                                    Great Neck, New York  11021
                                    Attn:  Al Salas
                                    Fax:  (516) 773-1888

This Letter Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument. This Letter Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

This Letter Agreement shall become effective upon its receipt by Creditor, properly executed by all of the parties hereto.

THIS LETTER AGREEMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.

FUNDING HEREBY NOMINATES AND APPOINTS REALTY IRREVOCABLY FOR THE TERM OF THIS LETTER AGREEMENT, TO ACT AS ITS AGENT, ATTORNEY-IN-FACT AND LEGAL REPRESENTATIVE IN ALL MATTERS PERTAINING TO THIS LETTER AGREEMENT INCLUDING THE RECEIPT OF ANY NOTICES DELIVERED UNDER THIS LETTER AGREEMENT.

DEBTORS' LIABILITIES HEREUNDER SHALL AT ALL TIMES BE JOINT AND SEVERAL.

Kindly send Creditor by return mail an executed copy of this Letter

Agreement as soon as possible.

                                        Very truly yours,

                                        TRANSAMERICA BUSINESS CREDIT
                                        CORPORATION, Creditor



                                        By: _________________________________
                                            Name:  Jeffrey S. Carbery
                                            Title: Senior Vice President


READ AND AGREED:

NORTH FORK BANK                         BRT REALTY TRUST, Debtor



By: _________________________________   By: _________________________________
    Name:  Albert Salas                     Name:  David W. Kalish
    Title: Branch Manager                   Title: Senior Vice President,
                                                   Finance


                                        BRT FUNDING CORP., Debtor



                                        By: __________________________________
                                            Name:  David W. Kalish
                                            Title: Senior Vice President,
                                                   Finance

                                   EXHIBIT D

                               CUSTODIAL AGREEMENT


         This Custodial Agreement is entered into as of May 18, 1999, by and among North Fork Bank, a New York banking corporation ("Custodian"), BRT REALTY TRUST, a Massachusetts business trust, and BRT FUNDING CORP., a New York corporation (together, "Borrowers"), and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("Lender").


                              W I T N E S S E T H :


         WHEREAS, Borrowers have entered into a Loan and Security Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") with Lender;

         WHEREAS, pursuant to the terms of the Loan Agreement and other documents executed in connection therewith, Borrowers are obligated to deliver possession of the Collateral Loans (as hereinafter defined) and the collateral therefor to Lender to enable Lender to perfect its security interest therein;

         WHEREAS, Borrowers and Lender have requested Custodian to serve as the bailee and custodian of Lender with regard to the Collateral Loans and the collateral therefor during the term of the Loan Agreement and to provide for perfection of the security interests held by Lender according to the terms and conditions of this Custodial Agreement; and

         WHEREAS, Custodian has agreed to serve as custodian for Lender with regard to the Collateral Loans and Mortgage Loan Documents (as hereinafter defined).

         NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Lender and Custodian hereby covenant and agree as follows:


                  A. Definitions. For purposes of this Custodial Agreement, the terms defined in this Section 1 will have the meanings applied to them in this Section 1 and will include the plural as well as the singular. Additional definitions may be found throughout this Custodial Agreement. All terms defined in the Uniform Commercial Code as enacted in the State of New York shall have the meaning as defined therein unless expressly defined otherwise in this Custodial Agreement. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Loan Agreement.

         As used in this Custodial Agreement, the following terms will have the following meanings unless the context requires otherwise:

         "Collateral Loans" shall mean all Instruments, Mortgage Loan Documents and Custodial Files now owned or hereafter acquired by Borrowers and pledged or purported to be pledged to Lender under the Loan Agreement.

         "Custodial Agreement" shall mean this Custodial Agreement, as amended, supplemented or otherwise modified from time to time.

         "Custodial Files" shall mean, with respect to each Collateral Loan, any and all Instruments and Mortgage Loan Documents that are delivered to or come into the possession of the Custodian and which act as security for repayment of the Indebtedness.

         "Indebtedness" shall have the meaning set forth in the Loan Agreement.

         "Instruments" shall have the meaning set forth in Section 9-105 of the UCC.

         "Mortgage Loan Documents" shall mean those documents now owned or hereafter acquired by Borrowers in connection with each Collateral Loan including, without limitation, original instruments and documents evidencing Receivables, original recorded Mortgages, assignments of Mortgages, pledges to Lender of Mortgages pledged to either Borrower, original shares of stock, stock powers, proprietary leases and assignments of proprietary leases of cooperative apartment units, recognition agreements, security agreements, guaranties and other documents securing or otherwise supporting such Receivables, original marked-up title reports, original recorded assignments of rents and leases, original real property leases (including ground leases with respect to leasehold mortgages), subleases, collateral assignments of leases or subleases and proof of insurance, including any and all assignments, amendments, replacements, and allonges thereof and thereto.

         "Person" shall mean an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

         "Receivables" shall have the meaning set forth in the Loan Agreement.


                  B. Delivery of Collateral Loans. Lender directs Borrowers to deliver, or cause to be delivered, full and complete possession of all of the Mortgage Loan Documents comprising the Collateral Loans to Custodian, which Collateral Loans, among other things, shall serve as security for the Indebtedness, and shall be subject to a first priority lien in favor of Lender pursuant to the terms of the Loan Agreement. Borrowers shall provide Custodian with an initial listing of all Mortgage Loan Documents to be delivered to Custodian on the Closing Date. Subsequent to the Closing Date, Borrowers may deliver to Lender and Custodian an additional listing of Collateral Loans. Upon receipt of any such additional listing, Custodian will, promptly and with due care, review such listing of Collateral Loans delivered to Custodian to ascertain that all Collateral Loans set forth in such additional listing have been delivered to Custodian. Custodian will, on or before ten business days following receipt of such additional listing, provide the other parties to this Custodial Agreement with a listing setting forth the Collateral Loans received by it and also specifying any Collateral Loans set forth on the listing which have not been placed in the actual possession of Custodian.


                  C. Custody of Collateral Loans. Custodian agrees to hold the Collateral Loans in trust for the benefit of and on behalf of Lender and Borrowers, as their respective interests may appear, and as Lender's and Borrowers' agent, as their respective interests may appear, in accordance with the provisions of this Custodial Agreement. Notwithstanding the foregoing, Borrowers and Custodian acknowledge and agree that Custodian is acting solely as Lender's bailee with respect to the Collateral Loans. Custodian shall, during the term of this Custodial Agreement, segregate and maintain continuous actual custody, possession and control of the Collateral Loans delivered to it for and on behalf of Lender. Custodian shall release the Collateral Loans to Lender or Borrowers solely as provided in this Custodial Agreement. The possession of the Collateral Loans shall also be for the benefit of Lender as the secured party under the security agreements, if any, relating to the Collateral Loans.


                  D. Duty of Custodian. Custodian shall maintain custody of the Collateral Loans until Lender or Borrowers request delivery of the Collateral Loans to Lender or a third party designated by Lender. Custodian agrees that it will not release the Collateral Loans to any Person whatsoever without the prior written consent of Lender, except as expressly permitted under this Custodial Agreement. Custodian agrees that it will look solely to Borrowers for payment for its services as Custodian under this Custodial Agreement and Borrowers hereby agree and acknowledge that they shall be solely responsible for the same and shall promptly pay the same subject to the provisions of Section 16 hereof.


                  E. Location of Collateral Loans. Borrowers and Lender agree that the Collateral Loans delivered to Custodian shall be stored in a secure fire-resistant storage file with customary controls on access to assure the safety and security of the Collateral Loans in accordance with industry standards at Custodian's place of business located at 151 Rodeo Drive, Brentwood, New York 11717.


                  F. Rights and Powers of Lender. Lender and Borrowers shall have and are hereby granted rights to examine and make copies of the Collateral Loans and related documents in Custodian's possession. Custodian is hereby directed to permit Lender and its agents and representatives to, and by Custodian's execution hereof Custodian agrees to permit Lender and its agents and representatives to, exercise such rights on the premises of Custodian during normal business hours with reasonable prior notice and subject to Custodian's ability to enforce its rules regarding security and personal conduct and Custodian may, at its sole discretion, deny entry to any Person violating such rules. All rights and powers of Lender hereunder shall be assigned to any successor or assign of Lender under the Loan Agreement upon receipt by Custodian of notice of such assignment from Lender. Upon payment in full of the Indebtedness and termination of the agreement of Lender to make loans under the Loan Agreement, Lender shall have no further rights or obligations under this Custodial Agreement.


                  G. Continuation of Custody. For so long as any Indebtedness remains unpaid and outstanding, Custodian's custody of the Collateral Loans shall continue, and Borrowers shall not have the right to retake the Collateral Loans other than in accordance with the provisions of Sections 8 and 9 hereof. Until all Indebtedness has been paid in full and Lender has terminated its agreement to make loans under the Loan Agreement, Custodian shall not release the Collateral Loans, except to Lender or any third party designated by Lender, except as instructed by Lender or except as expressly permitted in this Custodial Agreement. If the Indebtedness has been fully paid and Lender has terminated its agreement to make loans under the Loan Agreement, Custodian shall return the Collateral Loans to Borrowers upon the prior written consent of Lender.


                  H. Release of Collateral Loans for Servicing or Foreclosure. From time to time as appropriate for servicing or foreclosure of any Collateral Loan, Custodian shall, upon written request from Borrowers and the written consent of Lender, substantially in the form of Annex I (each a "Request for Release of Collateral"), deliver to Borrowers such instrument evidencing a Collateral Loan as is described in such Request for Release of Collateral for the prosecution of any foreclosure or collection proceeding. Upon the receipt of the released Collateral Loan, Borrowers shall execute and deliver to Custodian a Trust Receipt, substantially in the form of Annex II (each, a "Trust Receipt"), certifying the purpose of the release of the Collateral Loan and acknowledging the continuing application of the security interest of Lender in the Collateral Loan and any proceeds thereof. None of the Mortgage Loan Documents shall be released unless the assignment thereof to Lender has been conspicuously noted by a rubber stamp (to be provided by Lender) at the top of the first page of each such instrument or document with a legend, except as expressly permitted below in this Section 8. No other legend shall be placed upon any Mortgage Loan Documents. The following legend shall be a satisfactory notice of the assignment to Lender:

         NOTICE: THIS CONTRACT OR INSTRUMENT HAS BEEN TRANSFERRED AND ASSIGNED AS COLLATERAL TO TRANSAMERICA BUSINESS CREDIT CORPORATION, 9399 WEST HIGGINS ROAD, ROSEMONT, ILLINOIS 60018.

         Lender agrees to allow the release of a Collateral Loan without such a legend or to allow the removal of such legend if Lender determines it is necessary to allow Borrowers to pursue collection or foreclosure upon the completion of a Trust Receipt. The Custodian may rely upon receipt of a completed Request For Release of Collateral, countersigned by Lender, as conclusive evidence that Lender has agreed to allow the release of the Collateral Loan specified therein.

                  I. Release of Collateral Loan upon Payment of Collateral Loan in Full or Approved Asset Sale. Upon written notice from Borrowers and Lender for the release of a particular Collateral Loan upon payment in full of such Collateral Loan or following an Approved Asset Sale, and upon the completion of a Request for Release of Collateral, Custodian shall promptly release such Collateral Loan to Borrowers and indicate thereon, on behalf of Lender, that any legend placed thereon under
         Section 8 is of no further force and effect and that Lender's lien thereon has been terminated.


                  J. Reports. Custodian shall furnish Lender and Borrowers with monthly written reports, within ten days following the end of each month, setting forth the Collateral Loans held by Custodian as of the last day of such month and a detailed listing of all Collateral Loans released for the purpose of servicing and foreclosure or upon payment in full of the Collateral Loan by the obligor thereunder. Upon the written request of Lender, Custodian will furnish such reports to Lender on a more frequent basis, provided that in no event shall Custodian be required to deliver such reports more than once each week.


                  K. Termination of the Custodial Agreement. Custodian may terminate this Custodial Agreement by serving written notice of its intention to terminate to the other parties to this Custodial Agreement not less than sixty days prior to the intended date of termination. Lender may terminate this Custodial Agreement at any time upon written notice to the other parties to this Custodial Agreement. Immediately upon termination of this Custodial Agreement by Lender or Custodian, Custodian shall deliver all of the Collateral Loans in its custody to Lender or a successor custodian specified in writing by Lender and to a location designated by Lender. If Lender or a successor custodian specified in writing by Lender fails to accept delivery of the Collateral Loans within fifteen days after the termination of this Custodial Agreement, then Custodian shall deliver the Collateral Loans to Lender at Lender's office located at 9399 West Higgins Road, Rosemont, Illinois 60018. The Collateral Loans shall be delivered together with a complete accounting of all of the Collateral Loans previously released hereunder at the time of such termination. The termination of this Custodial Agreement by Borrowers may only occur upon full payment of the Indebtedness and termination of Lender's agreement to make loans under the Loan Agreement. Upon termination of this Custodial Agreement under this Section 11 or under Section 13 or 19 hereof, all expenses of packing and shipping (including postage) will be paid by Borrowers.


                  L. Notice. Unless otherwise set forth herein, all notices, demands, requests and other written communications (exclusive of normal billings) hereunder shall be given to the parties hereto by certified mail, return receipt requested, by overnight delivery service with all charges prepaid, or by telecopier (followed by a hard copy via overnight delivery service), and addressed as follows:

To Custodian:

         North Fork Bank
         275 Broad Hollow Road
         Melville, New York  11747
         Telecopy:  (516) 844-9777
         Attention:  Ms. Veronica Jung,
                     Commercial Real Estate
                     Administrator


To Borrowers:

         BRT Realty Trust or BRT Funding Corp.
         60 Cutter Mill Road
         Great Neck, New York  11021
         Telecopy:  (516) 466-3132
         Attention:  Mr. Jeffrey A. Gould

         with a copy to:

         BRT Realty Trust or BRT Funding Corp.
         60 Cutter Mill Road
         Great Neck, New York  11021
         Telecopy:  (516) 466-3132
         Attention:  Mark H. Lundy, Esq.


To Lender:

         Transamerica Business Credit Corporation
         Two Ravinia Drive, Suite 700
         Atlanta, Georgia  30346
         Telecopy:  (770) 396-7403
         Attention: Credit Manager

         with a copy to:

         Transamerica Business Credit Corporation
         9399 West Higgins Road, Suite 600
         Rosemont, Illinois 60018
         Telecopy:  (847) 685-1143
         Attention:  General Counsel

         Any notice given in the manner aforesaid shall be deemed to have been served, and shall be effective for all purposes hereof, (a) if given by certified mail, return receipt requested, on the earlier of the third day following the day on which it is posted or the date of its receipt by the party to be notified, (b) if sent by overnight delivery service, when received or when delivery is refused and (c) if sent by telecopier, when receipt of such transmission is confirmed, provided that such notice by telecopier is followed by a hard copy via overnight delivery service. Any party to this Agreement shall have the right to change its address for the purpose of this Agreement by giving at least three days' written notice of any such change to each other party hereto in the manner specified herein.


                  M. Replacement of Custodian. Borrowers and Lender agree that upon termination of this Custodial Agreement before the repayment in full of the Indebtedness and upon the designation by Lender of a third party custodian, all parties to this Custodial Agreement (except Custodian) will enter into a new custodial agreement with the third party custodian on substantially similar terms as this Custodial Agreement. The custodial agreement with the replacement custodian will, among other things, require the written consent of Borrowers and Lender to the release of any Collateral Loan by the third party custodian and contain an additional acknowledgment that the third party custodian will hold the Collateral Loans in trust as agent for Lender.


                  N. Authorized Persons. Custodian may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed or presented by the proper Person. Each party to this Custodial Agreement shall provide Custodian with the names of Persons authorized, subject to change by subsequent notice received in writing by Custodian, to receive the Collateral Loans, to sign notices or otherwise act on behalf of such party. Each party shall additionally provide sample signatures for such authorized Persons.


                  O. Prior Agreements; Amendments. This Custodial Agreement embodies the entire agreement between the parties and supersedes all prior and contemporaneous agreements and understandings, if any, relating to the subject matter hereof, except that, as between Borrowers and Lender, the Loan Agreement and all documents and instruments executed in connection therewith shall remain in full force and effect. This Custodial Agreement may not be changed, waived, discharged or terminated orally, but rather only by an instrument in writing signed by the parties hereto.


                  P. Compensation of Custodian. In consideration of the services to be performed by Custodian hereunder, Borrowers agree to pay to Custodian a custodial fee (the "Custodial Fee") as agreed to by Custodian and Borrowers in writing. The Custodial Fee includes all services to be provided under the terms of this Custodial Agreement. In the event that additional services are required of Custodian, the Custodial Fee shall be increased to take into account such additional services to be provided by Custodian. Borrowers agree to be responsible for and to pay any late charges or collection costs resulting from late or non payment of the Custodial Fee. Custodian agrees that it will look solely to Borrowers for payment for its services as Custodian under this Custodial Agreement and Borrowers hereby agree and acknowledge that they shall be solely responsible for the same and shall promptly pay the same.


                  Q. Prohibition on Assignment; Time. Custodian shall not delegate, assign or sub-contract any of its rights or obligations under this Custodial Agreement. Time is of the essence with respect to all dates, terms and conditions of this Custodial Agreement.

                  R. Termination of Obligations of Custodian. Custodian's obligations under this Custodial Agreement shall cease upon the earliest of (a) delivery or surrender of the Collateral Loans to Lender, (b) delivery or surrender of the Collateral Loans to any third party custodian designated in writing by Lender or (c) receipt by Custodian of notices from Lender of the payment in full of the Indebtedness and termination of Lender's agreement to make loans under the Loan Agreement.


                  S. Limitation of Liability of Custodian. Custodian shall not be liable in connection with the performance of its duties pursuant to the provisions of this Custodial Agreement, except for liability arising from Custodian's gross negligence or willful misconduct.


                  T. Limitation of Duties of Custodian. Except as set forth in this Custodial Agreement, the duties of Custodian are specifically limited to receiving actual possession of the Collateral Loans delivered to it, notifying the parties of its receipt or non-receipt of Collateral Loans set forth in the listings provided by Borrowers, maintaining actual possession and custody of the Collateral Loans subject to temporary release thereof as set forth in this Custodial Agreement, and ultimately delivering the Collateral Loans to appropriate parties as set forth in this Custodial Agreement. Custodian shall not be responsible for determining the sufficiency of any documentation or other actions required for perfection of the security interest of Lender in the Collateral Loans. Custodian shall not be responsible for determining the authenticity of any documents provided to it, but shall advise Borrowers and Lender if it believes that any documents provided to it are not authentic or otherwise are not what they purport to be on such listing.


                  U. Further Assurance. Custodian shall promptly, upon request of Lender, execute, acknowledge, deliver or perform all such further acts, deeds, assignments, transfers and assurances as may be reasonably required to effect the transactions under or carry out the purpose of this Custodial Agreement, provided that Custodian may charge, and Borrowers shall pay, additional customary fees for any services of Custodian not expressly contemplated by this Custodial Agreement.


                  V. Indemnification. Borrowers agree that they will indemnify and hold Custodian harmless from and against any and all loss, liability, expense or damage that Custodian may incur in the performance of its duties hereunder, including, without limitation, reasonable fees and disbursements of legal counsel incurred by Custodian in any action or proceeding related to this Custodial Agreement between Custodian and Borrower or Lender or between Custodian and any third party, provided that Custodian shall not be indemnified for any loss, liability, expense or damage arising out of the gross negligence or willful misconduct of Custodian. Custodian shall not be under any obligation to take action under this Custodial Agreement and nothing in this Custodial Agreement shall require Custodian to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured it.


                  W. GOVERNING LAW. THIS CUSTODIAL AGREEMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.

         IN WITNESS WHEREOF, the parties to this Custodial Agreement have caused it to be executed by their duly authorized officers as of the date first written above.

                                        CUSTODIAN:

                                        NORTH FORK BANK



                                        By: ________________________________
                                            Name:
                                            Title:


                                        BORROWERS:

                                        BRT REALTY TRUST



                                        By: ________________________________
                                            Name:  David W. Kalish
                                            Title: Senior Vice President,
                                                   Finance



                                        BRT FUNDING CORP.



                                        By: ________________________________
                                            Name:  David W. Kalish
                                            Title: Senior Vice President,
                                                   Finance


                                        LENDER:

                                        TRANSAMERICA BUSINESS CREDIT
                                        CORPORATION



                                        By: ________________________________
                                            Name:  Jeffrey S. Carbery
                                            Title: Senior Vice President

                                                                         ANNEX I

                        REQUEST FOR RELEASE OF COLLATERAL


         BRT REALTY TRUST and BRT FUNDING CORP. (together, "Borrowers") hereby requests delivery on this ___ day of _____________, ____, from ___________________________ (hereinafter called "Custodian") of the following described property (hereinafter called "Collateral"):
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Borrowers represent, warrant and agree that:

         1. Borrowers have requested possession of the Collateral from Custodian for one of the purposes set forth below and for no other purpose:

         ___ the loan comprising the Collateral or secured thereby has been paid in full or fully compromised and settled for payment.

         ___      for prosecution of a collection or foreclosure proceeding.

         ___      for sale of the specified Collateral.

         ___ for exchange of the Collateral for a renewal instrument to be delivered by Borrowers.

         ___      other servicing purposes as follows:
                  ______________________________________________________________
                  ______________________________________________________________

         2. The Collateral (except where the loan comprising the Collateral or secured thereby has been paid in full or settled and compromised) and the proceeds thereof are and will remain subject to the security interest held by Custodian, and the undersigned will hold the Collateral as bailee for Lender referred to below, will keep the Collateral and any proceeds thereof segregated and identifiable and free and clear of all liens, charges and encumbrances (other than liens in existence on the date hereof).

         3. The Collateral will be redelivered to Custodian as soon as the purpose for which possession was taken has been accomplished, but in any event within twenty-one days from the date of Borrowers taking possession thereof; provided, however, that if such possession was taken for the purpose of delivering such Collateral to the obligor relating thereto, upon payment or settlement, sale, exchange or collection or foreclosure of such Collateral, the proceeds thereof will be held in trust by the undersigned, segregated from other assets of the undersigned and delivered to Lender promptly after such payment, sale, exchange or collection or foreclosure.

Date: _________________



                                BRT REALTY TRUST

                                        By: ________________________________
                                            Name:
                                            Title:



                                        BRT FUNDING CORP.




                                        By: ________________________________
                                            Name:
                                            Title:

The undersigned Lender agrees to the release of the above-described Collateral (and if initialed by Lender, Lender further agrees to the release of such items without the legend required by Section 8 of the Custodial Agreement dated as of May __, 1999 among Borrowers, Custodian and Lender.

AGREED AND CONSENTED TO:


TRANSAMERICA BUSINESS
CREDIT CORPORATION


By:___________________________
   Name:______________________
   Title:_____________________

Initials to evidence agreement to release without legend:


______________________________

                                                                        ANNEX II

                                  TRUST RECEIPT


                                                         No.____________________


         The undersigned certifies that it received in trust from ______________ ("Custodian") the following:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(collectively, the "Property").

         The undersigned acknowledges and agrees that a security interest in the Property and every portion or part thereof and in all proceeds thereof has been granted and exists and will continue to exist and remain in favor of TRANSAMERICA BUSINESS CREDIT CORPORATION ("Lender") as security for the liabilities and obligations of the undersigned to Lender.

         The undersigned hereby undertakes to hold the Property for the account of and bailee of Lender and subject to Lender's order and direction, for the special purpose only of ________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

         The undersigned agrees to return the Property to Custodian or comply with the order or direction of Lender with respect thereto at any time upon the request of Lender prior to any sale or other disposition made pursuant to any permissive provisions, if any, contained in the above statement of purposes. In the event of any payment in full or settlement of the Property or any sale or other disposition of the Property by the undersigned, the undersigned agrees promptly to segregate, account for and deliver to Lender, in the form as received, any and all proceeds of such payment, sale or other disposition, all such proceeds to be held in trust for Lender until such account and delivery.

         Such return, compliance with Lender's order or direction, or accounting for proceeds, as the case may be, shall in any event be made or done within twenty-one days from the date hereof.

Date:_______________



                                        BRT REALTY TRUST




                                        By: ________________________________
                                            Name:
                                            Title:



                                        BRT FUNDING CORP.




                                        By: ________________________________
                                            Name:
                                            Title:

                                    EXHIBIT E



RECORD AND RETURN TO:

Nathan M. Eisler, Esq.
Luskin, Stern & Eisler LLP
330 Madison Avenue
New York, New York 10017


                           SPECIAL POWER OF ATTORNEY


STATE OF NEW YORK      )
                       :  KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF NEW YORK     )


         Each of the undersigned, BRT REALTY TRUST, a Massachusetts business trust, and BRT FUNDING CORP., a New York corporation (together, "Borrowers"), each presently having its chief executive office and principal place of business at 60 Cutter Mill Road, Great Neck, New York 11021, does hereby irrevocably designate, make, constitute and appoint TRANSAMERICA BUSINESS CREDIT CORPORATION (the "Attorney-in-Fact"), presently having its principal place of business at 9399 West Higgins Road, Suite 600, Rosemont, Illinois 60018, as its true and lawful agent and attorney-in-fact, and does hereby authorize and empower the Attorney-in-Fact, in the name, place and stead of such Borrower or in the name of the Attorney-in-Fact or otherwise, for the use and benefit of the Attorney-in-Fact, but at the cost and expense of such Borrower, without notice to such Borrower or any of its respective representatives or successors, and at the sole discretion of the Attorney-in-Fact but with no duty or obligation on the Attorney-in-Fact, to do the following:

         4. Complete (including, without limitation, the insertion of recording information and necessary descriptions of collateral) documents, agreements and instruments, to execute, to file and to deliver all instruments, documents, agreements and contracts of any kind or character, including, without limitation, Uniform Commercial Code financing statements and amendments thereto, blanket or individual assignments of lien, deeds, mortgages, deeds of trust, stock powers, assignments of proprietary leases, note powers, assignments of mortgage and title transfer documents, which are deemed necessary or appropriate by the Attorney-in-Fact properly to perfect a security interest in or lien on, and convey and transfer, any and all assets of Borrowers, all upon such terms and conditions and for such consideration as the Attorney-in-Fact shall deem advisable in its discretion.

         5. After the occurrence and during the continuation of an Event of Default, do any and all other acts and things and execute all such agreements, contracts, documents or instrument as the Attorney-in-Fact, in the discretion of the Attorney-in-Fact, shall deem necessary or proper, to effectuate fully the powers and authorities conferred on the Attorney-in-Fact hereunder and the purposes and intents of the Loan Agreement referred to below and the other Loan Documents (this and other capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Loan Agreement) and to fulfill such Borrower's obligations under the Loan Documents, including, without limitation, any of the following:

         a) demand, collect, give receipt for and give renewals, extensions, discharges and releases of any Receivable;

         b) institute and prosecute legal and equitable proceedings to realize upon the Receivables, and select or dismiss counsel in any such proceedings;

         c) settle, compromise, compound or adjust claims in respect of any Receivables or any legal proceedings brought in respect thereof;

         d) adjust and settle claims under any insurance policy relating to the Collateral;

         e) take possession and control, in any manner and in any place, of any cash or non-cash items of payment or proceeds thereof, endorse the name of such Borrower upon any notes, acceptances, checks, drafts, money orders, chattel paper or other evidences of payment of the Receivables that may come into the Attorney-in-Fact's possession, complete stock powers and assignments of proprietary leases, and sign such Borrower's name on any instruments or documents relating to any of the Collateral;

         f) sell in whole or in part for cash, credit or property to others or to itself at any public or private sale, assign, make any agreement with respect to or otherwise deal with any of the Receivables as fully and completely as though the Attorney-in-Fact was the absolute owner thereof for all purposes, subject to any requirements of notice to such Borrower or other Persons under applicable laws; and

         g) take possession and control, in any manner and in any place, of any Collateral and any other assets (whether or not constituting Collateral) of the type described in Section 3.1(i) of the Loan Agreement.

         6. Substitute one or more Persons with such powers and authorities, and for such periods, definite or indefinite, as the Attorney-in-Fact, in the discretion of the Attorney-in-Fact, shall determine, it being the intention of each Borrower to confer on the Attorney-in-Fact a power of attorney, with full power of substitution, to do any and every act and execute any and every instrument that such Borrower could do if personally present, and the enumeration of specific powers hereunder shall not be construed as limiting the scope of this Special Power of Attorney; and each Borrower hereby ratifies and confirms every act that the Attorney-in-Fact shall perform in the exercise of the powers granted hereunder.

         All powers and authorities hereby granted may be exercised by the Attorney-in-Fact acting alone without the joinder of any other Person.

         The Attorney-in-Fact may act through any of its officers and the acts of any such officer shall be deemed to be the acts of the Attorney-in-Fact.

         No Person dealing with the Attorney-in-Fact shall be under any duty to see to or make any inquiry concerning proper application of any funds or property paid or delivered to the Attorney-in-Fact.

         The appointment of the Attorney-in-Fact as agent and attorney-in-fact for each Borrower under this Special Power of Attorney is irrevocable and is coupled with an interest, provided that this Special Power of Attorney may be revoked only upon indefeasible payment and performance in full of all obligations, liabilities and duties owed by both Borrowers to the Attorney-in-Fact under and in connection with that certain Loan and Security Agreement (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") of even date herewith between

Borrowers and the Attorney-in-Fact and upon termination of the agreement of the Attorney-in-Fact to make loans thereunder. Borrowers acknowledge and agree that, but for the execution and delivery of this Special Power of Attorney, the Attorney-in-Fact would not enter into the Loan Agreement.

         Every Person dealing with the Attorney-in-Fact shall be fully protected in treating this Special Power of Attorney as continuing in full force and effect.

         If any provision in this Special Power of Attorney shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Special Power of Attorney shall be construed as if such invalid, illegal, or unenforceable provision had not been contained herein.

         IN WITNESS WHEREOF, each Borrower has caused this Special Power of Attorney to be executed by its duly authorized officer as of May 18, 1999.


WITNESS                                 BRT REALTY TRUST



                                        By: ___________________________________
___________________________________         Name:  David W. Kalish
                                            Title: Senior Vice President,
                                                   Finance
WITNESS


___________________________________



WITNESS                                 BRT FUNDING CORP.



                                        By: ___________________________________
___________________________________         Name:  David W. Kalish
                                            Title: Senior Vice President,
                                                   Finance
WITNESS


___________________________________

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF NEW YORK         )


         On the __ day of May in the year 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared _________________________, a ____________________ of BRT Realty Trust, a
Massachusetts business trust, on behalf of the trust, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual executed the instrument.



                                        ___________________________________
                                        Notary Public

[seal]

STATE OF NEW YORK          )
                           )  ss.:
COUNTY OF NEW YORK         )


         On the __ day of May in the year 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared _________________________, a ____________________ of BRT Funding Corp., a New
York corporation, on behalf of the corporation, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual executed the instrument.



                                        ___________________________________
                                        Notary Public

[seal]

                                    EXHIBIT F



                          [Form Of Notice Of Borrowing]


                                                                 ______ __, ____


Transamerica Business Credit Corporation
Two Ravinia Drive, Suite 700
Atlanta, Georgia  30346
Attention:  Credit Manager

Ladies and Gentlemen:

         The undersigned, BRT Realty Trust, a Massachusetts business trust, and BRT Funding Corp., a New York corporation (together, "Borrowers"), refer to the Loan and Security Agreement, dated as of May __, 1999, between Borrowers and Transamerica Business Credit Corporation (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used herein unless otherwise defined shall have the meanings assigned to such terms in the Loan Agreement) and hereby give you irrevocable notice, pursuant to Section 2.7(c) of the Loan Agreement, that Borrowers hereby request a Revolving Credit Advance under the Loan Agreement, and in that connection set forth below the information relating to such Revolving Credit Advance (the "Proposed Advance") as required by Section 2.7(c) of the Loan Agreement:

         (i)      The requested date of the Proposed Advance is ______ __, ____;

         (ii) The type of Revolving Credit Advance comprising the Proposed Advance is a [Base] [LIBOR] Rate Advance; and

         (iii)    The principal amount of the Proposed Advance is $_________.

         Borrowers hereby certify that the following statements will be true on the date of the Proposed Advance:

         (A) the representations and warranties of Borrowers contained in the Loan Agreement and in each other Loan Document are true and correct in all material respects on and as of the date of the Proposed Advance, as though made on and as of the date of such Proposed Advance, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date); and

         (B) no Potential Event of Default or Event of Default has occurred and is continuing, or would result from the making of the requested Loan.

         This notice constitutes the written confirmation of the prior telephone notice of the Proposed Advance given by Borrowers as required by Section 2.7(c) of the Loan Agreement.

                                        BRT REALTY TRUST



                                        By: ___________________________________
                                            Name:
                                            Title:


                                        BRT FUNDING CORP.



                                        By: ___________________________________
                                            Name:
                                            Title:

                                   EXHIBIT G


                        [Form Of Notice Of Continuation]



                                                           ___________ __, _____


Transamerica Business Credit Corporation
Two Ravinia Drive, Suite 700
Atlanta, Georgia  30346
Attention:  Credit Manager

Ladies and Gentlemen:

         The undersigned, BRT Realty Trust, a Massachusetts business trust, and BRT Funding Corp., a New York corporation (together, "Borrowers"), refer to the Loan and Security Agreement, dated as of May __, 1999, between Borrowers and Transamerica Business Credit Corporation (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement) and hereby give you irrevocable notice, pursuant to Section 2.7(d) of the Loan Agreement, that Borrowers hereby request a Continuation of a Revolving Credit Advance consisting of a LIBOR Rate Advance under the Loan Agreement, and in that connection set forth below the information relating to such Continuation (the "Proposed Continuation") as required by Section 2.7(d) of the Loan Agreement:

                  (i) The requested date of the Proposed Continuation is ________ __, ____; and

                  (ii) The amount of the Revolving Credit Advance subject to the Proposed Continuation is $__________.

         Borrowers hereby certify that the following statements will be true on the date of the Proposed Continuation:

         (A) the representations and warranties of Borrowers contained in the Loan Agreement and in each other Loan Document are true and correct in all material respects on and as of the date of the Proposed Continuation, as though made on and as of the date of such Proposed Continuation, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date); and

         (B) no Potential Event of Default or Event of Default has occurred and is continuing, or would result from the Proposed Continuation.

         This notice constitutes the written confirmation of the prior telephone notice of the Proposed Continuation given by Borrowers as required by Section 2.7(d) of the Loan Agreement.


                                             BRT REALTY TRUST



                                             By:________________________________
                                                Name:
                                                Title:


                                             BRT FUNDING CORP.



                                             By:________________________________
                                                Name:
                                                Title:

                                   EXHIBIT H                           EXHIBIT H


                                             [Form Of Notice Of Conversion]

                                                           ___________ __, _____




Transamerica Business Credit Corporation
Two Ravinia Drive, Suite 700
Atlanta, Georgia  30346
Attention:  Credit Manager

Ladies and Gentlemen:

         The undersigned, BRT Realty Trust, a Massachusetts business trust, and BRT Funding Corp., a New York corporation (together, "Borrowers"), refer to the Loan and Security Agreement, dated as of May __, 1999, between Borrowers and Transamerica Business Credit Corporation (the "Loan Agreement"; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement) and hereby give you irrevocable notice, pursuant to Section 2.7(e) of the Loan Agreement, that Borrowers hereby request a Conversion of Loans of one Type into Loans of another Type under the Loan Agreement, and in that connection set forth below the information relating to such Conversion (the "Proposed Conversion") as required by Section 2.7(e) of the Loan Agreement:

                  (i) The requested date of the Proposed Conversion is ___________ __,____ (the "Conversion Date");

                  (ii) The Type of Revolving Credit Advance to be Converted pursuant hereto is presently a [Base] [LIBOR] Rate Advance in the principal amount of $____________ outstanding as of the Conversion Date (the "Current Revolving Credit Advance");

                  (iii) The portion of the Current Revolving Credit Advance to be converted on the Conversion Date is $___________ (the "Conversion Amount"); and

                  (iv) The Conversion Amount is to be converted into a [Base] [LIBOR] Rate Advance on the Conversion Date.

                  Borrowers hereby certify that the following statements will be true on the date of the Proposed Conversion:

         (a) [no Event of Default has occurred and is continuing, or would result from the Proposed Conversion; and](1)

         (b) the Proposed Conversion does not and will not violate any of the terms and conditions set forth in the Loan Agreement.

                  This notice constitutes the written confirmation of the prior telephone notice of the Proposed Conversion given by Borrowers as required by
Section 2.7(e) of the Loan Agreement.


                                             BRT REALTY TRUST



                                             By:________________________________
                                                Name:
                                                Title:


                                             BRT FUNDING CORP.



                                             By:________________________________
                                                Name:
                                                Title:






----------------
(1)      For use only for conversion from a Base Rate Advance to a LIBOR Rate
         Advance.

                                   EXHIBIT I


                             COMPLIANCE CERTIFICATE


FOR THE PERIOD FROM __________ __, _____ TO ___________ __, _____


Transamerica Business Credit Corporation
Two Ravinia Drive, Suite 700
Atlanta, Georgia  30346

Attention:  Credit Manager

         RE:      LOAN AND SECURITY AGREEMENT DATED
                  AS OF MAY __, 1999 WITH
                  BRT REALTY TRUST AND BRT FUNDING CORP.

Ladies and Gentlemen:

         This Compliance Certificate is delivered pursuant to Section 4.3(d) of the Loan and Security Agreement, dated as of May __, 1999 (as amended, supplemented or otherwise modified form time to time, the "Loan Agreement"), between BRT REALTY TRUST, a Massachusetts business trust ("Realty"), and BRT FUNDING CORP., a New York corporation ("Funding," and together with Realty, "Borrowers"), and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation. All capitalized terms defined in the Loan Agreement shall have the same meaning herein unless otherwise defined herein.

         The undersigned hereby certifies to you as follows:

         1. The undersigned is, and at all times mentioned herein has been, the duly elected, qualified and acting [President] [Senior Vice President, Finance] [Vice President, Chief Financial Officer] of Realty and Funding.

         2. The undersigned has individually reviewed (i) the provisions of the Loan Agreement and the other Loan Documents and (ii) the activities of Borrowers during the period from _________ __, _____ to _________ __, _____ (the "Subject
Period") to determine whether, during the Subject Period, Borrowers have kept, observed, performed and fulfilled their obligations under the Loan Agreement and the other Loan Documents.

         3. No Event of Default or Potential Event of Default has occurred and is continuing [except (describe any Potential Event of Default or Event of Default and the action which the applicable Borrower proposes to take with respect thereto)].

         4. The Delinquency Ratio as of the last day of the month of ________, ____ computed in accordance with the Loan Agreement, was ___:1.00. The Delinquency Ratio which was required to be maintained as of such date under the Loan Agreement was 0.20:1.00.

         [5.The Interest Coverage Ratio for the period ________ __, ____ through __________ __, ____, computed in accordance with the Loan Agreement, was
____:1.00. The Interest Coverage Ratio which was required to be maintained for such period under the Loan Agreement was [1.75:1.00] [1.00:1.00].(2)

         6. The Tangible Net Worth as of the last day of the calendar quarter ended __________ __, ____, computed in accordance with the Loan Agreement, was $_________. The Tangible Net Worth which was required to be maintained as of such date under the Loan Agreement was $70,000,000.

         7. The Leverage Ratio as of the last day of the calendar quarter ended ________ __, ____, computed in accordance with the Loan Agreement, was
____:1.00. The Leverage Ratio which was not permitted to be exceeded under the Loan Agreement was 1.00:1.00.] (3)

         [8.Borrowers have not made Capital Expenditures totaling in excess of $250,000 in the aggregate for both Borrowers collectively in the Fiscal Year ended September 30, 1999, except for Capital Expenditures related solely to improving Eligible REO and other property owned by Borrowers or constituting collateral for Receivables.](4)



-------------
         (2) Use (insert) 1.00:1.00 if Realty pays cash dividends to its shareholders in any of the periods to the extent necessary to maintain its status as an entity taxed as a real estate investment trust for federal income tax purposes pursuant to Section 6.2(f) of the Loan Agreement; otherwise, use (insert) 1.75:1.00.

         (3) To be included only in compliance certificates delivered as of the end of a calendar quarter.

         (4) To be included only in compliance certificates delivered as of the end of a Fiscal Year.


            Executed and delivered this ____ day of ________, _____.




                                             ___________________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT J


                       FORM OF BORROWING BASE CERTIFICATE

                        OFFICER'S CERTIFICATE CERTIFYING
                                 BORROWING BASE


         I, ______________________________, [President] [Senior Vice President,
Finance] [Vice President, Chief Financial Officer] of BRT Realty Trust, a Massachusetts business trust ("Realty"), and BRT Funding Corp., a New York corporation ("Funding," and together with Realty, "Borrowers"), hereby certify in connection with the Loan and Security Agreement, dated as of May 18, 1999 (as amended, supplemented or otherwise modified from time to time the "Loan Agreement"), between Borrowers and Transamerica Business Credit Corporation, as Lender, that I am the duly elected [President] [Senior Vice President, Finance] [Vice President, Chief Financial Officer] of each Borrower and that the information and each calculation set forth in the attached Borrowing Base Certificate are, to the best of my knowledge, true, correct and complete (subject to year-end audit adjustments) as of the date hereof and are calculated in accordance with the Loan Agreement. Unless otherwise defined herein, all capitalized terms used in the attached Borrowing Base Certificate shall have the meanings ascribed to them in the Loan Agreement.

Executed as of this _____
day of ___________, ____




                                             ___________________________________
                                             Name:
                                             Title:

                           Borrowing Base Certificate

                     BRT REALTY TRUST AND BRT FUNDING CORP.

                      Period Ending: ____________ __, ____


E.  Receivables Availability

1.       Balance from previous period $                                                     $______________

2.       Plus: new Receivables                                                              $______________

3.       Sub Total (line 1 plus line 2)                                                     $______________

4.       Less: Collections of Principal Payments                                            $______________

5.       New Receivables balance (line 3 less line 4)                                       $______________

6.       Ineligible Receivables:

         (a)      Any portion of the Net Book Balance of a Receivable of either
                  Borrower which exceeds the lesser of (A) ten percent (10%) of the sum of the aggregate Net Book Balance of all Eligible
                  Receivables and the liquidation value of all Eligible REO (as determined by Lender) pledged by Borrowers to Lender under the
                  Loan Agreement and (B) $3,000,000                                         $______________

         (b)      Any portion of the Net Book Balance of a Receivable of Funding which exceeds thirty-three and one-third percent (33 1/3%) of the aggregate Net Book Balance of all Eligible Receivables
                  pledged by Borrowers to Lender under the Loan Agreement                   $______________

         (c)      Any portion of the Net Book Balance of all Eligible
                  Receivables under which the Collateral securing such Eligible
                  Receivable is in a common Designated Industry which would
                  cause the aggregate Net Book Balance of such Receivables to exceed 30% of the aggregate Net Book Balance of all Eligible
                  Receivables                                                               $______________

         (d)      Any portion of the Net Book Balance of all Receivables secured by (i) shares of stock and a proprietary lease relating to a cooperative apartment unit, (ii) a mortgage on, security
                  interest in or assignment of any such asset or (iii) the stock or other ownership interests of a Person that owns any such asset which would cause the aggregate Net Book Balance of such
                  Receivables to exceed 20% of the aggregate Net Book Balance of all Eligible Receivables, provided that this subsection (d)
                  shall not apply to any Receivable if less than 25% of the
                  aggregate value of all collateral securing such Receivable consists of the type of collateral specified in clause (i),
                  (ii) or (iii) hereof                                                      $______________

         (e)      Any Receivable (other than an Approved Participation or as specified in Schedule 1.32(d) to the Loan Agreement) owned by
                  Funding for a period of more than 270 days from the later of the Closing Date and the date on which such Receivable became
                  an Eligible Receivable                                                    $______________

         (f)      Any portion of the Net Book Balance of a Receivable which
                  exceeds eighty percent (80%) of the fair market value of the
                  related Eligible Account Debtor Collateral                                $______________

         (g)      Any Receivable which, at the time of its origination or
                  acquisition, did not have a projected ratio of (i) net cash flow projected to be generated by such Receivable to (ii)
                  principal and interest payable by the Account Debtor on
                  account of such Receivable, in any year during the full term of such Receivable, of at least 1.0:1.0, unless a cash reserve covering any projected cash flow deficiency was established by or on behalf of the applicable Account Debtor for the benefit
                  of the applicable Borrower                                                $______________

         (h)      Any Receivable secured by (i) real estate, a condominium unit or shares of stock and a proprietary lease relating to a
                  cooperative apartment unit, (ii) a mortgage on, security
                  interest in or assignment of any such asset or (iii) the stock or other ownership interests of a Person that owns any such asset with respect to which Lender has not received (A) an internal appraisal prepared by the applicable Borrower
                  (conducted within ninety days before the determination of the eligibility of such Receivable hereunder), and (B) title
                  insurance in favor of the applicable Borrower, and assignable to Lender, in form, scope and substance satisfactory to Lender
                  in its reasonable discretion                                              $______________

         (i)      Any Receivable secured by (i) real estate, a condominium unit or shares of stock and a proprietary lease relating to a
                  cooperative apartment unit, (ii) a mortgage on, security
                  interest in or assignment of any such asset or (iii) the stock or other ownership interests of a Person that owns any such asset with respect to which the applicable Borrower has not conducted environmental due diligence in scope and substance satisfactory to Lender in its reasonable discretion, in each case except as Lender may otherwise consent in writing, it being understood that the environmental due diligence
                  conducted by Borrowers in respect of each asset securing the initial Eligible Receivables specified in item 1(W) of Part I of Exhibit A to the Loan Agreement are satisfactory for
                  purposes hereof and shall continue to be satisfactory so long as no notice of noncompliance with any Environmental Law has been delivered to either Borrower with respect to any such
                  asset                                                                     $______________

         (j)      Any Receivable which does not comply with all applicable laws, rules, regulations and contractual restrictions, including, without limitation, (i) truth in lending and credit disclosure laws and regulations, (ii) the bylaws or other rules of
                  association, or any declaration or offering plan, of any
                  condominium or cooperative association or (iii) the terms of any proprietary, ground or other lease securing or otherwise
                  related to such Receivable                                                $______________

         (k)      Except as specified in Schedule 1.32(j) to the Loan Agreement, any Receivable which does not mature (A) within three years of the origination of such Receivable with respect to Receivables of Realty or (B) within ten years of the origination of such
                  Receivable with respect to Receivables of Funding                         $______________

         (l)      Any portion of any Receivable which Lender or the applicable
                  Borrower determines to be uncollectible in conformance with
                  Borrowers' underwriting guidelines                                        $______________

         (m)      Any Receivable (i) which has fully matured (including beyond any date to which the applicable Borrower has agreed in
                  writing to extend the original maturity date thereof) and (A)
                  more than sixty days have passed since the date of such
                  maturity or (B) the applicable Borrower has not given written notice to the applicable Account Debtor at maturity reserving its right to demand full payment thereof at any time or (ii)
                  with respect to which three or more required payments have not been made on principal, interest or other material amounts
                  payable thereunder                                                        $______________

         (n)      Any Receivable otherwise deemed ineligible by Lender in its
                  discretion                                                                $______________

7.       Total amount of Ineligible Receivables
         (line 6(a) through 6(n))                                                           $______________

8.       Net Eligible Receivables (line 5 less line 7)                                      $______________

9.       Advance rate of 80%*****                                                           x            80%
                                                                                             ______________
10.      Receivables Availability
         (line 9 times line 8)                                                              $______________

F.       Receivables Fair Market Value Limitation

1.       Fair market value, as determined by Lender,
         of the Eligible Account Debtor Collateral
         securing the Eligible Receivables                                                  $______________

2.       Valuation reserve calculated in accordance
         with Section 2.1(d) of the Loan Agreement                                          $______________

3.       Fair Market Value Net of Reserve
         (line 1 less line 2)                                                               $______________

4.       Advance rate of 75%                                                                x            75%
                                                                                             ______________

----------------
         ***** Formula is based on aggregate Receivables, not individual Receivables.

5.       Fair Market Value Availability (line 4 times line 3)                               $______________

G.       Loan Availability Computation

1.       Total Receivables Availability
         (lesser of line A10 and line B5)                                                   $______________

2.       Plus the lesser of (a) 70% of the liquidation value of each asset comprising part of the Eligible REO as determined by
         Lender, and (b) 25% of the amount on line C1                                       $______________

         LOAN AVAILABILITY                                                                  $______________

                                   EXHIBIT K



                       GUARANTY OF VALIDITY OF COLLATERAL


         To induce TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("Lender"), to enter into the Loan and Security Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used herein and not defined herein are used as defined in the Loan Agreement), by and between Lender, BRT REALTY TRUST, a Massachusetts business trust, and BRT FUNDING CORP., a New York corporation (each a "Borrower," and together, "Borrowers") and to induce Lender to make Revolving Credit Advances to or for the account of Borrowers, and for other good and valuable consideration, receipt of which is hereby acknowledged, I, David W. Kalish, Senior Vice President, Finance of each Borrower, hereby certify in connection with the Loan Agreement, that I am the duly elected Senior Vice President, Finance of each Borrower, that in such capacity I am familiar with each Borrower's properties, businesses and assets, and that I am duly authorized to execute this guarantee on behalf of each Borrower.

         I understand that the Lender is relying on the truth and accuracy of this certificate in connection with the transactions contemplated by the Loan Documents.

         I hereby represent, warrant and guarantee to Lender that:

         8. All Eligible Receivables specified in item 1(I) of Part I of Exhibit A to the Loan Agreement are, and all Receivables evidenced by instruments or chattel paper required to be delivered under Section 6.1(k) of the Loan Agreement will be, in existence and effect, valid, genuine and authentic.

         9. Each Receivable listed in any notice, report, computer magnetic data, or electronic mail file attachment delivered by Borrower pursuant to
Section 4.3(b) or 4.3(i) of the Loan Agreement or listed or described in any other schedule of Receivables maintained by either Borrower or delivered by Borrowers to Lender from time to time shall, except as otherwise clearly set forth in such notice, report, data, file attachment or schedule, represent a bona fide existing obligation of a bona fide Account Debtor in the ordinary course of business which will be due and owing in accordance with the terms set forth in the instruments and other documents evidencing such Receivable, subject to any legal or equitable rights, claims or counterclaims which may be raised by a party in interest thereto.

         10. I will not, directly or indirectly, be a party to any act, action or proceeding whereby any Receivables or any proceeds thereof are diverted from or not remitted to a Collection Account or any other account established pursuant to the Collection Account Agreement, and if the same comes to my attention, I will immediately so advise Lender.

         11. All reports, statements and schedules as to quantities, locations and descriptions of Collateral, including, without limitation, all schedules and exhibits to the Loan Agreement and all financial reports and statements of Borrowers, or either of them, submitted and to be submitted to Lender pursuant to the Loan Agreement and the other Loan Documents to which Borrowers are a party are and shall be true and complete in all material respects.

         12. In the event of any breach of the representations, warranties and guarantees herein contained, or in the event of fraud or misrepresentation by me, I shall be liable to Lender for any loss or damage suffered by Lender as a proximate result of such breach, and for costs, expenses and reasonable attorneys' fees relating thereto.

         13. THIS GUARANTY OF VALIDITY OF COLLATERAL SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW. I HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDINGS ARISING UNDER THIS GUARANTY OF VALIDITY OF COLLATERAL OR IN ANY WAY CONNECTED WITH OR RELATED TO OR INCIDENTAL TO MY DEALINGS AND THOSE OF LENDER OR EITHER OF US WITH RESPECT TO THIS GUARANTY OF VALIDITY OF COLLATERAL, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

         IN WITNESS WHEREOF, this Guaranty of Validity of Collateral has been duly executed and delivered by Collateral Guarantor as of the 18th day of May, 1999.




                                             ___________________________________
                                             Name: David W. Kalish
                                             Title: Senior Vice President,
                                                    Finance

                                                                       EXHIBIT L


                             STOCK PLEDGE AGREEMENT


         This Stock Pledge Agreement (this "Agreement") is entered into as of May 18, 1999 made by BRT REALTY TRUST, a Massachusetts business trust (the "Pledgor"), in favor of TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation (the "Pledgee").


                              W I T N E S S E T H :


         WHEREAS, BRT Funding Corp., a New York corporation (the "Issuer"), the Pledgor and the Pledgee are entering into a Loan and Security Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement), pursuant to which the Pledgee has agreed to make loans and other financial accommodations to the Pledgor;

         WHEREAS, the Pledgor is the legal and beneficial owner of the Pledged Shares (as defined below); and

         WHEREAS, it is a condition precedent to the effectiveness of the Loan Agreement that the Pledgor shall have executed this Agreement and made the pledge in favor of the Pledgee contemplated hereby.

         NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and to induce the Pledgee to enter into the Loan Agreement and to make loans and other extensions of credit thereunder, the Pledgor hereby agrees with the Pledgee as follows:

         SECTION 1. PLEDGE THE PLEDGOR HEREBY PLEDGES AND ASSIGNS TO THE PLEDGEE AND GRANTS TO THE PLEDGEE A CONTINUING LIEN ON AND SECURITY INTEREST IN ALL OF ITS RIGHT, TITLE AND INTEREST IN AND TO THE FOLLOWING (THE "COLLATERAL"):

                  (a) All the issued and outstanding shares of capital stock of the Issuer set forth on Schedule I hereto (the "Pledged Shares") and the certificates representing such Pledged Shares and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange, redemption, reissue or substitution for any or all of such Pledged Shares, all additional shares of capital stock and other securities of the Issuer from time to time acquired by the Issuer in any manner (which shares shall be deemed to be part of the Pledged Shares) and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

                  (b) To the extent not covered by clause (a) above, all proceeds of any or all of the foregoing Collateral.

         SECTION 2. SECURITY FOR INDEBTEDNESS THIS AGREEMENT SECURES THE PROMPT AND COMPLETE PAYMENT AND PERFORMANCE WHEN DUE (AT STATED MATURITY, BY ACCELERATION OR OTHERWISE) OF ALL OF THE INDEBTEDNESS.

         SECTION 3. DELIVERY OF COLLATERAL THE CERTIFICATES EVIDENCING THE PLEDGED SHARES SHALL BE DELIVERED TO AND HELD BY THE PLEDGEE PURSUANT HERETO AND SHALL BE IN SUITABLE FORM FOR TRANSFER BY DELIVERY, OR SHALL BE ACCOMPANIED BY UNDATED STOCK POWERS WITH RESPECT TO THE PLEDGED SHARES, ALL IN FORM AND SUBSTANCE SATISFACTORY TO THE PLEDGEE AND DULY EXECUTED IN BLANK.

         SECTION 4. REPRESENTATIONS AND WARRANTIES THE PLEDGOR REPRESENTS AND WARRANTS THAT:

                  (a) It is the legal and beneficial owner of the Pledged Shares, including, without limitation, the Pledged Shares, free and clear of any Lien except for the Lien created by this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office.

                  (b) It has full right, power and authority to enter into this Agreement and to grant the security interest in the Collateral granted hereby.

                  (c) The Pledged Shares constitute all of the issued and outstanding shares of capital stock of the Issuer.

                  (d) This Agreement is the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

                  (e) The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  (f) The pledge of the Collateral pursuant to this Agreement creates a valid security interest in the Collateral securing the payment of the Indebtedness and, upon the Pledgee obtaining and maintaining continuous possession of the certificates evidencing the Pledged Shares or filing financing statements covering the Collateral and naming the Pledgor as debtor and the Pledgee as the secured party in the appropriate filing offices, will constitute a perfected first priority security interest in the Collateral.

                  (g) No authorization, approval, or other action by, and no notice to or filing with, any court, administrative agency, governmental authority or regulatory body is required for (A) the pledge by the Pledgor of the Collateral pursuant to this Agreement, the grant by the Pledgor of the security interest granted hereby or the execution, delivery or performance of this Agreement by the Pledgor, (B) the perfection of or exercise by the Pledgee of its rights and remedies provided for in this Agreement, except as specified in Sections 4(f) and 13 hereof, respectively, or (C) the exercise by the Pledgee of the rights or the remedies provided for in this Agreement.

         SECTION 5. FURTHER ASSURANCES AND COVENANTS THE PLEDGOR COVENANTS AND AGREES THAT:

                  (a) At any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgee may reasonably request, to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Pledgee may reasonably request, to perfect and preserve the assignment and security interest granted or purported to be granted hereby.

                  (b) It will not (i) vote to enable, or take any other action to permit, the Issuer to issue any shares of capital stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any shares of capital stock or other equity securities of any nature of the Issuer or (ii) enter into any agreement or undertaking restricting the right or ability of the Pledgee to sell, assign or transfer any of the Collateral.

                  (c) The Pledgee may file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Pledgor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                  (d) Except upon the payment in full in cash of the Indebtedness and the termination of the Pledgee to make loans under the Loan Agreement, it will not (i) sell, transfer, convey, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except in favor of the Pledgee.

                  (e) The Pledgor shall, immediately upon receipt or sending thereof, send to the Pledgee copies of any notices, communications, or other documents received or sent by or on behalf of the Pledgor from or on behalf of the Issuer in connection with the Pledged Shares.

         SECTION 6.  INDEMNITY AND EXPENSES.

                  (a) The Pledgor hereby indemnifies the Pledgee from and against any and all claims, damages, losses, liabilities and expenses arising out of, incurred in connection with, or resulting from this Agreement (including, without limitation, administration or enforcement of this Agreement) other than such as may arise from the Pledgee's gross negligence or willful misconduct.

                  (b) The Pledgor will, upon demand, pay to the Pledgee the amount of any and all out-of-pocket expenses including, without limitation, the reasonable fees of attorneys and related expenses incurred by the Pledgee in connection with (i) the enforcement of this Agreement (including any waiver or amendment related hereto), (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the failure of the Pledgor or the Issuer to perform or observe any of the provisions hereof or (iv) any action taken by the Pledgee pursuant to this Agreement.

         SECTION 7.  VOTING RIGHTS; DIVIDENDS; ETC.

                  (a) So long as no Event of Default shall have occurred and be continuing:

                           (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement.

                           (ii) The Pledgor shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Shares; provided, however, that any and all:

                                    (A) dividends paid or payable other than in
                           cash, and instruments and other property received, receivable or otherwise distributed, in respect of or in exchange for any Pledged Shares,

                                    (B) dividends and other distributions paid
                           or payable in cash in respect of the Pledged Shares in connection with a partial or total liquidation or dissolution of the Issuer or in connection with a reduction of capital, capital surplus or paid-in-surplus of the Issuer, and

                                    (C) cash paid, payable or otherwise
                           distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Shares shall be, and shall be forthwith delivered to the Pledgee to hold as, Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

                           (iii) The Pledgee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to clause (i) above.

                  (b) Upon the occurrence and during the continuance of an Event of Default:

                           (i) All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Pledgee who shall thereupon have the sole right to exercise such voting and other consensual rights.

                           (ii) All rights of the Pledgor to receive the dividends paid in respect of the Pledged Shares that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof shall cease, and all such rights shall thereupon become vested in the Pledgee, who shall thereupon have the sole right to receive and hold as Collateral such dividends.

                           (iii) All dividends received by the Pledgor contrary to the provisions of clause (ii) of this Section 7(b) shall be received in trust for the benefit of the Pledgee, shall be segregated from the other funds of the Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

         SECTION 8. RECORDS THE PLEDGOR WILL HOLD AND PRESERVE ALL RECORDS PERTAINING TO THE COLLATERAL AND WILL PERMIT REPRESENTATIVES OF THE PLEDGEE AT ANY TIME DURING NORMAL BUSINESS HOURS TO INSPECT AND MAKE ABSTRACTS FROM SUCH RECORDS.

         SECTION 9. PLEDGEE APPOINTED ATTORNEY-IN-FACT THE PLEDGOR HEREBY APPOINTS THE PLEDGEE THE PLEDGOR'S ATTORNEY-IN-FACT, WITH FULL AUTHORITY IN THE PLACE AND STEAD OF THE PLEDGOR AND IN THE NAME OF THE PLEDGOR OR OTHERWISE, FROM TIME TO TIME IN THE PLEDGEE'S DISCRETION TO TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH THE PLEDGEE MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, TO RECEIVE, ENDORSE AND COLLECT ALL INSTRUMENTS MADE PAYABLE TO THE PLEDGOR REPRESENTING ANY DIVIDEND OR OTHER DISTRIBUTION IN RESPECT OF THE COLLATERAL OR ANY PART THEREOF AND TO GIVE FULL DISCHARGE FOR THE SAME. THE PLEDGOR HEREBY AUTHORIZES AND INSTRUCTS THE ISSUER TO COMPLY WITH ANY INSTRUCTION RECEIVED BY IT FROM THE PLEDGEE IN WRITING THAT (A) STATES THAT AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING AND (B) IS OTHERWISE IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, WITHOUT ANY OTHER OR FURTHER INSTRUCTIONS FROM THE PLEDGOR, AND THE PLEDGOR AGREES THAT THE ISSUER SHALL BE

FULLY PROTECTED IN SO COMPLYING. THE PLEDGOR HEREBY RATIFIES ALL THAT SUCH ATTORNEY SHALL LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF. THIS POWER OF ATTORNEY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE.

         SECTION 10. PLEDGEE MAY PERFORM IF THE PLEDGOR FAILS TO PERFORM ANY AGREEMENT CONTAINED HEREIN, THE PLEDGEE MAY PERFORM, OR CAUSE PERFORMANCE OF, SUCH AGREEMENT, AND THE EXPENSES OF THE PLEDGEE INCURRED IN CONNECTION THEREWITH SHALL BE PAYABLE BY THE PLEDGOR.

         SECTION 11. REASONABLE CARE THE PLEDGEE SHALL BE DEEMED TO HAVE EXERCISED REASONABLE CARE IN THE CUSTODY AND PRESERVATION OF THE COLLATERAL IN ITS POSSESSION IF THE COLLATERAL IS ACCORDED TREATMENT SUBSTANTIALLY EQUAL TO THAT WHICH THE PLEDGEE ACCORDS ITS OWN PROPERTY, IT BEING UNDERSTOOD THAT THE PLEDGEE SHALL NOT HAVE THE RESPONSIBILITY UNDER THIS AGREEMENT FOR (i) ASCERTAINING OR TAKING ACTION WITH RESPECT TO CALLS, CONVERSIONS, EXCHANGES, TENDERS OR OTHER MATTERS RELATIVE TO ANY COLLATERAL, WHETHER OR NOT THE PLEDGEE HAS OR IS DEEMED TO HAVE KNOWLEDGE OF SUCH MATTERS OR (ii) TAKING ANY NECESSARY STEPS TO PRESERVE RIGHTS AGAINST ANY PARTIES WITH RESPECT TO ANY COLLATERAL.

         SECTION 12. REMEDIES UPON DEFAULT IF ANY EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, THE PLEDGEE MAY EXERCISE IN RESPECT OF THE COLLATERAL, IN ADDITION TO OTHER RIGHTS AND REMEDIES PROVIDED FOR HEREIN OR OTHERWISE AVAILABLE TO IT, ALL THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER THE UCC, AND THE PLEDGEE MAY ALSO, WITHOUT NOTICE EXCEPT AS SPECIFIED BELOW, SELL THE COLLATERAL OR ANY PART THEREOF IN ONE OR MORE PARCELS AT PUBLIC OR PRIVATE SALE, AT ANY EXCHANGE OR BROKER'S BOARD OR AT ANY OF THE PLEDGEE'S OFFICES OR ELSEWHERE, FOR CASH, ON CREDIT OR FOR FUTURE DELIVERY, AND UPON SUCH OTHER TERMS AS THE PLEDGEE MAY DEEM COMMERCIALLY REASONABLE. THE PLEDGOR AGREES THAT, TO THE EXTENT NOTICE OF SALE SHALL BE REQUIRED BY LAW, AT LEAST FIVE DAYS' NOTICE TO THE PLEDGOR OF THE TIME AND PLACE OF ANY PUBLIC SALE OR THE TIME AFTER WHICH ANY PRIVATE SALE IS TO BE MADE SHALL CONSTITUTE REASONABLE NOTIFICATION. THE PLEDGEE SHALL NOT BE OBLIGATED TO MAKE ANY SALE OF COLLATERAL REGARDLESS OF NOTICE OF SALE HAVING BEEN GIVEN. THE PLEDGEE MAY ADJOURN ANY PUBLIC OR PRIVATE SALE FROM TIME TO TIME BY ANNOUNCEMENT AT THE TIME AND PLACE FIXED THEREFOR, AND SUCH SALE MAY, WITHOUT FURTHER NOTICE, BE MADE AT THE TIME AND PLACE TO WHICH IT WAS SO ADJOURNED. IF AN EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, THE PLEDGEE MAY, AT ANY TIME IN ITS DISCRETION AND WITHOUT NOTICE TO THE PLEDGOR EXCEPT AS REQUIRED BY APPLICABLE LAW, PURSUANT TO THE POWER OF ATTORNEY GRANTED HEREIN, TRANSFER THE PLEDGED SHARES ON THE BOOKS OF THE PLEDGOR AND THE ISSUER, IN WHOLE OR IN PART, TO THE NAME OF THE PLEDGEE OR SUCH OTHER PERSON OR PERSONS AS THE PLEDGEE MAY DESIGNATE, REGISTER IN THE NAME OF THE PLEDGEE OR SUCH OTHER PERSON OR PERSONS AS THE PLEDGEE MAY DESIGNATE ANY OR ALL OF THE PLEDGED SHARES AND TAKE ALL SUCH OTHER AND FURTHER ACTION AS THE PLEDGOR COULD HAVE TAKEN WITH RESPECT TO THE PLEDGED SHARES WHICH THE PLEDGEE IN ITS ABSOLUTE DISCRETION DETERMINES TO BE COMMERCIALLY REASONABLE AND APPROPRIATE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. IN ADDITION, THE PLEDGEE SHALL HAVE THE RIGHT AT ANY TIME TO EXCHANGE CERTIFICATES OR INSTRUMENTS REPRESENTING OR EVIDENCING PLEDGED SHARES FOR CERTIFICATES OR INSTRUMENTS OF SMALLER OR LARGER DENOMINATIONS.

         SECTION 13. RESTRICTED COLLATERAL THE PLEDGEE MAY BE UNABLE TO EFFECT A PUBLIC SALE OF ALL OR A PART OF THE COLLATERAL BY REASON OF CERTAIN PROHIBITIONS CONTAINED IN THE SECURITIES ACT OF 1933, AS AMENDED FROM TIME TO TIME (THE "SECURITIES ACT"), OR IN APPLICABLE BLUE SKY OR OTHER STATE SECURITIES LAWS, AS NOW OR HEREAFTER IN EFFECT, BUT MAY BE COMPELLED TO RESORT TO ONE OR MORE PRIVATE SALES TO A RESTRICTED GROUP OF PURCHASERS WHO WILL BE OBLIGED TO AGREE, AMONG OTHER THINGS, TO ACQUIRE SUCH COLLATERAL FOR THEIR OWN ACCOUNT, FOR INVESTMENT, AND NOT WITH A VIEW TO THE DISTRIBUTION OR RESALE THEREOF. THE PLEDGOR AGREES THAT PRIVATE SALES OF THE COLLATERAL MAY BE MADE UPON FIVE DAYS' NOTICE TO THE PLEDGOR AND MAY BE AT PRICES AND OTHER TERMS LESS FAVORABLE TO THE SELLER THAN IF THE COLLATERAL WERE SOLD AT PUBLIC SALES.

         SECTION 14. APPLICATION OF PROCEEDS ALL FUNDS HELD BY THE PLEDGEE AS COLLATERAL AND ALL CASH PROCEEDS RECEIVED BY THE PLEDGEE IN RESPECT OF ANY SALE OF, COLLECTION FROM, OR OTHER REALIZATION UPON, ALL OR ANY PART OF THE COLLATERAL SHALL BE APPLIED IN A MANNER DETERMINED BY THE PLEDGEE IN ITS SOLE JUDGMENT SUBJECT TO THE PROVISIONS OF THE UCC. ANY SURPLUS OF SUCH CASH OR CASH PROCEEDS HELD BY THE PLEDGEE AND REMAINING AFTER THE FULL AND FINAL PAYMENT OF ALL THE INDEBTEDNESS SHALL BE PAID OVER TO THE PLEDGOR OR TO SUCH OTHER PERSON TO WHICH THE PLEDGEE MAY BE REQUIRED UNDER APPLICABLE LAW, OR DIRECTED BY A COURT OF COMPETENT JURISDICTION, TO MAKE PAYMENT OF SUCH SURPLUS.

         SECTION 15. AMENDMENTS, ETC NO AMENDMENT OF ANY PROVISION OF THIS AGREEMENT SHALL IN ANY EVENT BE EFFECTIVE UNLESS THE SAME SHALL BE IN WRITING AND SIGNED BY THE PLEDGOR AND THE PLEDGEE. NO WAIVER OF ANY PROVISION OF THIS AGREEMENT, OR CONSENT TO ANY DEPARTURE BY THE PLEDGOR HEREFROM, SHALL IN ANY EVENT BE EFFECTIVE UNLESS THE SAME SHALL BE IN WRITING AND SIGNED BY THE PLEDGEE, AND THEN SUCH WAIVER OR CONSENT SHALL BE EFFECTIVE ONLY IN THE SPECIFIC INSTANCE AND FOR THE SPECIFIC PURPOSE FOR WHICH GIVEN. NO FAILURE TO EXERCISE NOR ANY DELAY IN EXERCISING ON THE PART OF THE PLEDGEE ANY RIGHT, POWER OR PRIVILEGE UNDER THIS AGREEMENT SHALL OPERATE AS A WAIVER THEREOF. NO SINGLE OR PARTIAL EXERCISE OF ANY RIGHT, POWER OR PRIVILEGE UNDER THIS AGREEMENT SHALL PRECLUDE ANY OTHER OR FURTHER EXERCISE THEREOF OR THE EXERCISE OF ANY OTHER RIGHT, POWER OR PRIVILEGE.

         SECTION 16.  SECURITY INTEREST ABSOLUTE ALL RIGHTS OF THE
PLEDGEE AND SECURITY INTERESTS HEREUNDER, AND ALL OBLIGATIONS OF THE PLEDGOR HEREUNDER, SHALL BE ABSOLUTE AND UNCONDITIONAL IRRESPECTIVE OF:

                  (a) any lack of validity or enforceability of any of the Loan Documents;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness, or any other amendment or waiver of or any consent to departure from any of the Loan Documents;

                  (c) any taking and holding of collateral or guaranty for all or any of the Indebtedness, or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any collateral or such guaranty, or any non-perfection of any collateral, or any consent to departure from any such guaranty;

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Indebtedness, or the manner of sale of any collateral;

                  (e) any consent by the Pledgee to the restructure of the Indebtedness, or any other restructure or refinancing of the Indebtedness or any portion thereof;

                  (f) any modification, compromise, settlement or release by the Pledgee, by operation of law or otherwise, collection or other liquidation of the Indebtedness or the liability of any guarantor, or of any collateral, in whole or in part, and any refusal of payment by the Pledgee, in whole or in part, from any obligor or guarantor in connection with any of the Indebtedness, whether or not with notice to, or further assent by, or any reservation of rights against, the Pledgor; or

                  (g) any other circumstance (including, without limitation, any statute of limitations) which might otherwise constitute a defense available to, or a discharge of, any third party pledgor.

         SECTION 17. ADDRESSES FOR NOTICES ALL NOTICES, DEMANDS, REQUESTS AND OTHER COMMUNICATIONS PROVIDED FOR HEREUNDER SHALL BE IN WRITING AND GIVEN TO THE PLEDGEE OR THE PLEDGOR BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, BY OVERNIGHT DELIVERY SERVICE WITH ALL CHARGES PREPAID, OR BY TELECOPIER (FOLLOWED BY A HARD COPY BY OVERNIGHT MAIL) TO THE ADDRESSES SPECIFIED IN SECTION 8.2 OF THE LOAN AGREEMENT. ANY NOTICE GIVEN IN THE MANNER AFORESAID SHALL BE DEEMED TO HAVE BEEN SERVED, AND SHALL BE EFFECTIVE FOR ALL PURPOSES HEREOF, (i) IF GIVEN BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ON THE EARLIER OF THE THIRD DAY FOLLOWING THE DAY ON WHICH IT IS POSTED OR THE DATE OF ITS RECEIPT BY THE PARTY TO BE NOTIFIED, (ii) IF SENT BY OVERNIGHT DELIVERY SERVICE, WHEN RECEIVED OR WHEN DELIVERY IS REFUSED AND (iii) IF SENT BY TELECOPIER, WHEN RECEIPT OF SUCH TRANSMISSION IS CONFIRMED, PROVIDED THAT SUCH NOTICE BY TELECOPIER IS FOLLOWED BY A HARD COPY VIA OVERNIGHT DELIVERY SERVICE. EITHER PARTY TO THIS AGREEMENT SHALL HAVE THE RIGHT TO CHANGE ITS ADDRESS FOR THE PURPOSE OF THIS AGREEMENT BY GIVING AT LEAST THREE DAYS' PRIOR WRITTEN NOTICE OF ANY SUCH CHANGE TO THE OTHER PARTY HERETO IN THE MANNER SPECIFIED HEREIN.

         SECTION 18. CONTINUING SECURITY INTEREST; ASSIGNMENTS OF SECURED DEBT THIS AGREEMENT SHALL CREATE A CONTINUING SECURITY INTEREST IN THE COLLATERAL AND SHALL (a) REMAIN IN FULL FORCE AND EFFECT UNTIL RELEASED IN ACCORDANCE HEREWITH,
(b) BE BINDING UPON THE PLEDGOR AND ITS SUCCESSORS AND ASSIGNS, AND (c) INURE, TOGETHER WITH THE RIGHTS AND REMEDIES OF THE PLEDGEE HEREUNDER, TO THE BENEFIT OF THE PLEDGEE AND ITS SUCCESSORS AND ASSIGNS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING CLAUSE (c), THE PLEDGEE MAY ASSIGN OR OTHERWISE TRANSFER ALL OR ANY PORTION OF ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT TO ANY OTHER PERSON TO WHICH THE INDEBTEDNESS IS ASSIGNED PURSUANT TO THE LOAN AGREEMENT, AND SUCH OTHER PERSON SHALL THEREUPON BECOME VESTED WITH ALL THE BENEFITS IN RESPECT HEREOF GRANTED TO THE PLEDGEE HEREIN.

         SECTION     RELEASE; TERMINATION OF AGREEMENT UPON THE PAYMENT IN FULL
IN CASH OF THE INDEBTEDNESS AND THE TERMINATION OF THE AGREEMENT OF THE PLEDGEE TO MAKE LOANS UNDER THE LOAN AGREEMENT, THIS AGREEMENT SHALL TERMINATE AND ALL RIGHTS IN THE COLLATERAL SHALL REVERT TO THE PLEDGOR. AT SUCH TIME, THE PLEDGEE SHALL, UPON THE REQUEST AND AT THE EXPENSE OF THE PLEDGOR, (A) EXECUTE AND DELIVER TO THE PLEDGOR SUCH DOCUMENTS AS THE PLEDGOR SHALL REASONABLY REQUEST TO EVIDENCE SUCH TERMINATION AND (B) REASSIGN AND REDELIVER TO THE PLEDGOR ALL OF THE COLLATERAL HEREUNDER WHICH HAS NOT BEEN SOLD, DISPOSED OF, RETAINED OR APPLIED BY THE PLEDGEE IN ACCORDANCE WITH THE TERMS HEREOF. SUCH REASSIGNMENT AND REDELIVERY SHALL BE WITHOUT REPRESENTATION OR WARRANTY BY OR RECOURSE TO THE PLEDGEE, EXCEPT AS TO THE ABSENCE OF ANY LIENS CREATED BY THE PLEDGEE.

         SECTION 20. SEVERABILITY OF PROVISIONS Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 21. GOVERNING LAW/VENUE THIS AGREEMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW. THE PLEDGOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK IN ANY PROCEEDING RELATING TO THIS AGREEMENT AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT BY ANY MEANS ALLOWED UNDER NEW YORK OR FEDERAL LAW. VENUE FOR ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT MAY BE NEW YORK COUNTY IN THE STATE OF NEW YORK, PROVIDED THAT THE PLEDGEE MAY CHOOSE VENUE IN ANY OTHER STATE IN A COURT OF COMPETENT JURISDICTION IN THE EXERCISE OF ITS SOLE DISCRETION.

         SECTION 22. WAIVER OF JURY TRIAL, ETC EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDING (A) ARISING UNDER THIS AGREEMENT OR ANY AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (B) IN ANY WAY CONNECTED WITH OR RELATED TO OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR EITHER OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PLEDGOR AND THE PLEDGEE HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL, WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THE PLEDGOR WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 22 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         SECTION 23. AGREEMENT OF ISSUER THE ISSUER AGREES TO BE BOUND BY AND COMPLY WITH THE TERMS OF THIS AGREEMENT INSOFAR AS SUCH TERMS ARE APPLICABLE TO THE ISSUER.

         IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed by its proper and duly authorized officer as of the date first set forth above.


                                             BRT REALTY TRUST



                                             By:________________________________
                                                Name:  David W. Kalish
                                                Title: Senior Vice President,
                                                       Finance

                                                                      SCHEDULE I


                                 PLEDGED SHARES


                                                  Percentage of
Certificate        Class of         No. of      Outstanding Shares
    No.          Capital Stock      Shares          of Issuer
-----------      -------------      ------      ------------------
     2              Common           100              100%

                           ACKNOWLEDGEMENT AND CONSENT


         The undersigned hereby acknowledges receipt of a copy of the Stock Pledge Agreement, dated as of May 18, 1999 (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"), made by BRT Realty Trust in favor of Transamerica Business Credit Corporation. The undersigned shall be bound by and comply with the terms of the Pledge Agreement insofar as such terms are applicable to the undersigned.

                                             BRT FUNDING CORP.



                                             By:________________________________
                                                Name:  David W. Kalish
                                                Title: Senior Vice President,
                                                            Finance